      As filed with the Securities and Exchange Commission on May 22, 2002


                     Registration Nos. 333-75716, 333-75716-01 and 333-75716-02
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          AMERICAN EXPRESS MASTER TRUST
                          (Issuer of the Certificates)

              AMERICAN EXPRESS                   AMERICAN EXPRESS
               CENTURION BANK           RECEIVABLES FINANCING CORPORATION
                  (Originators of the Trust described herein)
     (Exact Names of Registrants as Specified in Their Respective Charters)

                    Utah                                                  Delaware
(State or Other Jurisdiction of Organization)          (State or Other Jurisdiction of Organization)
                 11-2869526                                              13-3632012
   (I.R.S. Employer Identification Number)                (I.R.S. Employer Identification Number)
           6985 Union Park Center                                      40 Wall Street
             Midvale, Utah 84047                                     Mail Stop 10-19-06
               (801) 565-5000                                     New York, New York 10005
                                                                       (917) 639-8396

       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Office)

                             Louise M. Parent, Esq.
                  Executive Vice President and General Counsel
                            American Express Company
                                90 Hudson Street
                               Mail Stop 32-08-10
                          Jersey City, New Jersey 07302
                                  201-209-4999
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                   Copies To:


           Carol Schwartz, Esq.                   Kevin J. Cooper, Esq.                 Alan M. Knoll, Esq.
              Group Counsel                           Group Counsel             Orrick, Herrington & Sutcliffe LLP
         American Express Company               American Express Company                  666 Fifth Avenue
              40 Wall Street                        90 Hudson Street                  New York, New York 10103
            Mail Stop 10-19-04                     Mail Stop 32-08-11                      (212) 506-5077
         New York, New York 10005             Jersey City, New Jersey 07302
              (917) 639-3298                         (201) 209-4999

   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed maximum     Proposed maximum
              Title of securities                   Amount to be        aggregate price         aggregate            Amount of
               to be registered                  registered (a)(b)    per certificate(c)    offering price(c)   registration fee(d)
-----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates ....................     $5,000,000,000            100%            $5,000,000,000           $460,000
-----------------------------------------------------------------------------------------------------------------------------------


(a) With respect to any Asset Backed Certificates issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b) With respect to any Asset Backed Certificates denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Certificate is first offered.

(c) Estimated solely for the purpose of calculating the registration fee.
(d) $239 of which was paid in connection with the initial filing of this Registration Statement. In addition, a filing fee of $250,750 was paid with Registration Statement No. 333-51045 in connection with $850,000,000 of unissued Asset Backed Securities registered by American Express Centurion Bank and American Express Receivables Financing Corporation under Registration Statement No. 333-51045, initially filed on April 27, 1998, and is being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended.


   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall subsequently become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                INTRODUCTORY NOTE

   This Registration Statement includes:

    o a form of base prospectus relating to accounts receivable trust certificates of the American Express Master Trust; and

    o a representative form of prospectus supplement to the base prospectus relating to the offering by American Express Master Trust of a series of accounts receivable trust certificates.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE AND WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED.

                  Representative Form of Prospectus Supplement


                    SUBJECT TO COMPLETION DATED MAY 22, 2002


[AMERICAN EXPRESS(R) LOGO]

           Prospectus Supplement to Prospectus dated __________, 2002

                          American Express Master Trust
                                     Issuer

               American Express Receivables Financing Corporation

                         American Express Centurion Bank
                                   Transferors

             American Express Travel Related Services Company, Inc.
                                    Servicer

         Class A Accounts Receivable Trust Certificates, Series 2002-_


The trust will issue-

                                      Class A certificates
                                      --------------------
Principal amount                      $___________
Interest rate                         One-month LIBOR plus ____% per year
Interest payment dates                Monthly, beginning ___________, 2002
Expected final payment date           __________________
Legal final maturity date             _____________________
Price to public                       $___________ (or _______%)
Underwriting discount                 $_________ (or _____%)
Proceeds to transferors               $___________ (or ______%)

Credit enhancement-

The trust also will issue $_____________ initial amount of Class B certificates. The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates.

We expect to issue your series of certificates on or about __________, 2002. We will deliver your series of certificates in book-entry form.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  Underwriters

A Co.
                                      B Co.
                                                                          C Co.

                                __________, 2002


--------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

 A certificate is not a deposit, and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

 The certificates will represent interests in the trust only and will not represent interests in or obligations of American Express, American Express Travel Related Services Company, Inc. or any of their affiliates.

 This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

              Important Notice About Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus supplement, which describes the specific terms of your series of certificates and (2) the accompanying prospectus, which provides general information about each series of certificates which may be issued by the American Express Master Trust, some of which may not apply to your series of certificates.

   This prospectus supplement may be used to offer and sell the Class A certificates only if accompanied by the prospectus.

   This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of your Class A certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   You should rely only on the information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

   Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" on page S-32 in this prospectus supplement and on page 82 in the accompanying prospectus.

                                Table of Contents


                                                                            Page
                                                                            ----
Transaction Summary...................................................       S-4
Prospectus Supplement Summary.........................................       S-5
Introduction..........................................................      S-10
Maturity Considerations...............................................      S-10
Domestic Consumer Charge Card Business ...............................      S-12
 Portfolio Experience ................................................      S-12
Designated Accounts...................................................      S-16
 General .............................................................      S-16
Use of Proceeds.......................................................      S-17
RFC, Centurion and Credco.............................................      S-17
 RFC .................................................................      S-17
 Centurion ...........................................................      S-18
 Credco ..............................................................      S-18
The Servicer..........................................................      S-18
Series Provisions.....................................................      S-18
 Interest Provisions .................................................      S-18
 Principal Payments ..................................................      S-19
 Postponement of the Controlled Accumulation Period...................      S-20


                                                                            Page
                                                                            ----
 Subordination .......................................................      S-21
 Allocation Percentages ..............................................      S-21
 Principal Collections ...............................................      S-21
 Principal Funding Account ...........................................      S-22
 Reserve Account .....................................................      S-22
 Distributions from the Collection Account............................      S-24
 Distribution to Class A Certificateholders...........................      S-25
 Investor Charge-Offs ................................................      S-26
 Addition of Accounts ................................................      S-26
 Optional Repurchase .................................................      S-27
 Pay Out Events ......................................................      S-27
 Servicing Compensation and Payment of Expenses.......................      S-28
ERISA Considerations..................................................      S-29
Underwriting..........................................................      S-30
Glossary of Defined Terms.............................................      S-32
Annex I: Other Series Issued and Outstanding .........................      S-38

                               Transaction Summary

Trust and Issuer:                    American Express Master Trust

Transferors:                         American Express Receivables Financing
                                     Corporation and American Express Centurion
                                     Bank

Servicer:                            American Express Travel Related Services
                                     Company, Inc.

Trustee:                             The Bank of New York

Closing Date:                        __________, 2002

Clearance and Settlement:            DTC/Clearstream/Euroclear

Primary Trust Assets:                Receivables generated in the pay-in-full
                                     portion of American Express(R) Card,
                                     American Express(R) Gold Card and Platinum
                                     Card(R) accounts

Servicing Fee Rate:                  2.0% per year

                                     Class A certificates

Initial Principal Amount:            $___________

Percentage of Series:*               ____%

Anticipated Ratings                  Aaa/AAA
(Moody's/Standard & Poor's):

Credit Enhancement:                  Subordination of the Class B certificates

Interest Rate:                       One-month LIBOR plus ____% per year

Interest Accrual Method:             Actual/360

Distribution Dates:                  Monthly (15th) (or the following business
                                     day if the 15th is not a business day)

First Distribution Date:             ___________, 2002

Certificate Rate Index Reset Date:   Two London business days before each
                                     distribution date

Commencement of Controlled           _____________________
Accumulation Period (subject
to adjustment):

Expected Final Payment Date:         _____________________

Legal Final Maturity Date:           _____________________

ERISA eligibility (investors are     Yes, subject to important considerations
cautioned to consult with            described under "ERISA Considerations" in
their counsel):                      this prospectus supplement and the
                                     accompanying prospectus.

Debt for United States federal       Yes, subject to important considerations
income tax purposes (investors       described under "Federal Income Tax
are cautioned to consult             Consequences" in the accompanying
with their counsel):                 prospectus

---------------
* The percentage of Series 2002-_ comprised by the Class B certificates is ___%.

                          Prospectus Supplement Summary


This summary highlights selected information about the certificates and does not contain all the information that you need to consider in making your investment decisions. You should carefully read in their entirety both this document and the accompanying prospectus before you purchase any certificates.

The Trust

The certificates will be issued by American Express Master Trust, which is a master trust formed in 1992.

The trustee is The Bank of New York.

The Transferors and the Servicer

American Express Centurion Bank and American Express Receivables Financing Corporation are the transferors of the receivables to the trust and American Express Travel Related Services Company, Inc. is the servicer of the receivables.

Offered Securities

The American Express Master Trust is offering $___________ of Class A certificates.

In this document, references to certificates include both Class A certificates and Class B certificates.

Only the Class A certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the Class A certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The Class A certificates are expected to be issued on __________, 2002.

Distribution Dates

Distribution dates for the Class A certificates will be ___________, 2002 and, after that, will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.

Interest

Interest on the Class A certificates will be paid on each distribution date.

The Class A certificates will bear interest at one-month LIBOR, as determined each month, plus ____% per year.

Interest on the Class A certificates will be calculated as follows:


                                   Number of days
    Principal amount at          in interest period         Rate for interest
    end of prior month   X       ------------------   X          period
                                        360

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at
(212) 328-7547.

Principal

Principal of the Class A certificates is expected to be paid in full on the _____________ distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the certificateholders on the close of business on the last day of the _________ due period, but we may begin accumulating at a later date.

The Class A certificates are expected to be paid on the date noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Class A certificates are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until the legal final maturity date of _____________, whichever occurs first.

Class B Certificates

At the same time the Class A certificates are issued, the trust will issue $__________ of Class B floating rate accounts receivable trust certificates as part of Series 2002-_. The Class B certificates will be subordinated to the Class A certificates.

The Class B certificates are not offered by this prospectus supplement and the accompanying prospectus.

Credit Enhancement

Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See "Series Provisions--Distributions from Collection Account" and "--Investor Charge-Offs" in this prospectus supplement for a description of the events which may lead to a reduction of the Class A invested amount and the Class B invested amount.

Other Interests in the Trust

Other Series of Certificates

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust, the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under "Annex I: Other Series Issued and Outstanding" included in this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The trust may issue additional series with terms that may be different from any other series without prior review or consent by you or any other certificateholder.

The Transferor Certificates

The interest in the trust not represented by your series or by any other series is the transferors' interest. The transferors' interest is represented by the transferor certificates. The transferors' interest does not provide credit enhancement for your series or any other series.

The Receivables

The primary assets of the trust are receivables generated in the pay-in-full portion of certain designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R)* accounts, all monies due or to become due in respect of those receivables (including amounts owing for the payment of merchandise and services, annual membership fees and other administrative fees and charges).

As of ____________, 2002, the amount of receivables in the trust was $__________.


----------
* American Express and Platinum Card are registered trademarks of American Express Company.

Collections by the Servicer

The servicer will collect payments on the receivables, will deposit those collections in an account and will keep track of yield collections and principal collections.

Allocations to You and Your Series

Each month, the servicer will allocate yield collections, principal collections and the amount of receivables that are not collected and are written off as uncollectible, called the defaulted receivables.

The amount allocated to your series will be determined based mainly on the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Class A certificates, the invested amount of Series 2002-_ will be $___________.

Registration of the Class A Certificates

The Class A certificates will be issued in book-entry form only and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

Application of Collections

Yield Collections

The trust will apply yield collections for any due period in the following order of priority:

o an amount equal to Class A monthly interest will be paid to the Class A certificateholders;

o an amount equal to Class B monthly interest will be paid to the Class B certificateholders;

o an amount equal to the monthly servicing fee plus any accrued monthly servicing fee that was due but not paid on any prior distribution date will be distributed to the servicer;

o an amount equal to unreimbursed Class A investor charge-offs will be reinvested in the trust or otherwise used to reinstate the certificateholders' interest during the revolving period or deposited in the principal funding account and included in Class A monthly principal during the controlled accumulation period or paid to Class A certificateholders during any early amortization period;

o an amount equal to the investor default amount will be reinvested in the trust or otherwise used to maintain the certificateholders' interest during the revolving period or deposited in the principal funding account and included in Class A monthly principal during the controlled accumulation period or paid to Class A certificateholders during any early amortization period;

o an amount equal to the unpaid accrued interest on the outstanding aggregate principal amount of the Class B certificates will be paid to Class B certificateholders;

o an amount equal to unreimbursed Class B investor charge-offs will be reinvested in the trust or otherwise used to reinstate the certificateholders' interest during the revolving period or deposited in the principal funding account and included in Class A monthly principal during the controlled accumulation period or paid to Class A certificateholders during any early amortization period;

o to fund, in limited circumstances, a reserve account, as described under "Series Provisions--Reserve Account" in this prospectus supplement; and

o to other excess allocation series or paid to the transferors as described in "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series" in the accompanying prospectus.

Principal Collections

The trust will apply your series' share of principal collections each month as follows:

o First, principal collections allocated to the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates not made from yield collections or funds in the reserve account.

o During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, all principal collections otherwise allocable to the certificateholders' interest generally will be reinvested in the trust or otherwise used to maintain the certificateholders' interest.

o The controlled accumulation period is scheduled to begin on the close of business on the last day of the _________ due period, but may begin at a later date. During the controlled accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the Class A certificateholders and Class B certificateholders on the expected final payment date.

o If a pay out event that applies to Series 2002-_ or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will be paid first to the Class A certificateholders until they are paid in full and then to the Class B certificateholders.

o During the controlled accumulation period, any remaining principal collections will be reinvested in the trust or otherwise used to maintain the certificateholders' interest. During an early amortization period, any remaining principal collections will be first made available to other series and then paid to the transferors.

Optional Repurchase

The transferors have the option to repurchase your Class A certificates when the invested amount for your series has been reduced to 10% or less of the initial invested amount. See "Series Provisions--Optional Repurchase" in this prospectus supplement.

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferors, is of the opinion that under existing law your Class A certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Class A certificate, you will agree to treat your certificate as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Rating

At issuance, the Class A certificates are required to be rated in the highest rating category by at least one nationally recognized organization. See "Prospectus Summary--Certificate Ratings" and "Risk Factors--If the Ratings of the Certificates Are Reduced or Withdrawn, Their Market Value Could Decrease" in the accompanying prospectus.

Exchange Listing

An application has been made to list the Class A certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent, for the Class A certificates, Boulevard Konrad Adenauer 2, Luxembourg, phone number 352-4212-2643, to determine whether or not the Class A certificates are listed on the Luxembourg Stock Exchange.

                                  Introduction


   The following provisions of this prospectus supplement contain more detailed information concerning the Class A certificates offered by this prospectus supplement and the accompanying prospectus. The certificates will be issued by the trust pursuant to an amended and restated pooling and servicing agreement, dated as of May 1, 1998, among the servicer, the transferors and the trustee. The pooling and servicing agreement has been amended and may be amended from time to time. In this prospectus supplement and the accompanying prospectus, the pooling and servicing agreement, together with any assignment of receivables in Additional Accounts, is referred to as the pooling and servicing agreement.

   Pursuant to the pooling and servicing agreement, as supplemented by the Series 2002-_ supplement, the trust is issuing $___________ of Class A certificates as part of Series 2002-_. The $__________ of Class B certificates (which are not offered by this prospectus supplement and the accompanying prospectus) also is a part of Series 2002-_. The Class A certificates and the Class B certificates represent interests in the assets of the trust.

                             Maturity Considerations

   The Class A certificateholders are expected to receive payment of principal in full on the Expected Final Payment Date or earlier if a Pay Out Event occurs. If a Pay Out Event occurs, Class A certificateholders will receive payments of principal on each Special Payment Date until the Class A Invested Amount has been paid in full or the Series 2002-_ Termination Date occurs. The Class B certificateholders will not begin to receive payments of principal until the principal of the Class A certificates has been paid in full.

   On each Distribution Date during the Controlled Accumulation Period, deposits of Class A Monthly Principal will be made to the Principal Funding Account in an amount equal to the lesser of:

   (a) the Controlled Deposit Amount, and

   (b) the sum of:

    (i) the Fixed Allocation Percentage of all Principal Collections received during the immediately preceding Due Period,

    (ii) the amount of any Series Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date, and

    (iii) amounts available to pay the Investor Default Amount and reimburse Class A Investor Charge-Offs and Class B Investor Charge-Offs with respect to such Distribution Date.

   Additionally, Excess Principal Collections allocable to the Class A certificates may be used to pay the Controlled Deposit Amount. Assuming that (a) the annualized receivable turnover rate for the Designated Accounts is not less than 2.75, (b) the Yield Factor equals 3.0%, (c) receivables remain constant at the amount outstanding as of ____________, 2002, and (d) a Pay Out Event does not occur during the Controlled Accumulation Period, the transferors expect that on the Expected Final Payment Date there will be sufficient funds on deposit in the Principal Funding Account to pay the Class A Invested Amount in full. The annualized receivable turnover rate described above is less than the lowest receivable turnover rate shown in the "Receivable Turnover Rates for the Portfolio" table shown under "Domestic Consumer Charge Card Business--Portfolio Experience" in this prospectus supplement. However, there can be no assurance that any other series issued prior or concurrently with Series 2002-_ with a revolving period ending after the Revolving Period for Series 2002-1 will not enter into an amortization period or accumulation period prior to the Expected Final Payment Date. Further, the actual rate of accumulation and payment of principal will depend, among other factors, on the rate of repayment, the timing of the receipt of such repayments, the Yield Factor, the receivable turnover rate and the rate of default by Cardmembers.

   Should a Pay Out Event occur with respect to Series 2002-_, the Early Amortization Period will begin on the day that Pay Out Event occurs or is deemed to have occurred. During the Early Amortization Period, distributions of principal to the Class A certificateholders will not be limited by the Controlled Deposit Amount. If the receivables are sold, disposed of or otherwise liquidated following a Pay Out Event or in connection with the Series 2002-_ Termination Date, Class A Monthly Principal will be payable to certificateholders on the following Distribution Date.

   The transferors cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of Series 2002-_ or whether the terms of any previously or subsequently issued series might have an impact on the amount or timing of any such payment of principal. In addition, the amount of outstanding receivables and the delinquencies, charge- offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. See "Risk Factors" and "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series" in the accompanying prospectus.

   There can be no assurance that collections of principal receivables with respect to the Trust Portfolio, and thus the rate at which certificateholders could expect to receive payment of principal on their certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the "Monthly Payment Rates for the Portfolio" table shown under "Domestic Consumer Charge Card Business Portfolio Experience" in this prospectus supplement. As described under "Series Provisions--Principal Payments" in this prospectus supplement, the transferors may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Expected Final Payment Date.

   The trust, as a master trust, has issued ____ other series which are currently outstanding, and may issue additional series from time to time. There can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A certificates could be significantly reduced, thereby reducing the anticipated yield on such certificates.

   Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Expected Final Payment Date in an amount equal to the Class A Invested Amount. See "Risk Factors" in the accompanying prospectus.

                     Domestic Consumer Charge Card Business

Portfolio Experience

   The following tables set forth the historical receivable turnover rate, payment rate, loss experience, periodic yield computation and delinquency experience for each of the periods shown for the entire Portfolio.

   Because the Designated Accounts are only a portion of the Portfolio, actual experience with respect to the Designated Accounts may have been different from that of the Portfolio. Because the Designated Accounts have been selected from the Portfolio in a manner not believed to be adverse to certificateholders and represent a sizable portion of the Portfolio, TRS and the transferors believe that the performance of the Portfolio reflected in the following tables is indicative of the historical performance of the Designated Accounts. Because the Designated Accounts are a fixed pool of Accounts, receivable turnover rate, payment rate, loss experience, periodic yield computation, delinquency experience and the rate of receivable growth with respect to the Designated Accounts may be different from that of the Portfolio in the future.

   Receivable Turnover Rate and Payment Rate Experience. The Accounts are designed for use as a method of payment for the purchase of merchandise and services, and, except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business-- Collection Efforts" in the accompanying prospectus, account balances are due in full each month. Therefore, Accounts cannot be used by Cardmembers for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that Account balances be paid in full each month creates a high monthly payment rate and, therefore, Account balances turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Portfolio experience.

                  Receivable Turnover Rates for the Portfolio
                             (Dollars in thousands)



                                                                             Years Ended December 31,
                                               ------------------------------------------------------------------------------------
                                                   2001          2000           1999           1998          1997           1996
                                               -----------    -----------   -----------    -----------    -----------   -----------
Charge Volume and Fees(1) ..................   $__________    $84,750,964   $75,431,288    $68,554,377    $65,311,110   $62,207,966
Average Receivables Outstanding(2) .........   $ _________    $ 9,629,369   $ 8,436,247    $ 7,758,109    $ 7,808,748   $ 7,385,284
Receivables Turnover Rate(3) ...............          ____           8.80          8.94           8.84           8.36          8.42

---------------
(1) Charge Volume and Fees is the sum of (a) amounts charged by Cardmembers for merchandise and services for each period shown and (b) all membership and administrative fees billed to Accounts for each period shown. Charge Volume and Fees includes amounts billed under the Privileged Assets program, which amounts are not material.

                                             (footnotes continued on next page)

(2) Average Receivables Outstanding is the arithmetic average of the month end Portfolio balances including the opening Portfolio balance for each period shown.
(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Receivables Outstanding for each period shown.

                   Monthly Payment Rates for the Portfolio(1)


                                                                                               Years Ended December 31,
                                                                                   ------------------------------------------------
                                                                                    2001    2000     1999     1998    1997     1996
                                                                                   -----    -----   -----    -----    -----   -----
Monthly Average Rate ...........................................................   _____%   75.36%  81.11%   80.76%   77.94%  76.09%
Highest Monthly Rate ...........................................................   _____%   80.69%  85.01%   86.92%   81.07%  78.48%
Lowest Monthly Rate ............................................................   _____%   69.25%  70.27%   70.21%   67.86%  69.93%

---------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off Receivables) during each month by that month's opening billed balance.

   There can be no assurance that the receivable turnover rate and the monthly payment rate, and thus the rate at which certificateholders can expect principal to be paid on and after the Principal Commencement Date, including on or following the Expected Final Payment Date or during any Early Amortization Period, will be similar to the historical Portfolio experience set forth above.

   Periodic Yield Computation. Receivables originated under the Accounts, consisting of amounts charged by Cardmembers for merchandise and services, annual membership fees and certain other administrative fees billed to Cardmembers on the Accounts, are not (except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts" in the accompanying prospectus) subject to a monthly finance charge. As a result, in order to provide yield to the trust on the related receivables, pursuant to the pooling and servicing agreement, a portion of the Collections on the receivables in the Designated Accounts received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections and the remainder of the related Collections will be treated as Principal Collections.

   The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of 3.0% (which is, as of the date hereof, the Yield Factor under the pooling and servicing agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the Accounts for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of 3.0%.

                       Periodic Yield Computation for the
                     Portfolio Assuming a 3.0% Yield Factor
                             (Dollars in thousands)



                                                                                Years Ended December 31,
                                                    -------------------------------------------------------------------------------
                                                        2001          2000         1999          1998          1997         1996
                                                    -----------    ----------   ----------    ----------    ----------   ----------
Computed Yield(1) ...............................   $__________    $2,359,422   $2,228,439    $2,093,225    $1,993,964   $1,875,807
Computed Yield as a Percentage of Charge Volume
  and Fees(2)....................................          ____%         2.78%        2.95%         3.05%         3.05%        3.02%

---------------
(1) Computed Yield is the dollar amount equal to the product of the 3.0% assumed Yield Factor and collections (excluding recoveries on charged- off receivables) for each period shown.
(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the 3.0% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables) for the periods shown.

   There can be no assurance that the yield experience for receivables in Designated Accounts will be similar to the periodic yield computation for the Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in receivable turnover rates, payment rates and Cardmember charge activity. The actual yield experience will also be affected by any changes to the Yield Factor. Pursuant to the pooling and servicing agreement, without notice to or the consent of certificateholders, the transferors have the ability to change the Yield Factor. The transferors may not, however, reduce the Yield Factor below 3.0% or increase it above 5.0%. Further, the transferors may not change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of that change, their reasonable expectation is that a Pay Out Event would occur. See "Risk Factors--A Change in Yield Factor May Result in the Payment of Principal Earlier or Later Than Expected" in the accompanying prospectus.

   Loss Experience. The following table sets forth the Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the Portfolio's Receivable Turnover Rate and Monthly Payment Rate, gross losses, recoveries and net losses are expressed as a percentage of Charge Volume and Fees.


                        Loss Experience for the Portfolio
                             (Dollars in thousands)


                                                                                      Years Ended December 31,
                                                                 ------------------------------------------------------------------
                                                                   2001        2000       1999        1998        1997       1996
                                                                 --------    --------   --------    --------    --------   --------
Gross Losses .................................................   $_______    $351,833   $348,342    $434,143    $495,049   $478,656
Gross Losses as a Percentage of Charge Volume and Fees .......       ____%       0.42%      0.46%       0.63%       0.76%      0.77%
Recoveries ...................................................   $ ______    $ 83,208   $ 91,326    $ 91,365    $102,317   $ 98,970
Recoveries as a Percentage of Charge Volume and Fees .........       ____%       0.10%      0.12%       0.13%       0.16%      0.16%
Net Losses ...................................................   $_______    $268,625   $257,016    $342,779    $392,732   $379,686
Net Losses as a Percentage of Charge Volume and Fees .........       ____%       0.32%      0.34%       0.50%       0.60%      0.61%

   There can be no assurance that the loss experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

   Periodic Net Yield Computation. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. The table below sets forth the Computed Net Yield for the periods shown.

                       Periodic Net Yield Computation for
                   the Portfolio Assuming a 3.0% Yield Factor
                             (Dollars in thousands)


                                                                                Years Ended December 31,
                                                     ------------------------------------------------------------------------------
                                                        2001          2000         1999          1998          1997         1996
                                                     ----------    ----------   ----------    ----------    ----------   ----------
Computed Net Yield ...............................   $_________    $2,090,797   $1,971,423    $1,750,446    $1,601,233   $1,496,121
Computed Net Yield as a Percentage of Charge
  Volume and Fees.................................         ____%         2.47%        2.61%         2.55%         2.45%        2.41%


   The ability of the trust to generate sufficient yield to pay interest to certificateholders and to pay the Monthly Servicing Fee with respect to each series depends upon the Monthly Payment Rate, the Yield Factor, Net Losses and the generation of new receivables. Based on the Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the trust. For the year ended December 31, 2001, the Computed Net Yield as a Percentage of Charge Volume and Fees was ___% and the Receivable Turnover Rate (total Charge Volume and Fees divided by Average Receivables Outstanding) was ___. The product of these two variables results in a net yield as a percentage of Average Receivables Outstanding of ____% for the year ended December 31, 2001. There can be no assurance that the experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

   Delinquency Experience. The table below sets forth the Portfolio's delinquency experience for the periods shown.

                    Delinquency Experience for the Portfolio
                             (Dollars in thousands)


                                                        Average of Twelve Months Ended December 31,
                        -----------------------------------------------------------------------------------------------------------
                                2001                  2000                  1999                  1998                  1997
                        -------------------   -------------------   -------------------   -------------------   -------------------
Number of Days
 Delinquent(1)          Delinquent            Delinquent            Delinquent            Delinquent             Delinquent
 --------------           Amount      % (2)     Amount      % (2)     Amount      % (2)     Amount      % (2)      Amount     % (2)
                        ----------    -----   ----------    -----   ----------    -----   ----------    -----    ----------   -----
30 to 59 Days .......    $_______     ____%    $129,665     1.48%    $112,448     1.45%    $124,949     1.72%     $144,731     2.02%
60 to 89 Days .......     _______     ____       53,556     0.61       47,282     0.61       52,520     0.72        65,403     0.91
90 to 119 Days ......     _______     ____       38,538     0.44       34,684     0.45       38,110     0.52        48,919     0.68
120 or More Days ....     _______     ____      149,654     1.70      141,914     1.83      157,265     2.17       194,086     2.71
                         --------     ----     --------     ----     --------     ----     --------     ----      --------     ----
Total(3) ............    $_______     ____%    $371,412     4.23%    $336,327     4.34%    $372,844     5.13%     $453,140     6.32%
                         ========     ====     ========     ====     ========     ====     ========     ====      ========     ====


                         Average of Twelve
                            Months Ended
                            December 31,
                        -------------------
                                1996
                        -------------------
Number of Days
 Delinquent(1)          Delinquent
 --------------           Amount      % (2)
                        ----------    -----
30 to 59 Days .......    $147,391     2.13%
60 to 89 Days .......      66,748     0.97
90 to 119 Days ......      50,971     0.74
120 or More Days ....     189,372     2.74
                         --------     ----
Total(3) ............    $454,481     6.58%
                         ========     ====

---------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each account as of the cycle billing date occurring during the applicable month.

                                             (footnotes continued on next page)

(2) Percentage is calculated by dividing delinquent amounts by the arithmetic average of the month-end billed aggregate balances, inclusive of the opening billed aggregate balance, for the appropriate period. Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category, inclusive of the opening billed delinquent amount for the appropriate period.
(3)   Delinquent Amounts and Percentages may not total due to rounding.

                               Designated Accounts
General

   As of ____________, 2002, the Designated Accounts (excluding Accounts charged off and Accounts closed at the Cardmembers' request) consisted of _________ Accounts. The receivables in the Designated Accounts as of ____________, 2002, totaled $_____________ and the average Designated Account Receivables balance was $_____. As of ___________, 2002, approximately ____% of the Designated Accounts by receivable balance had been in existence for at least five years. By receivable balance, ____%, ____%, ___%, ___% and ___% of the Designated Accounts have Cardmember billing addresses in ________, _________, ____, ______ and _________, respectively. The remainder of the Designated Accounts have billing addresses in the remaining states of the United States (including certain of its territories and possessions), none of which represents more than ____% by receivable balance of the Designated Accounts. The following tables summarize the Designated Accounts by various criteria as of ____________, 2002. Data presented below for the Designated Accounts does not include (i) Accounts charged-off and (ii) Accounts closed at the Cardmembers' request.

             Composition of Designated Accounts by Account Balance



                                                                                         Percentage                      Percentage
                                                                                          of Total                        of Total
                          Account Balance Range                             Number of     Number of     Receivables     Receivables
                          ---------------------                              Accounts     Accounts     Outstanding(1)   Outstanding
                                                                            ---------    ----------    --------------   -----------
Credit Balance ..........................................................   _________       ____%       $___________        ____%
No Balance ..............................................................   _________       ____         ___________        ____
$1 - $1,000 .............................................................   _________       ____         ___________        ____
$1,001 - $5,000 .........................................................   _________       ____         ___________        ____
$5,001 - $10,000 ........................................................   _________       ____         ___________        ____
$10,001 - More ..........................................................   _________       ____         ___________        ____
                                                                            ---------       ----        ------------        ----
Total(2) ................................................................   _________       ____%       $___________        ____%
                                                                            =========       ====        ============        ====


---------------
(1) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.
(2)   Percentages and Receivables Outstanding may not total due to rounding.

              Composition of Designated Accounts by Payment Status

                                                                                         Percentage                      Percentage
                                                                                          of Total                        of Total
                           Payment Status(1)                               Number of      Number of     Receivables     Receivables
                           -----------------                              Accounts(2)     Accounts     Outstanding(3)   Outstanding
                                                                          -----------    ----------    --------------   -----------
Current to 30 days delinquent .........................................    _________        ____%      $_____________      _____%
30 to 60 days delinquent ..............................................    _________        ____        _____________      _____
61 to 90 days delinquent ..............................................    _________        ____        _____________      _____
91 or more days delinquent ............................................    _________        ____        _____________      _____
                                                                           ---------        ----       --------------      -----
Total(4) ..............................................................    _________        ____%      $_____________      _____%
                                                                           =========        ====       ==============      =====

                                                       (footnotes on next page)

---------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each Designated Account as of the cycle billing date occurring during _________ 2002.
(2) The payment status of each Designated Account is based on the oldest balance in the related Account.
(3) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.
(4)   Percentages and Receivables Outstanding may not total due to rounding.

                   Composition of Designated Accounts by Age


                                                                                         Percentage                      Percentage
                                                                                          of Total                        of Total
                                  Age(1)                                    Number of     Number of     Receivables     Receivables
                                  ------                                     Accounts     Accounts     Outstanding(2)   Outstanding
                                                                            ---------    ----------    --------------   -----------
Less than 12 months .....................................................   _________       _____%     $____________       _____%
12-23 months ............................................................   _________       _____       ____________       _____
24-35 months ............................................................   _________       _____       ____________       _____
36-47 months ............................................................   _________       _____       ____________       _____
48-59 months ............................................................   _________       _____       ____________       _____
Greater than 59 months ..................................................   _________       _____       ____________       _____
                                                                            ---------       -----      -------------       -----
Total(3) ................................................................   _________       _____%     $____________       _____%
                                                                            =========       =====      =============       =====

---------------
(1)   Determined by reference to date of initial Cardmembership.
(2) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.
(3)   Percentages and Receivables Outstanding may not total due to rounding.

                                 Use of Proceeds

   The net proceeds from the sale of the Class A certificates will be paid to the transferors. The transferors will use such proceeds for general corporate purposes.

                            RFC, Centurion and Credco

RFC

   American Express Receivables Financing Corporation, or RFC, was incorporated under the laws of the State of Delaware on July 30, 1991. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc., which is referred to in this prospectus supplement as TRS. TRS is a wholly owned subsidiary of American Express Company, a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investor diversified financial services and international banking services throughout the world. RFC was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as the stockholder of RFC, nor RFC's board of directors intends to change the business purpose of RFC. RFC's executive offices are located at 40 Wall Street, Mail Stop 10-19-06, New York, New York 10005.

Centurion

   American Express Centurion Bank, or Centurion, was incorporated in 1987 under the laws of the State of Utah as an industrial loan company. It received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank that was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors to the trust. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank as a transferor under the pooling and servicing agreement and with respect to the Accounts owned by it.

   As of December 31, 2000, Centurion had total deposits of approximately $4.6 billion, total assets of approximately $17.9 billion and total equity capital of approximately $1.7 billion. Centurion had net income of approximately $564 million for the year ended December 31, 2000.

Credco

   Credco is a wholly owned subsidiary of TRS, primarily engaged in the business of purchasing certain receivables generated by TRS and its subsidiaries. Credco's principal office is located at 301 North Walnut Street, Wilmington, Delaware 19801.

   As of December 31, 2000, and based on the Annual Report on Form 10-K of Credco at such date, Credco had total assets of approximately $28.3 billion and total equity capital of approximately $2.2 billion. Credco had net income of approximately $286 million for the one-year period ended December 31, 2000.

                                  The Servicer

   As of December 31, 2000, TRS, the servicer, had approximately $73.0 billion in total assets, approximately $66.9 billion in total liabilities and redeemable preferred stock and approximately $6.1 billion in shareholders' equity.

                                Series Provisions

   The Class A certificates will be issued pursuant to the pooling and servicing agreement and the Series 2002-_ supplement specifying the principal terms of the certificates, the forms of which have been filed as exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part. The following summary describes certain terms applicable to the certificates. Reference should be made to the accompanying prospectus for additional information concerning the Class A certificates and the pooling and servicing agreement.

Interest Provisions

   The Class A certificates will accrue interest at a rate of ____% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to the related Interest Period.

   Interest will be paid on each Distribution Date, beginning on __________, 2002. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date. On each Distribution Date, interest due to the Class A certificateholders will be equal to the product of (i) the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date divided by 360, (ii) the Class A certificate rate in effect for the related period and (iii) the outstanding principal balance of the Class A certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the series issuance date). Interest due on the Class A certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A certificate rate plus 2% per year. Such additional interest will accrue on the same basis as interest on the Class A certificates, and will accrue from the Distribution Date such overdue interest became due to but excluding the Distribution Date on which such additional interest is paid.

   The Class B certificates will accrue interest at a rate not to exceed ____% per year above LIBOR on the related LIBOR Determination Date with respect to the related Interest Period.

   You may obtain the Class A certificate rate and the Class B certificate rate applicable to the then current and immediately preceding interest periods by telephoning the trustee at its corporate trust office at (212) 328-7547.

Principal Payments

 Revolving Period

   Series 2002-_ will have a Revolving Period when the trust will not pay or accumulate principal for the Class A certificates or the Class B certificates. The Revolving Period starts on the series issuance date and ends on the earlier of the Controlled Accumulation Period and the Early Amortization Period.

   During the Revolving Period, no principal payments will be made to or for the benefit of the Series 2002-_ certificateholders. Instead, collections of principal receivables allocable to the Certificateholders' Interest will be

   o allocated to one or more series which are in an amortization period or an accumulation period to cover principal payments due to that series' investor certificateholders; or

   o if no such series is then amortizing or accumulating principal, paid to the transferors to purchase additional receivables to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.

 Controlled Accumulation Period

   Unless a Pay Out Event has occurred, the Controlled Accumulation Period is expected to begin at the close of business on the last day of the _________ Due Period, but may be delayed as described herein, and ends on the earliest to occur of:

   o the commencement of an Early Amortization Period;

   o the payment in full of the Invested Amount; and

   o the Series 2002-_ Termination Date.

   On each Distribution Date during the Controlled Accumulation Period (on or prior to the Expected Final Payment Date), the trustee will deposit into the Principal Funding Account all Principal Collections allocable to the Certificateholders' Interest, Excess Principal Collections and certain other amounts comprising Class A Monthly Principal. Unless a Pay Out Event with respect to Series 2002-_ has occurred, amounts on deposit in the Principal Funding Account will be paid on the Expected Final Payment Date:

   o first to Class A certificateholders (in an amount not to exceed the Class A Invested Amount) and

   o then to Class B certificateholders (to the extent such funds exceed the Class A Invested Amount and in an amount not to exceed the Class B Invested Amount).

 Early Amortization Period

   If a Pay Out Event with respect to Series 2002-_ occurs, the Early Amortization Period will begin and any amount on deposit in the Principal Funding Account will be paid on the first Special Payment Date to the Class A certificateholders (up to the Class A Invested Amount) and then to the Class B certificateholders (up to the Class B Invested Amount). If on the Expected Final Payment Date amounts on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount, a Pay Out Event will occur and the Early Amortization Period will begin. On each Distribution Date following such Pay Out Event, the Class A certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in full. After the Class A certificateholders receive payment in full of the Class A Invested Amount, the Class B certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

Postponement of the Controlled Accumulation Period

   The Controlled Accumulation Period currently is expected to begin at the close of business on the last day of the _______ Due Period. The date on which the Controlled Accumulation Period actually begins, however, may be delayed if the controlled accumulation period length (determined as described below) is less than the number of months remaining between each period length determination date and the Expected Final Payment Date. Beginning on the Determination Date immediately preceding the ________ Distribution Date and on each period length determination date thereafter until the Controlled Accumulation Period actually begins, the transferors will determine the controlled accumulation period length based on the lowest monthly payment rate on the receivables for the prior 12 months and the amount of principal distributable to the certificateholders of all outstanding series which are not in their revolving periods. If the controlled accumulation period length is less than 2 months, the servicer may, at its option, postpone the start of the Controlled Accumulation Period such that the number of months in the Controlled Accumulation Period will be equal to or exceed the controlled accumulation period length.

   The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the invested amounts of certain other series which are expected to be in their revolving periods during the Controlled Accumulation Period and on increases in the payment rate on the receivables occurring after the series issuance date. The controlled accumulation period length will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the trust has issued another series of investor certificates after that date and such series is in its revolving period. If the start of the Controlled Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the start of the

Controlled Accumulation Period, then it is probable that the Class A certificateholders and Class B certificateholders would receive some of their principal later than if the Controlled Accumulation Period had not been delayed.

Subordination

   The Class B certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates and the Class B Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Class B certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. In the event of a reduction in the Class A Invested Amount or the Class B Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A certificates and the Class B certificates will be decreased. See "--Allocation Percentages" and "--Distributions from the Collection Account" below.

Allocation Percentages

   Pursuant to the pooling and servicing agreement, the servicer will allocate among Series 2002-_, all other series outstanding and the transferors' interest all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables with respect to the related Due Period as described under "Description of the Certificates--Allocation Percentages" in the accompanying prospectus and, with respect to Series 2002-_ specifically, as described below.

   During the Revolving Period, the Controlled Accumulation Period, any period after the Expected Final Payment Date and during any Early Amortization Period, Yield Collections and the Defaulted Receivables for any Due Period will be allocated to Series 2002-_ based on the Floating Allocation Percentage.

   During the Revolving Period, Principal Collections also will be allocated to Series 2002-_ based on the Floating Allocation Percentage. To maintain the Certificateholders' Interest during the Revolving Period, the Floating Allocation Percentage of all Principal Collections will be reinvested in the trust or treated as Excess Principal Collections and applied as described below under "--Principal Collections" and the Transferors' Percentage of such Principal Collections will be paid to the transferors. During the Controlled Accumulation Period, any period after the Expected Final Payment Date and during any Early Amortization Period, all Principal Collections will be allocated to Series 2002-_ based on the Fixed Allocation Percentage. All remaining Principal Collections will be allocated to the holders of other series, if any, and to the transferors' interest.

Principal Collections

   With respect to the Controlled Accumulation Period, Principal Collections for any Due Period allocated to the Certificateholders' Interest will first be used to make required deposits to the Principal Funding Account. With respect to any Early Amortization Period, those Principal Collections will be used to make payments to the certificateholders. Each month, the servicer will determine the amount of Excess Principal Collections for any Due Period. During the Revolving Period, all Principal Collections allocable to the Certificateholders' Interest (including Yield Collections that are deemed to be Principal Collections and treated as Excess Principal Collections) will be treated as Excess Principal Collections. The servicer will allocate the Excess Principal Collections to cover any Principal Shortfalls. Excess Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Due Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the transferors.

Principal Funding Account

   The trustee, on behalf of the trust, will establish and maintain, for the benefit of the Class A certificateholders and Class B certificateholders, the Principal Funding Account. During the Controlled Accumulation Period, the servicer will transfer Principal Collections, Excess Principal Collections allocated to Series 2002-_ and other amounts described herein to be treated in the same manner as Principal Collections from the Collection Account to the Principal Funding Account as described below under "--Distributions from the Collection Account."

   Unless a Pay Out Event has occurred with respect to Series 2002-_, all amounts on deposit in the Principal Funding Account on any Distribution Date on or prior to the Expected Final Payment Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested by the trustee at the direction of the servicer in Eligible Investments that mature on or before the following Distribution Date. On each Distribution Date for the Controlled Accumulation Period and on each Distribution Date for any Special Payment Date the interest and other investment income (net of losses and investment expenses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as Yield Collections. If, for any such Distribution Date, these amounts are less than the Covered Amount for such Distribution Date, Yield Collections will be used to cover the amount of any such shortfall (including a withdrawal from the Reserve Account, if available, as described below under "--Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

   The trustee, on behalf of the trust, will establish and maintain, for the benefit of the Class A certificateholders, the Reserve Account. The Reserve Account will be established to assist with the subsequent distribution of interest during the Controlled Accumulation Period. On each Distribution Date from and after the funding of the Reserve Accounts begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer's instructions, will apply excess spread to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The Reserve Account will be funded no later than three months prior to the commencement of the Controlled Accumulation Period.

   On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the transferors.

   If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the trustee at the direction of the servicer in Eligible Investments that mature on or before the following Distribution Date. The interest and other investment income (net of losses and investment expenses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Yield Collections.

   On or before each Distribution Date during the Controlled Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and treated as Yield Collections in an amount equal to the lesser of:

   (a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date and

   (b) the amount, if any, by which the Covered Amount exceeds the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date or Special Payment Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

   The Reserve Account will be terminated following the earliest to occur of:

   (a) the termination of the trust pursuant to the pooling and servicing agreement,

   (b)    the date on which the Class A Invested Amount is paid in full, and

   (c) if the Controlled Accumulation Period has not begun, the occurrence of a Pay Out Event with respect to Series 2002-_ or, if the Controlled Accumulation Period has begun, the earlier of the first Special Payment Date and the Expected Final Payment Date.

   Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the transferors. Any amounts withdrawn from the Reserve Account and distributed to the transferors as described above will not be available for distribution to the Class A certificateholders.

Distributions from the Collection Account

   On each Distribution Date, the trustee, acting pursuant to the servicer's instructions, will apply the funds on deposit in the Collection Account in the following priority:

   (a) On each Distribution Date, an amount equal to the Floating Allocation Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding the related Distribution Date plus, with respect to a Distribution Date occurring during the Controlled Accumulation Period, Investment Earnings will be allocated in the following priority:

    (1) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to Class A certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class A certificate rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to the Class A certificateholders;

    (2) an amount equal to Class B Monthly Interest for the related Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B certificate rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class B certificateholders;

    (3) an amount equal to the Monthly Servicing Fee for the related Distribution Date plus any Monthly Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the servicer (unless such amount has been previously netted against deposits to the Collection Account);

    (4) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

    (5) an amount equal to the aggregate Investor Default Amount for the related Distribution Date will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

    (6) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B certificates at the Class B certificate rate but has not been paid to the Class B certificateholders either on the related Distribution Date or on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B certificate rate plus 2% with respect to such interest amounts that were due but not paid to Class B certificateholders on any previous Distribution Date, will be paid to the Class B certificateholders;

    (7) an amount equal to unreimbursed Class B Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the

   Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

    (8) on each Distribution Date from and after the date the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" herein, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited to the Reserve Account; and

    (9) any Yield Collections allocated to the Certificateholders' Interest remaining after giving effect to the above-described distributions and allocations will be made available for allocation to other Excess Allocation Series or paid to the transferors as described in "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series" in the accompanying prospectus.

   (b) For each Distribution Date with respect to the Controlled Accumulation Period or any Early Amortization Period, the remaining funds on deposit in the Collection Account with respect to the related Distribution Date including, in the case of clause (i) below, Excess Principal Collections, if any, from other series allocable to the certificates will be allocated in the following priority:

    (1) an amount up to Class A Monthly Principal for the related Distribution Date, plus Excess Principal Collections, if any, from other series allocable to the certificates will be deposited in the Principal Funding Account;

    (2) an amount up to the Class B Invested Amount for any Distribution Date on and after the Class A certificates have been paid in full, plus Excess Principal Collections, if any, from other series allocable to the Certificates, will be distributed to the holders of the Class B certificates; and

    (3) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Excess Principal Collections and distributed to other series or to the transferors as provided in the pooling and servicing agreement.

Distribution to Class A Certificateholders

   In addition to the amounts deposited in the Collection Account and the Principal Funding Account as described above, the following amounts shall be deposited in the Collection Account or Principal Funding Account, as applicable, for distribution to the Class A certificateholders:

    (a) on each Distribution Date during the Controlled Accumulation Period, any investment earnings (net of losses and investment expenses) with respect to the Principal Funding Account will be withdrawn from such account and deposited into the Collection Account for application as Class A Monthly Interest; and

    (b) the proceeds of any optional repurchase of the Class A certificates by the transferors deemed to be Principal Collections will be withdrawn from the Collection Account and deposited in the Principal Funding Account on the Distribution Date on which such purchase occurs for application in accordance with "--Principal Collections."

   The servicer shall instruct the trustee or the Paying Agent to make the following distributions:

    (a) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Collection Account (other than any investment earnings thereon) shall be distributed to Class A certificateholders; and

    (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account will be distributed to Class A certificateholders up to a maximum amount on any such date equal to the Class A Invested Amount on such date.

   The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Funding Account for the purpose of making distributions to the Class A certificateholders.

   On each Distribution Date during the Revolving Period, the servicer will pay to the transferors any investment earnings (net of losses and investment expenses) with respect to the Collection Account. On any Distribution Date during any Early Amortization Period, such investment earnings (net of losses and investment expenses) will be considered Yield Collections under the pooling and servicing agreement.

Investor Charge-Offs

   On any Distribution Date, if the Investor Default Amount for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount as described under clause (a)(5) of "-- Distributions from the Collection Account," then the Class B Invested Amount shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date, called a Class B Investor Charge-Off. On any subsequent Distribution Date, the Class B Invested Amount may be increased (but not in excess of the outstanding principal balance of the Class B certificates) by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(7) of "-- Distributions from the Collection Account."

   In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount, called a Class A Investor Charge-Off, by which the Class B Invested Amount would have been reduced below zero, but not by more than the Investor Default Amount for such Distribution Date. Such Class A Investor Charge-Off will have the effect of slowing or reducing the return of principal to the Class A certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(4) of "--Distributions from the Collection Account."

Addition of Accounts

   If, as of the end of any two consecutive Due Periods, the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount) is less than 15% or if, as of the end of any Due

Period, the Trust Principal Component (reduced as aforesaid) is less than $___________ plus any amounts established with respect to other outstanding series, the transferors will be required to designate the receivables of Additional Accounts (to the extent available) and to transfer such receivables in such Additional Accounts to the trust.

Optional Repurchase

   On any Distribution Date occurring on or after the date that the sum of the Class A Invested Amount and Class B Invested Amount is reduced to $_________ (10% of the initial outstanding aggregate principal amount of the Class A certificates and the Class B certificates), the transferors will have the option to repurchase the interest of the Class A certificateholders and the Class B certificateholders. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates through (i) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (ii) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the next Distribution Date.

Pay Out Events

   The Pay Out Events with respect to Series 2002-_ include each of the following:

    (1) failure on the part of any transferor or TRS:

            (a) to make any payment or deposit on the date required under the pooling and servicing agreement, the Series 2002-_ supplement or the RFC receivable purchase agreement, as applicable (or within the applicable grace period which will not exceed five Business Days);

            (b) to observe or perform in any material respect the covenant of such transferor or TRS not to sell, pledge, assign or transfer to any person, or grant any unpermitted lien on, any receivable; or

            (c) to observe or perform in any material respect any other covenants or agreements of such transferor or TRS in the pooling and servicing agreement or, to the extent assigned to the trust, in the RFC receivable purchase agreement, which in the case of this subclause (c), continues unremedied for a period of 60 days after written notice to such transferor or TRS, as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period;

   provided, however, that a Pay Out Event described in clause (b) or (c) shall not be deemed to occur if the related transferor has accepted the transfer of the related receivable during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the pooling and servicing agreement;

    (2) any representation or warranty made by any transferor in the pooling and servicing agreement or the Series 2002-_ Supplement or any representation or warranty made by TRS in the RFC receivable purchase agreement or any information required to be given by any transferor or the servicer to the trustee to identify the Designated Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice is provided to the relevant transferor or the servicer, as applicable, and as a result of which the interests of the certificateholders are materially and adversely affected; provided, however, that a Pay Out Event described in this clause (2) shall not be deemed to occur if a transferor has accepted the transfer of the related receivable or all such receivables, if applicable, during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the pooling and servicing agreement;

    (3) certain events of bankruptcy or insolvency relating to the transferors or TRS;

    (4) there will have been three consecutive Distribution Dates on which the Class B Invested Amount is less than the Class B Initial Invested Amount;

    (5) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (6) a failure by a transferor to convey receivables in Additional Accounts or participation interests to the trust when required to convey such receivables or participation interests pursuant to the pooling and servicing agreement or the Series 2002-_ supplement;

    (7) any Servicer Default occurs which would have a material adverse effect on the certificateholders;

    (8) on any Determination Date, the Class B Invested Amount as of the last day of the prior Due Period is less than 2% of the Class A Invested Amount as of the last day of the prior Due Period; or

    (9) on any Determination Date, the Transferor Amount as of the last day of the prior Due Period is less than 3% of the Trust Principal Component as of the last day of the prior Due Period.

   In the case of any event described in clause (1), (2) or (7), a Pay Out Event will be deemed to have occurred with respect to any series only if, after any applicable grace period, if any, set forth in such clauses, either the trustee or certificateholders of such series evidencing more than 50% of the aggregate unpaid principal amount of such series, by written notice then given to the transferors and the servicer (and to the trustee, if given by such certificateholders) may declare that a Pay Out Event has occurred with respect to Series 2002-_ as of the date of such notice. In the case of any event described in clause (3), (5), (6) or (9), a Pay Out Event with respect to all series and, in the case of any event described in clause (4) or (8), a Pay Out Event only with respect to Series 2002-_, will occur immediately upon the occurrence of such event, without any notice or other action on the part of the trustee.

   If, contrary to the opinion of tax counsel described under "Federal Income Tax Consequences" in the accompanying prospectus, it is determined that the Class A certificates do not constitute indebtedness for federal income tax purposes, such determination will not constitute a Pay Out Event with respect to Series 2002-_.

Servicing Compensation and Payment of Expenses

   The share of the servicing fee, known as the Monthly Servicing Fee, allocable to the Class A certificateholders and Class B certificateholders with respect to any Distribution Date shall be equal to one-twelfth of the product of (a) 2.0% and (b) the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount as of the last day of the second preceding

Due Period (or, in the case of the first Distribution Date, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount). The remainder of the servicing fee will be paid directly by the holders of the transferor certificates or the certificateholders of other series (as provided in the related supplements). In no event will the trust, the trustee or the holders of the Class A certificates or Class B certificates be liable for the share of the servicing fee to be paid by the holders of the transferor certificates or the certificateholders of any other series.

                              ERISA Considerations

   Subject to the considerations described below and in the accompanying prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates is cautioned to consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the Plan's acquisition and ownership of such Class A certificates. See "ERISA Considerations" in the accompanying prospectus.

   It is anticipated that the Class A certificates will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A certificates. It is expected that the Class A certificates will be held by at least 100 independent investors at the conclusion of the initial public offering made hereby, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition is met. The Class A certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Exchange Act.

   If the foregoing exception under the plan asset regulation were not satisfied, transactions involving the trust and parties in interest with respect to a Plan that purchases or holds Class A certificates might be prohibited under
Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of Class A certificates by a Plan. See "ERISA Considerations" in the accompanying prospectus.

   Any Plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with "plan assets" of a Plan is cautioned to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a Plan fiduciary should make its own determination as to the availability of any prohibited transaction exemptions.

                                  Underwriting

   Subject to the terms and conditions set forth in the underwriting agreement among the transferors, TRS and the underwriters named below, the transferors have agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the principal amount of Class A certificates as set forth opposite their names:

                                                                           Principal
                                                                           Amount of
      Underwriters                                                          Class A
      ------------                                                        Certificates
                                                                          ------------
      ---------------------------.....................................    $-----------
      ---------------------------.....................................     -----------
      ---------------------------.....................................     -----------
      ---------------------------.....................................     -----------
      ---------------------------.....................................     -----------
      ---------------------------.....................................     -----------
                                                                          ------------
      Total...........................................................    $___________
                                                                          ============


   The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Class A certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Class A certificates offered hereby will be issued if any are issued. Offering expenses are estimated to be $_______.

   The underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ______% of the principal amount of the Class A Certificates. The underwriters may allow, and such dealers may reallow, concessions not in excess of _____% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

   Each underwriter of these Class A certificates has agreed that:

   o it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A certificates will not offer or sell any Class A certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, which are referred to in this section as the Regulations, and the Financial Services and Markets Act 2000, or the FSMA;

   o it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Class A certificates in, from or otherwise involving the United Kingdom; and

   o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

   The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A certificates to be higher than they would be in the absence of such transactions. Neither the transferors nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

   The transferors will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

                            Glossary of Defined Terms


   "Available Reserve Account Amount" means, for any Distribution Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on that Distribution Date) and the Required Reserve Account Amount for that Distribution Date.

   "Business Day" means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion or the trustee are located or are authorized or obligated by law or executive order to be closed.

   "Certificateholders' Interest" means payments received on the trust's assets and allocated to the Class A certificateholders and the Class B certificateholders based on the fixed or floating allocations, as the case may be.

   "Class A Adjusted Invested Amount" means, for any date of determination, an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account.

   "Class A Initial Invested Amount" means $___________.

   "Class A Invested Amount" means, for any date of determination, an amount equal to:

     (i)  the Class A Initial Invested Amount, minus

     (ii) the amount of principal payments made to Class A certificateholders on or prior to such date, minus

     (iii)the aggregate amount of Class A Investor Charge-Offs for all Distribution Dates prior to such date, plus

     (iv) the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class A Invested Amount may not be reduced below zero.

   "Class A Investor Charge-Off" has the meaning described in "Series Provisions--Investor Charge-Offs" in this prospectus supplement.

   "Class A Monthly Interest" means, for any Distribution Date, an amount equal to the product of:

     (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

     (ii) the Class A certificate rate in effect for that period, and

     (iii)the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, for the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the Class A Initial Invested Amount at the Class A certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

   "Class A Monthly Principal" means, for each Distribution Date beginning with the earlier to occur of the first Distribution Date in the Controlled Accumulation Period, the first Special Payment Date and the Termination Payment Date, an amount equal to the sum of:

     (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date (or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day such Pay Out Event occurred to the end of such Due Period),

     (ii) the amount, if any, of Series Undistributed Principal Collections for such Distribution Date, and

     (iii)any reimbursements of the current Due Period's Investor Default Amount for such Distribution Date or Special Payment Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs;

provided, however, that (a) for each Distribution Date with respect to the Controlled Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Deposit Amount for such Distribution Date and (b) for any Distribution Date, Class A Monthly Principal may not exceed the Class A Invested Amount.

   "Class B Initial Invested Amount" means $__________.

   "Class B Invested Amount" means, for any date of determination, an amount equal to:

     (i)  the Class B Initial Invested Amount, minus

     (ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

     (iii)the aggregate amount of Class B Investor Charge-Offs for all Distribution Dates prior to such date, plus

     (iv) the aggregate amount of any reimbursements of Class B Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class B Invested Amount may not be reduced below zero.

   "Class B Investor Charge-Off" has the meaning described in "Series Provisions--Investor Charge-Offs" in this prospectus supplement.

   "Class B Monthly Interest" means, for any Distribution Date, an amount equal to the product of:

     (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

     (ii) the Class B certificate rate in effect for that period, and

     (iii)the Class B Invested Amount as of the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date);

provided, however, for the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the Class B Initial Invested Amount at the Class B certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

   "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, $___________; provided, however, that, if the commencement of the Controlled Accumulation Period is delayed above under "Series Provisions--Postponement of the Controlled Accumulation Period," the Controlled Accumulation Amount will be $___________.

   "Controlled Accumulation Period" means the period of time described under "Series Provisions--Principal Payments--Controlled Accumulation Period" in this prospectus supplement.

   "Controlled Deposit Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount and any existing Deficit Controlled Accumulation Amount, in each case for such Distribution Date.

   "Covered Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs before the Class A Invested Amount is paid in full, an amount equal to the product of:

     (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

     (ii) the Class A certificate rate in effect for that period, and

     (iii)all amounts on deposit in the Principal Funding Account as of the preceding Distribution Date.

   "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date and any then existing Deficit Controlled Accumulation Amount over the amount deposited in the Principal Funding Account on such Distribution Date.

   "Determination Date" means the earlier of the third Business Day and the fifth calendar day (or, if the fifth calendar day is not a Business Day, then the immediately preceding Business Day) preceding each Distribution Date.

   "Distribution Date" means ____________, 2002 and the 15th day of each month thereafter (or, if any such day is not a Business Day, the next succeeding Business Day).

   "Early Amortization Period" means the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred to the earlier of the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full or the Final Series 2002-_ Termination Date.

   "Excess Principal Collections" means, for any Due Period, the amount of Principal Collections allocated to the Certificateholders' Interest remaining after covering required deposits to the Principal Funding Account and payments to the certificateholders and any similar amount remaining for any other series.

   "Expected Final Payment Date" means the ____________ Distribution Date.

   "Fixed Allocation Percentage" means, for any date of determination with respect to any Distribution Date during the Controlled Accumulation Period or any Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   o the numerator of which is the Invested Amount on the last day of the Revolving Period, and

   o the denominator of which is the greater of:

          (i) the Trust Principal Component on the last day of the immediately preceding Due Period, and

          (ii) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all outstanding series as of the current Distribution Date.

   "Floating Allocation Percentage" means, for any date of determination with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   o the numerator of which is the Invested Amount on the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the series issuance date), and

   o the denominator of which is the Trust Principal Component on the last day of such immediately preceding Due Period (or, in the case of the initial Due Period, the Series 2002-_ Cut-Off Date).

   "Interest Period" means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the _______ Distribution Date.

   "Invested Amount" means, for any date of determination, an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount for this Series 2002-_.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR for the immediately preceding Interest Period.

   "LIBOR Determination Date" means, for each of the Class A certificate rate and the Class B certificate rate, (i) for the initial Interest Period, the second London business day prior to the series issuance date and (ii) for each Interest Period following the initial Interest Period, the second London business day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London business day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "Monthly Servicing Fee" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   "Pay Out Events" with respect to Series 2002-_ are the events described in "Series Provisions--Pay Out Events" in this prospectus supplement and "Description of the Certificates--Pay Out Events" in the accompanying prospectus.

   "Principal Funding Account" means the account established as described under "Series Provisions--Principal Funding Account" in this prospectus supplement.

   "Principal Shortfall" for Series 2002-_ means any scheduled or permitted principal distributions to certificateholders and deposits to the principal funding account for any series which have not been covered out of Principal Collections allocable to such other series and certain other amounts for such series.

   "Required Reserve Account Amount" means, for any Distribution Date on or after the Reserve Account must be funded, an amount equal to:

     (i) ____% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

     (ii) such other amount designated by the transferors, provided that the transferors have received written notice from each rating agency that such designation will not cause a downgrade or withdrawal of such rating agency's then current rating of any outstanding series.

   "Reserve Account" means the account established as described under "Series Provisions--Reserve Account" in this prospectus supplement.

   "Revolving Period" means the period of time described under "Series Provisions--Principal Payments--Revolving Period" in this prospectus supplement.

   "Series 2002-__ Cut-Off Date" means ___________, 2002.

   "Series 2002-__ Termination Date" means the ______________ Distribution
Date.

   "Series Undistributed Principal Collections" means an amount equal to the product of:

      o a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amount of all series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts), and

      o Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date.

   "Special Payment Date" means each Distribution Date with respect to an Early Amortization Period and each Distribution Date following the Expected Final Payment Date.

   "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Termination Payment Date" means the earlier of the Expected Final Payment Date, the first Distribution Date following the liquidation or sale of the receivables as a result of an insolvency event and the occurrence of the Series 2002-__ Termination Date.

                                                                         Annex I


                       Other Series Issued and Outstanding

   The tables below set forth the principal characteristics of other series issued by the Trust which are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the servicer at (201) 209-5692. The servicer will provide, without charge, to any prospective purchaser of the Series 2002-_ Class A Certificates, a copy of the disclosure documents for any previous publicly- issued Series currently outstanding.

                                  Series 1994-3

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$300,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $17,460,317
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . .7.85% per year
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . .7.95% per year
Class A Expected Final Payment Date . . . . . . . . . . . . .September 15, 2004
Controlled Accumulation Amount. . . . . . . . . . . . . . . . . . $150,000,000*
Approximate Commencement of Controlled Accumulation Period. . . . July 1, 2004*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . August 15, 2005
Series Issuance Date. . . . . . . . . . . . . . . . . . . . .September 23, 1994
Series Minimum Trust Principal Component. . . . . . . . . . . . . .$341,000,000

                                  Series 1996-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$950,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $77,027,027
Class A Certificate Rate. . . . . . . . . . One-Month LIBOR plus 0.15% per year
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . .7.30% per year
Class A Expected Final Payment Date . . . . . . . . . . . . .September 15, 2003
Controlled Accumulation Amount  . . . . . . . . . . . . . . . . . $475,000,000*
Approximate Commencement of Controlled Accumulation Period. . . . July 1, 2003*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . August 16, 2004
Series Issuance Date. . . . . . . . . . . . . . . . . . . . .September 18, 1996
Series Minimum Trust Principal Component. . . . . . . . . . . . .$1,104,500,000

                                  Series 1998-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . .$1,000,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $58,201,059
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . .5.90% per year
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . .6.05% per year
Class A Expected Final Payment Date . . . . . . . . . . . . . . . .May 15, 2003
Controlled Accumulation Amount  . . . . . . . . . . . . . . . . . $500,000,000*
Approximate Commencement of Controlled Accumulation Period. . . .March 1, 2003*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . .April 15, 2004
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . .May 27, 1998
Series Minimum Trust Principal Component. . . . . . . . . . . . .$1,139,000,000

                                  Series 2001-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$750,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $60,810,810
Class A Certificate Rate. . . . . . . . . . One-Month LIBOR plus 0.09% per year
Class B Certificate Rate. . . Not to exceed One-Month LIBOR plus 1.00% per year
Class A Expected Final Payment Date . . . . . . . . . . . . . .October 15, 2004
Controlled Accumulation Amount. . . . . . . . . . . . . . . . . . $375,000,000*
Approximate Commencement of Controlled Accumulation Period. . . August 1, 2004*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . .September 2005 Distribution Date
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . .November 7, 2001
Series Minimum Trust Principal Component. . . . . . . . . . . . . .$870,800,000

                                  Series 2002-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$750,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $60,810,810
Class A Certificate Rate. . . . . . . . . . . .One-Month LIBOR + 0.07% per year
Class B Certificate Rate. . . . .Not to exceed One-Month LIBOR + 1.00% per year
Class A Expected Final Payment Date . . . . . . . . . . . . . . . .January 2005
Controlled Accumulation Amount. . . . . . . . . . . . . . . . . . $375,000,000*
Approximate Commencement of Controlled Accumulation Period. . November 1, 2004*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . . December 2005
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . .January 18, 2002
Series Minimum Trust Principal Component. . . . . . . . . . . . . .$870,800,000
---------------
* Subject to adjustment

                      (This page intentionally left blank)

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE AND WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 22, 2002


[AMERICAN EXPRESS(R) LOGO]

                                   Prospectus

                          American Express Master Trust
                                     Issuer

               American Express Receivables Financing Corporation

                         American Express Centurion Bank
                                   Transferors

             American Express Travel Related Services Company, Inc.
                                    Servicer

                     Accounts Receivable Trust Certificates

                     The trust--

                     o may periodically issue certificates in one or more
                       series, each of which may have one or more classes of certificates; and

                     o will own-

                       o receivables in a portfolio of American Express charge card accounts; and

                       o  monies due or to become due on those receivables.

                     The certificates--

                     o will represent interests in the trust only and will be
                       paid only from the trust assets;

                     o will be rated in one of the four highest rating
                       categories by at least one nationally recognized rating agency;

                     o may have one or more forms of credit enhancement; and

                     o may be issued as part of a series that includes one or
                       more classes of certificates and credit enhancement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _____________, 2002

 You should consider carefully the risk factors beginning on page 11 of this prospectus.

 A certificate is not a deposit, and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

 The certificates will represent interests in the trust only and will not represent interests in or obligations of American Express Company, American Express Travel Related Services Company, Inc. or any of their affiliates.

 This prospectus may be used to offer and sell the certificates of a series only if accompanied by the prospectus supplement for that series.

              Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement


   We provide information to you about the certificates in two separate documents: (1) this prospectus, which provides general information about each series of certificates that may be issued by the American Express Master Trust, but some of which may not apply to your series of certificates and (2) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

    o   the terms, including the interest rate, for each class of your series;
    o   the timing of interest and principal payments;
    o   information about the receivables;
    o information about the credit enhancement, if any, for each class of your series;
    o   the initial ratings for each class of your series; and
    o   the method for selling the certificates of your series.

   This prospectus may be used to offer any series or class of certificates, but only if it is accompanied by the prospectus supplement for that series or class.

   If the terms of a particular series of certificates described in this prospectus differ from the terms described in the prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer of the certificates is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find additional related discussions. The table of contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

   Parts of this prospectus and the accompanying prospectus supplement use capitalized, specially defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" on page 82 in this prospectus.

                                Table of Contents



                                                                            Page
                                                                            ----
Prospectus Summary ......................................................     5
Risk Factors ............................................................    11
Domestic Consumer Charge Card Business ..................................    22
  General................................................................    22
  Underwriting and Authorization Procedures..............................    22
  Billing and Fees.......................................................    23
  Collection Efforts.....................................................    23
  Distinctions between Accounts and Revolving Credit Plan Products.......    24
The Designated Accounts .................................................    25
The Transferors and Related Parties .....................................    26
  RFC....................................................................    26
  Centurion..............................................................    26
  TRS and Credco.........................................................    26
The Trust ...............................................................    27
Description of the Certificates .........................................    27
  General................................................................    27
  Book-Entry Registration................................................    29
  Definitive Certificates................................................    33
  Interest Payments......................................................    34
  Principal Payments.....................................................    35
  Conveyance of Receivables..............................................    38
  Exchanges..............................................................    38
  Covenants, Representations and Warranties..............................    41
  Addition of Accounts...................................................    44
  Removal of Designated Accounts.........................................    44
  Collection Account.....................................................    45
  Other Trust Accounts...................................................    45
  Allocation Percentages.................................................    45
  Allocation of Collections; Deposits in Collection Account..............    46
  Principal Collections for All Series...................................    47
  Application of Collections.............................................    48
  Distributions from the Collection Account..............................    48
  Sharing of Excess Yield Collections Among Excess Allocation Series.....    48
  Special Funding Account................................................    49
  Defaulted Receivables; Recoveries; Adjustments.........................    50


                                                                            Page
                                                                            ----
  Investor Charge-Offs...................................................    51
  Final Payment of Principal; Termination of Trust.......................    51
  Pay Out Events.........................................................    52
  Indemnification........................................................    53
  Collection and Other Servicing Procedures..............................    54
  Servicer Covenants.....................................................    54
  Servicing Compensation and Payment of Expenses.........................    55
  Resignation and Certain Other Matters Regarding the Servicer...........    56
  Servicer Default.......................................................    56
  Reports to Certificateholders..........................................    57
  Evidence as to Compliance..............................................    59
  Amendments.............................................................    59
  List of Certificateholders.............................................    61
  The Trustee............................................................    61
Credit Enhancement ......................................................    62
  General................................................................    62
  Subordination..........................................................    63
  Letter of Credit.......................................................    63
  Cash Collateral Guaranty or Account....................................    63
  Collateral Interest....................................................    64
  Surety Bond or Insurance Policy........................................    64
  Spread Account.........................................................    64
  Reserve Account........................................................    64
Description of the RFC Receivable Purchase Agreement ....................    65
  Sale of Receivables....................................................    65
  Representations and Warranties.........................................    66
  Certain Covenants......................................................    67
  Termination............................................................    67
Certain Legal Aspects of the Receivables ................................    68
  Transfer of Receivables................................................    68
  Certain Matters Relating to Bankruptcy.................................    68
  Consumer Protection Laws...............................................    70
Federal Income Tax Consequences .........................................    71
  General................................................................    71

                                                                            Page
                                                                            ----
  Treatment of the Certificates as Debt..................................    71
  Treatment of the Trust.................................................    72
  Taxation of Interest Income of U.S. Certificate Owners.................    74
  Sale or Exchange of Certificates.......................................    75
  Foreign Certificate Owners.............................................    75
  Backup Withholding and Information Reporting...........................    77


                                                                            Page
                                                                            ----
State and Local Taxation ................................................    77
ERISA Considerations ....................................................    78
Legal Matters ...........................................................    80
Plan of Distribution ....................................................    80
Reports to Certificateholders ...........................................    81
Where You Can Find More Information .....................................    81
Glossary of Defined Terms ...............................................    82

                               Prospectus Summary


This summary highlights certain information, but it does not contain all of the information that you need to consider in making your investment decision. To understand all the terms of an offering of certificates, read in their entirety both this document and the accompanying prospectus supplement very carefully.


The Trust and the Trustee

The American Express Master Trust was formed in 1992 pursuant to a pooling and servicing agreement among American Express Travel Related Services Company, Inc., as servicer, American Express Receivables Financing Corporation, as transferor and The Bank of New York, as trustee. On May 1, 1998, the pooling and servicing agreement was amended and restated to add American Express Centurion Bank as an additional transferor.

In this prospectus, the pooling and servicing agreement, as amended, supplemented or otherwise modified, together with any assignment of receivables in additional accounts, is referred to as the pooling and servicing agreement.

The trust is a master trust, and it may issue multiple series of certificates. Each series is issued pursuant to a series supplement to the pooling and servicing agreement in which the terms of a series are specified.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

The Transferors

American Express Receivables Financing Corporation, a Delaware corporation referred to as RFC, and American Express Centurion Bank, a Utah-chartered industrial loan company referred to as Centurion, are the transferors of the receivables.

RFC is a wholly owned, limited-purpose subsidiary of American Express Travel Related Services Company, Inc., a New York corporation referred to as TRS, which, in turn, is a wholly owned subsidiary of American Express Company.

Centurion is also a wholly owned subsidiary of TRS.

The receivables transferred to the trust by RFC are purchased by RFC from TRS, the owner of the accounts in which the receivables arise. The receivables transferred to the trust by Centurion arise in accounts that are owned by Centurion.

Trust Assets

The assets of the trust include:

o receivables that consist of amounts charged by cardmembers for merchandise and services and all annual membership fees and certain other administrative fees billed to cardmembers arising from time to time primarily in the pay- in-full portion of certain designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R)* (accounts owned by TRS or Centurion. TRS and Centurion may also designate certain other accounts that will give rise to receivables that will become property of the trust;


----------
* American Express and Platinum Card are registered trademarks of American Express Company.

o funds collected from cardmembers in respect of the receivables (including recoveries on charged-off receivables);

o monies on deposit in certain accounts of the trust;

o all of the RFC's right, title and interest in the RFC receivable purchase agreement;

o payments made in respect of any credit enhancement issued with respect to any particular series or class; or

o other assets described in the related prospectus supplement.

The Designated Accounts

The receivables owned by the trust arise in certain charge card accounts that have been designated by the transferors and that have satisfied, or, if not yet designated by the transferors, will satisfy, eligibility criteria prescribed by the pooling and servicing agreement on the dates on which those accounts have been, or will be, selected by the transferors. The dates on which accounts are selected by the transferors and on which these eligibility criteria must be satisfied are called selection dates.

Unless the prospectus supplement for your series says otherwise, if a designated account's cardmember loses his or her charge card and changes his or her account or changes his or her account from its original type to a new type that satisfies the pooling and servicing agreement's account eligibility criteria, the cardmember's new account will remain a designated account that gives rise to receivables for the trust.

Under the pooling and servicing agreement, sometimes the transferors will be permitted or obligated to select and designate new accounts, the receivables of which will become the property of the trust. If this happens, all of the designated new accounts will be required to satisfy the pooling and servicing agreement's account eligibility criteria. Also, there may be times under the pooling and servicing agreement when, if certain conditions are satisfied, the transferors will be permitted or required to "undesignate" certain accounts and to take back the receivables that arose in those accounts from the trust. If that happens, those accounts will no longer give rise to receivables for the trust.

The Receivables

The receivables are the right to receive payments from the cardmembers of the designated accounts for all amounts charged by the cardmembers for merchandise and services to the pay-in-full portion of their accounts and for the annual membership fees and other administrative fees that are payable by the cardmembers from and after the date specified in the prospectus supplement.

Collections by the Servicer

TRS services the receivables under the terms of the pooling and servicing agreement, but TRS may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust for each series. See "Description of the Certificates--Collection and Other Servicing Procedures," "--Servicing Compensation and Payment of Expenses" and "--Resignation and Certain Other Matters Regarding the Servicer" and "--Servicer Default."

Yield Factor; Collections

The American Express Card, American Express Gold Card and Platinum Card are charge cards, not credit cards that provide for a revolving line of credit. Therefore, except in limited circumstances, the receivables that originate in the designated accounts during any account billing cycle are payable in full when billed, and timely paid balances of the designated accounts are not subject to a monthly finance charge. See "Domestic Consumer Charge Card Business--Collection Efforts."

As a result, a portion of the collections on the receivables in the designated accounts received in any due period equal to the product of the aggregate amount of such collections and the yield factor will be treated as yield collections and will be used, among other things, to pay interest on the certificates. The remainder of such collections will be treated as principal collections and will be used to pay principal on the certificates. Under the pooling and servicing agreement, the yield factor is equal to 3.0%, but, subject to certain limitations, may be changed from time to time by the transferors. See "Risk Factors--Ability to Change Yield Factor."

Interest

Each certificate will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest and rights to credit enhancement.

Each class of certificates may have fixed, floating or another type of interest rate. Generally, the interest on any series of certificates will be paid monthly, quarterly or on other scheduled dates over the life of the certificates, as specified in the series prospectus supplement.

Interest payments on each distribution date will be funded from yield collections allocated to the certificateholders' interest during the preceding due period, as described in the related prospectus supplement, and may be funded from certain investment earnings on funds in certain accounts of the trust and from any applicable credit enhancement, if necessary, or certain other amounts as specified in the related prospectus supplement.

If interest is paid less frequently than monthly, such collections or other amounts may be deposited in one or more trust accounts until paid to the certificateholders. See "Description of the Certificates--General" and "--Distributions from the Collection Account."

Principal

Each class of certificates will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to credit enhancement.

Revolving Period

Each class of certificates will begin with a period, known as the revolving period, when no principal will be paid or accumulated for later payment in the trust. Instead, all principal collections otherwise allocable to the certificateholders' interest will be reinvested in the trust or otherwise used to maintain the certificateholders' interest.

Following the revolving period, each class of certificates will have one or a combination of the following periods when:

o principal is paid in installments at scheduled intervals;

o principal is accumulated for later payment in specified amounts and then paid in one full payment on a scheduled date;

o principal is paid to the extent funds are available on each distribution date;

o principal is accumulated for later payment in varying amounts following the occurrence of certain adverse events described in the pooling and servicing agreement and then paid on a scheduled date; and

o principal is paid in varying amounts, each month based on the amount of principal receivables collected following the occurrence of certain adverse events described in the pooling and servicing agreement.

Early Accumulation and Amortization Periods

If an event defined in the pooling and servicing agreement called a pay out event occurs with respect to a series, either an early accumulation period or an early amortization period will begin and the trust will either deposit available principal in a trust account for later payment on a certain future date or pay all available principal to the certificateholders of that series on each distribution date. If the series has more than one class, certain classes may be subordinated in their right of payment to other classes. A pay out event may affect more than one series.

Application of Yield Collections

The trust will apply yield collections allocable to the certificateholders' interest for any due period in the following order of priority:

o to the payment of interest accrued for the current month and any overdue monthly interest (with interest thereon) on the certificates of such series or class;

o to the payment of the monthly servicing fee with respect to such series or class plus any accrued monthly servicing fee that was due but not paid on any prior distribution date;

o to the reimbursement of unreimbursed investor charge-offs with respect to such series or class;

o to the investor default amount with respect to such series or class; and

o to other amounts specified in the accompanying prospectus supplement.

Principal Collections; Certain Allocations

Principal collections for any due period will be allocated to any series or class on the basis of the Invested Percentage of such series or class with respect to principal collections. Under the pooling and servicing agreement, such collections will generally be reinvested in the trust or otherwise used to maintain the certificateholders' interest during the revolving period, paid to the certificateholders during any amortization period or deposited in the principal funding account during any accumulation period and then paid to certificateholders on a certain future date with excess amounts, if any, reinvested in the trust or otherwise used to maintain the certificateholders' interest.

During any accumulation period or any amortization period, the amount of principal collections allocable to the certificateholders of a series issued will, unless otherwise specified in the related prospectus supplement, equal the product of (a) the principal collections during the related due period and (b) a fraction, the numerator of which is the invested amount of that series as of the end of the last day of the revolving period and the denominator of which is the greater of (i) the product of the total amount of receivables in the trust as of the last day of the prior due period and one minus the yield factor (which is referred as the trust principal component) and (ii) the sum of the numerators used to calculate the invested percentage with respect to principal collections for all series of certificates outstanding for the current distribution date.

If principal collections and other amounts that are allocated to the certificateholders' interest of your series are available to be reinvested in the trust, they may be applied to cover principal payments due on another series, as specified in the accompanying prospectus supplement. This will not result in a reduction in your series' certificateholders' interest. In addition, principal collections and other amounts that are allocated to other series, to the extent such collections are available to be reinvested in the trust, may be applied to cover principal payments due to or for the benefit of your series, as specified in the accompanying prospectus supplement. See "Description of the Certificates--Principal Collections for all Series."

Sharing of Excess Yield Collections among Excess Allocation Series

If specified in the accompanying prospectus supplement, yield collections and certain other amounts allocable to the certificateholders' interest in excess of the amounts necessary to make required payments for your series will be applied to cover shortfalls with respect to amounts payable from yield collections allocable to other series. See "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series."

Optional Repurchase

The transferors have the option to repurchase your certificates when the invested amount is reduced to 10% or less of the initial invested amount of your series. See "Description of the Certificates--Final Payment of Principal; Termination of Trust."

Credit Enhancement

Each class of a series may be entitled to a form of credit enhancement. Credit enhancement may take the form of one or more of the following:

o subordination of one class to another

o cross-support feature

o letter of credit facility

o maturity guaranty

o cash collateral account

o cash collateral guaranty

o collateral interest

o tax protection agreement

o interest rate swap

o interest rate cap

o surety bond agreement

o guaranteed rate

o insurance policy

o spread account

o reserve account

o subordinated interest in the receivables or in certain cash flows in respect of the receivables

o other contract or agreement

The type, characteristics and amount of credit enhancement will be:

o based on several factors, including the characteristics of the receivables and accounts included at the time a series of certificates is issued; and

o established according to the requirements of the rating agencies rating the certificates.

Tax Status

For information concerning the application of the United States federal income laws, including whether the certificates will be characterized as debt for federal income tax purposes, see "Federal Income Tax Consequences" in this prospectus and "Summary of Terms--Tax Status" in the accompanying prospectus supplement.

Certificate Ratings

Any certificates offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--If the Ratings of the Certificates Are Reduced or Withdrawn, Their Market Value Could Decrease."

                                  Risk Factors


         Investors should consider, among other things, the following factors in connection with an investment in the certificates.

         It may not be possible to find an investor to purchase your certificates.

         The underwriter may assist in resales of the certificates, but they are not required to. A secondary market for your certificates may not develop. If a secondary market does develop, it might not be sufficiently liquid to allow you to resell any of your certificates.

         Some interests could have priority over the trustee's interest in the receivables, which could cause your receipt of payments to be delayed or reduced.

         TRS represents and warrants that its transfer of receivables to RFC is an absolute sale of those receivables. RFC and Centurion each represents and warrants that its transfer of receivables to the trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Certificates--Covenants, Representations and Warranties" in this prospectus.

         Each of Centurion, TRS, and RFC takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments under your certificates could be delayed or reduced substantially.

         Each of Centurion, TRS, and RFC represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments under your certificates could be delayed or reduced substantially. For instance--

         o a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

         o a tax, governmental, or other nonconsensual lien that attaches to the property of Centurion, TRS, or RFC could have priority over the interest of the trustee in the receivables;

         o the administrative expenses of a conservator, receiver, or bankruptcy trustee for Centurion or TRS could be paid from collections on the receivables before certificateholders receive any payments; and

         o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by TRS and commingled with other funds.

         Conservatorship, receivership or bankruptcy of Centurion, TRS or their affiliates could result in accelerated, delayed or reduced payments to you.

         Centurion is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion.

         The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, provides that certain agreements and transfers of property by a financial institution cannot be enforced against the FDIC. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the transfer of receivables by Centurion. Nevertheless, if the FDIC were to assert a contrary position, or were to require the trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the trustee to enforce the pooling and servicing agreement or the certificates against Centurion, delays in payments on the certificates and possible reductions in the amounts of those payments could occur.

         In addition, the FDIC as conservator or receiver for Centurion could repudiate the pooling and servicing agreement. The FDIA would limit the damages for this repudiation to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver. The FDIC, moreover, could delay its decision whether to repudiate the pooling and servicing agreement for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC as conservator or receiver for Centurion were to repudiate the pooling and servicing agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

         If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as a debtor-in-possession or another interested party could argue that-

         o TRS did not sell the receivables to RFC, but instead borrowed money from RFC and granted a security interest in the receivables to secure that borrowing;

         o RFC and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

         o the receivables are necessary for TRS or any of its affiliates to reorganize.

         If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced substantially.

         If TRS or any of its affiliates were to enter bankruptcy, the trustee and the certificateholders could be prohibited from taking any action to enforce the RFC receivable purchase agreement or the pooling and servicing agreement against TRS or those affiliates without the permission of the bankruptcy court. You may be also required to return payments already received by you under your certificates if TRS also becomes a debtor in a bankruptcy case.

         Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of your certificates.

         In addition, regardless of the terms of the pooling and servicing agreement or any other document, and regardless of the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Centurion or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power--

         o  to prevent or require the start of an early amortization period,

         o to prevent, limit, or require an early liquidation of receivables and the termination of the trust, or

         o to require, prohibit, or limit the continued transfer of receivables by the transferors to the trust.

         Regardless of the terms of the pooling and servicing agreement or any other document, a bankruptcy court could--

         o could prevent the appointment of a successor servicer or administrator or

         o could authorize TRS to stop servicing the receivables or providing administrative services for RFC. If any of these events were to occur, payments to you could be delayed or reduced substantially.

         Consumer protection laws may impede collection efforts or reduce collections.

         The accounts and receivables are subject to numerous federal and state consumer protection laws that impose requirements on the solicitation, making, enforcement and collection of consumer credit. These laws, as well as any new laws or rulings that may be adopted later (including, but not limited to, federal or state interest rate or fee caps or restrictions on credit or charge cards), may adversely affect the servicer's ability to collect enough receivables to make all of the required payments on your certificates or TRS' and Centurion's ability to maintain the current level of annual membership fees and other fees. In addition, the servicer's failure to comply with these requirements could adversely affect the servicer's ability to enforce the accounts or to collect the receivables.

         Pursuant to the pooling and servicing agreement, TRS and Centurion will make certain representations and warranties relating to the validity and enforceability of the accounts and each of the transferors will make certain representations and warranties relating to the validity and enforceability of the receivables, and pursuant to the RFC receivable purchase agreement, TRS will make similar representations and warranties with respect to the receivables. However, the trustee will not make any examination of the receivables or the records for the purpose of establishing the presence or absence of defects, compliance with the representations and warranties, or for any other purpose. The sole remedy, if any representation or warranty is breached and not cured, is that the receivables affected thereby will be reassigned to the transferors (in the case of RFC, for reassignment, in turn, to TRS pursuant to the RFC receivable purchase agreement) or assigned to the servicer. In addition, in the event of the breach of certain representations and warranties, the transferors may be obligated to accept the reassignment of the entire trust portfolio, in which case a pay out event will occur, causing you and the other certificateholders to receive principal payments on your certificates sooner than anticipated and thereby reducing the anticipated yield on your certificates. For more information regarding the foregoing, see "Description of the Certificates--Covenants, Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

         The application of federal or state bankruptcy or debtor- relief laws to cardmembers of the designated accounts could affect the ability of the trust to collect the receivables from the cardmembers, for example, by relieving cardmembers of their obligation to make payments on their accounts. If there is insufficient credit enhancement for your certificates, these situations may adversely affect you. For more information, see "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."

         Potential effect of non-compliance with the BHC Act could require TRS and American Express Company either to divest control of Centurion or to comply with other provisions of the statute.

         The Bank Holding Company Act of 1956, as amended, contains provisions that prohibit certain overdrafts by Centurion on its account at a Federal Reserve Bank on behalf of an affiliate or by an affiliate of its account at Centurion. Violation of these provisions would result in Centurion being deemed to be a "bank" under the statute, requiring TRS and American Express Company either to divest control of Centurion or to comply with other provisions of the statute.

         Changes in laws or regulations could have an adverse effect on your certificates.

         Sometimes Congress and state legislatures consider enacting new laws and amendments to existing laws to regulate further the consumer credit industry. The transferors are unable to determine or predict whether or to what extent changes in laws or regulations will affect charge card use, collections, payment patterns or revenues for the designated accounts.

         Addition of accounts may decrease the credit quality of the assets securing repayment of your certificates.

         The receivables may be paid at any time and there is no assurance that new receivables will be generated or that any particular pattern of repayments will occur. To prevent the early amortization of the certificates, new receivables must be generated and added to the trust. The trust is required to maintain a certain minimum amount of receivables.

         As described under "Description of the Certificates--Addition of Accounts," the transferors will be obligated to designate additional accounts (if they are available), the existing and future receivables of which will be transferred to, and become the property of, the trust if, as of the end of any two consecutive due periods, the transferor amount, expressed as a percentage of the trust principal component (reduced by the privileged assets calculated amount for the immediately preceding due period), is less than 15%. This percentage is referred to as the "minimum transferor percentage," and if specified in the related prospectus supplement, it may vary. Also, under certain circumstances, the transferors will have the right to designate additional accounts.

         Any designation of additional accounts will be subject to certain conditions prescribed by the pooling and servicing agreement, including the following-

         o at the time that each additional account its selected for designation, it must be an eligible account,

         o the transferors' selection of the additional accounts must be made in a manner that the transferors reasonably believe will not materially adversely affect the certificateholders,

         o the transferors must deliver prior written notice of the addition to the rating agencies, the trustee and the servicer, and

         o if the designation of additional accounts is occurring at the option of the transferors (that is, it is not required), the transferors must have been notified in writing by the rating agencies that the designation of the additional accounts will not result in a reduction or withdrawal of the then-current ratings assigned by them to the certificates of any outstanding series of certificates.

         Although the pooling and servicing agreement requires additional accounts to satisfy certain criteria at the time that they are selected, it is possible that additional accounts will not be of the same credit quality as the currently designated accounts and the additional accounts that have been designated prior to the date of this prospectus.

         Social, legal and economic factors can affect credit card payments and may cause a delay in or default on payments.

         Changes in use of the various American Express charge cards and in payment patterns by cardmembers may result from a variety of social, legal and economic factors. Economic factors, including the rate of inflation and unemployment, affect consumer spending and payment patterns, and poor economic conditions may increase the risk of default by cardmembers. There can be no assurance as to what extent social, legal and economic factors will affect future charge and repayment patterns.

         The acts of terrorism that occurred in the United States on September 11, 2001 had a significant impact on the overall economy in the United States, including declines in corporate travel, entertainment spending and consumer travel since September 11, 2001. The ongoing effect of these events and of other possible terrorists acts on the U.S. economy and consumer spending is unclear. No one can predict how these or other factors will affect use of the American Express charge cards, payment patterns and remittance practices. Political and military actions in response to these events and other terrorists acts and the impact of those actions on the use of the American Express charge cards, repayment patterns and remittance practices are also unclear. In addition, existing and new laws may affect consumer spending and borrowing and, therefore, the use and repayment of the American Express charge cards. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists on active duty who have incurred debts like charge-related debt on their American Express cards before being called to active duty may be entitled to a stay of collection efforts. There is no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

         No one can predict how any of these or other factors will affect creation of receivables in the designated accounts or repayment patterns and, consequently, the timing and amount of payments on certificates of your series. A significant decline in the amount of receivables generated in the designated accounts could result in the start of an early amortization period. A reduction in the amount or timing of payments of receivables will reduce the amount available for distribution on the certificates.

         Competition in the credit and charge card industry could lead to early payment of your certificates.

         The credit and charge card industry is highly competitive. The charge card programs operated by American Express Company and its affiliates, which include the American Express Card, the American Express Gold Card and the Platinum Card face substantial and intense competition from other financial institutions that have VISA and MasterCard credit card programs that issue general-purpose credit cards, primarily under revolving credit plans. As a network, Centurion and TRS also face intense competition from card systems like VISA, MasterCard, Diners Club(R), Morgan Stanley Dean Witter and Co.'s Discover(R)/NOVUS(R) Network and JCB. Competition also exists from businesses that issue their own cards or extend credit in other ways to their customers, such as retailers and airline associations. In addition, many United States banks issue credit cards under revolving credit plans that have an annual fee in addition to interest charges where permitted by state law, while issuers of the Discover Card on the Discover/NOVUS Network, as well as many issuers of VISA cards and MasterCard cards, generally charge no annual fees.

         Card issuers compete with each other by offering a variety of products and services, including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits and other reward or rebate programs, "teaser" promotional rates, and co-branded arrangements with partners that offer benefits to cardholders.

         Recently, the consolidation of banking and financial-services companies and credit card portfolio acquisitions by major issuers have resulted in larger card issuers which compete with greater resources, economies of scale and brand recognition, and a small number of dominant issuers has emerged. There has also been an increased use of debit cards for point of sale purchases as many banks have replaced traditional ATM cards with general purpose debit cards bearing either the VISA or MasterCard logo, some of which are also linked to loyalty or reward programs.

         The principal competitive factors that affect the card business of American Express Company and its affiliates are--

         o the quality of the service and services, including rewards programs, provided to cardmembers;
         o  the number, spending habits and credit performance of cardmembers;
         o  the quantity and quality of the businesses that accept the card;
         o the cost of cards to cardmembers and card acceptance to participating establishments;
         o  the terms of payment available to cardmembers;
         o the nature and quality of expense management data capture, and reporting capability;
         o the number and quality of other payment instruments available to cardmembers;
         o  the success of targeted marketing and promotion campaigns;
         o  reputation and brand recognition; and
         o the ability of issuers to implement operational and cost efficiencies.

         Competition in the credit and charge card industry may result in a reduced rate at which new receivables are generated in the designated accounts and may have an adverse affect on cardmembers' purchase and payment patterns. If so, this could result in a pay out event and, therefore, the start of an early amortization period or an early accumulation period for the certificates. If there is a significant drop in card use by the cardmembers of the designated accounts, there may not be enough receivables generated in the designated accounts to ensure that the full principal amount of your certificates will be repaid by their expected final payment date. See "Description of the Certificates--Investor Charge-Offs" and "--Pay Out Events."

         Yield collections allocable to subordinated certificates could be reduced, which could cause a delay or reduction in principal and interest payments on subordinated certificates.

         If one or more classes in a series are subordinated, principal payments on the subordinated class or classes generally will not start until the principal of senior class or classes are repaid. Also, if yield collections allocable to a series are insufficient to cover required amounts due for that series' senior certificates, the invested amount for the subordinated certificates might be reduced. This would reduce the portion of yield collections allocable to the subordinated certificates in the future and could cause a delay or reduction in principal and interest payments on the subordinated certificates. If receivables had to be sold, the portion of the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be used to pay amounts due to the subordinated certificateholders.

         A change in the terms of the receivables may adversely affect the amount or timing of collections and may cause an early payment on your certificates.

         Only the receivables in the designated accounts have been and will be transferred to the trust, and TRS and Centurion are and will remain the owners of the designated accounts themselves. When servicing the designated accounts, the servicer will be required only to exercise the same degree of care and to apply the same policies and procedures that it does when it services its own or other comparable accounts. This means that TRS and Centurion may change the payment, fee and other terms of the designated accounts. Although TRS and Centurion have agreed not to change the terms of the designated accounts unless the same change is also made to a comparable segment of their respective portfolios of accounts with characteristics similar to the designated accounts, there are no other restrictions on the ability of TRS and Centurion to change the terms of the designated accounts. The transferors have the right and may be required from time to time to designate additional accounts for the trust, and the additional accounts may not be of the same credit quality as the initial designated accounts. See "Description of the Certificates--Addition of Accounts."

         A change in yield factor may result in the payment of principal earlier or later than expected.

         The receivables originated under the designated accounts are not subject to a monthly finance charge. As a result, in order to provide yield to the trust on those receivables, a portion of collections received in any due period equal to the product of collections and the yield factor will be treated as yield collections and the remainder of such collections will be treated as principal collections. Recoveries on charged-off receivables will not be considered collections but will instead be utilized as an offset to defaulted receivables. The yield factor is 3.0% under the pooling and servicing agreement. Any increase in the yield factor would result in a higher yield on the receivables originated under the designated accounts and a slower payment rate of principal collections than otherwise would occur. Conversely, any decrease in the yield factor would result in less yield on such receivables and a faster payment rate of principal collections than otherwise would occur.

         Under the pooling and servicing agreement, the transferors may change the yield factor so that it is greater than 3.0% but not greater than 5.0% without your approval or the approval of any certificateholders if certain conditions are satisfied. The transferors can not change the yield factor if--

         o  a pay out event occurred and is continuing,
         o if the change in the yield factor could reasonably be expected to cause a pay out event to occur,
         o Moody's Investors Service, Inc. does not confirm that the change in the yield factor will not cause it to downgrade or withdraw any rating assigned by it to any outstanding series of certificates.

         The transferors' change of the yield factor will not be effective until--

         o the first day of the then-current due period or the first day of the next due period, as specified by the transferors, if, at the time of the change, the servicer is not required to make daily deposits of collections to the collection account under the pooling and servicing agreement at the time of the change, or

         o the day on which all of the conditions to the change are satisfied if, at the time of the change, the servicer is required to make daily deposits of collections to the collection account under the pooling and servicing agreement at the time of the change.

         Issuances of additional series by the trust may adversely affect your certificates.

         The trust is a master trust and has issued other series of certificates and is expected to issue additional series from time to time. All such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that rated an outstanding series must advise the trustee that the issuance of the new series will not result in the reduction or withdrawal of its rating of any outstanding series previously issued by the trust. Nevertheless, the terms of a new series could affect the timing and amounts of payments on your series or any other outstanding series.

         The owners of the certificates of any new series will have voting rights that will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

         If the ratings of the certificates are reduced or withdrawn, their market value could decrease.

         The credit ratings assigned to your certificates reflect the rating agencies' assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected. These ratings are based on the rating agencies' determination of the quality of the receivables in the trust and the availability of any credit enhancement.

         The ratings do not address--

         o the likelihood that the principal or interest on your certificates will be prepaid, paid on a scheduled date or paid on any particular date before the termination date of your series;

         o the possibility that your certificates will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. certificateholders;

         o  the marketability of the certificates or their market price; or

         o that an investment in the certificates is a suitable investment for you.

         A rating is not a recommendation to purchase, hold or sell any series or class of certificates. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your certificates is reduced or withdrawn, the market value of your certificates may decrease.

                     Domestic Consumer Charge Card Business

General

   Consumer charge card receivables are generated from transactions made by Cardmembers. American Express Card, American Express Gold Card and Platinum Card are accepted at service establishments worldwide and may be used for the purchase of merchandise and services. Each American Express Card, American Express Gold Card and Platinum Card is associated with an account owned by an Account Originator, the full receivables balance of which is due upon receipt of a monthly billing statement and is generally not subject to finance-charge assessments. The Accounts do not have pre-set spending limits and are subject to the approval process described below. Accounts may be combined, or be part of, multifeatured accounts that offer the Cardmembers other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the trust. The Accounts are serviced and are expected to continue to be serviced by TRS.

   The American Express Card was launched in 1958, the American Express Gold Card in 1966, and the Platinum Card in 1984. Account charges are subject to an approval process based on the Cardmember's past spending and payment patterns, credit history and personal resources. Accounts are designed for use as a method of payment, not as a means for financing the purchase of merchandise and services. See "--Billing and Fees" and "--Distinctions Between Accounts and Revolving Credit Plan Products" below.

Underwriting and Authorization Procedures

   Accounts are originated primarily both through pre-approved, direct mail solicitations and also through an application process that consists of making applications available to the public through a variety of channels, including service establishments, financial institutions, publications and over the Internet and telephone. The pre-approved process involves determining in advance that a person may qualify for an Account. The Account Originator selects certain persons on the basis of such persons' activities (e.g., holding credit cards, magazine or newspaper subscriptions, club memberships, college enrollment). Typically, these names are submitted to credit bureaus, and the Account Originator provides the bureaus with screening criteria. These criteria were initially developed from TRS' proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become Cardmembers. Additional screening is conducted on applicants who reply to pre-approved offers.

   The application process is used for evaluation of unsolicited applications and certain other categories of applicants. The primary sources of unsolicited applications are the American Express "Take-One" boxes located in a variety of public establishments, the "inbound" telemarketing program featuring the 1-800-THE-CARD telephone number and Internet channels. The application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior delinquencies and incidents of fraud with TRS or Centurion, and verifying that the information on the application is both accurate and provided by the true applicant. For some categories of applicants (e.g., undergraduate or graduate students), the Account Originator requires less information and bases its credit decision on individual and aggregate factors. The

Account Originator may also request less information on certain applications. Where such information supplemented by credit bureau data is insufficient for the Account Originator to make a decision, the Account Originator requests further information from the applicant.

   In addition to the credit review performed in connection with origination of Accounts, utilization of the Accounts is subject to authorization at the time of such utilization based upon the Cardmember's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to non-current accounts, and Accounts that the Account Originator determines to have a higher credit risk, are subject to closer credit scrutiny.

Billing and Fees

   Each Cardmember is subject to an agreement with an Account Originator governing the terms and conditions of the Account. Each Account Originator reserves the right to add, change or terminate any terms or conditions of the Account (including increasing or decreasing fees). The ability of an Account Originator to make such changes is subject to the requirements of applicable laws and to certain limitations in the pooling and servicing agreement and the RFC receivable purchase agreement. Pursuant to Account agreements, Cardmembers are charged an annual membership fee of $55 for the American Express Card, $75 for the American Express Gold Card and $300 for the Platinum Card. In the Senior Membership program, Cardmembers aged 62 and over that are enrolled in the program are charged an annual membership fee of $35 for the American Express Card and $55 for the American Express Gold Card. Except in the limited circumstances related to Recovery Arrangements and described under "--Collection Efforts," no monthly finance charges are assessed and the full balance is due upon receipt of each month's billing statement. The Accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS' usual servicing procedures the payment status of an Account is determined by reference to the cycle billing date for such Account.

   Other fees associated with the Accounts include:

   o a fee of $30 for each additional American Express Card ($20 if the Cardmember is 62 years or older and part of the Senior Membership program), $35 for each additional American Express Gold Card ($25 if the Cardmember is 62 years or older and part of the Senior Membership program), and $150 for the first additional Platinum Card,

   o returned payment fees, and

   o late fees.

   These fees, along with annual membership fees, are included in the trust's assets.

Collection Efforts

   Each Account Originator will consider an Account delinquent after a charge first appears as part of an unpaid previous balance on any monthly billing statement. Efforts to collect delinquent Account balances are made by TRS as servicer and collection agencies and attorneys retained by such collection agencies and by TRS as servicer. Under current practice, the Account Originator includes a request for payment of any overdue amounts on all billing statements following delinquency. The Account Originator uses its proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Cardmembers considered to be high risk may be contacted by either a letter or a telephone call when an Account becomes delinquent, or prior to delinquency based on a number of factors, including the Cardmember's tenure and the amount owed in relation to prior spending and payment behavior. If it is determined that the Cardmember may be unable to pay the outstanding balance, the Account may be "preempted"--i.e., the Account is cancelled, charge privileges are revoked, and a more intensive collection action is initiated. For all other Cardmembers with delinquent balances, charge privileges are generally cancelled 90 days from the date of the billing statement on which a charge first appeared. For both the preempted Accounts and those reaching the 90 days status, attorney demand letters may also be sent. If an Account remains delinquent, it may be sent to collection agencies who continue with telephone calls and letters. Legal action may be instituted. Arrangements may be made with Cardmembers to extend or otherwise change payment schedules to maximize collections. In some cases, an Account Originator and a delinquent Cardmember may agree to an arrangement, called a "Recovery Arrangement," that will simultaneously suspend the charge privileges associated with the Cardmember's Account and obligate the Cardmember to repay delinquent balances in his or her Account in installments according to an agreed-upon installment plan.

   Pursuant to the pooling and servicing agreement, the receivables in a Designated Account will be charged-off no later than the date when the Account remains unpaid for 360 days from the date of the billing statement on which a charge first appeared. The receivables in a Designated Account owned by Centurion will generally be charged-off after the Account remains unpaid for six contractual payment dates, approximately 180 days from the date of the billing statement on which a charge first appeared. In either case, charge- offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of the Account Originators and the servicer, as applicable, may change over time in accordance with its business judgment and applicable law.

Distinctions between Accounts and Revolving Credit Plan Products

   There are important distinctions between Accounts and revolving credit plan products. Accounts have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Accounts cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to Cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to revolving credit plan products.

   Another distinction between Accounts and revolving credit plan products is that Account balances are not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Revolving credit plan products, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit issuer. Because Account balances are not assessed finance charges, for the purpose of providing yield to the trust, a portion of the

Collections received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections.


                             The Designated Accounts

   The receivables that will be the property of the trust will be all of the Eligible Receivables in the Designated Accounts that exist as of the Cut Off Date and that arise after the Cut Off Date. The Designated Accounts have been, and will be, selected from the Portfolio according to eligibility criteria (specified in the pooling and servicing agreement) that have been, or will be, applied on the each Designated Account's Selection Date. However, they will be selected randomly. If a Designated Accounts changes to another Eligible Account because, for example, its charge card is lost or stolen and certain conditions specified in the pooling and servicing agreement are satisfied, the new Eligible Account will be a Designated Account, and the receivables of the new Eligible Account will be property of the trust.

   If certain conditions can be satisfied, the pooling and servicing agreement permits, and, in certain circumstances, obligates, the transferors to designate Additional Accounts to be treated as Designated Accounts and to transfer to the trust all of their existing and future receivables. These Additional Accounts have to be Eligible Accounts, and they must satisfy the eligibility criteria specified in the pooling and servicing agreement. Whenever Additional Accounts are designated, each of the transferors will represent and warrant to the trust that the receivables existing in the Additional Accounts, as of their Selection Dates or any other date as of which they were selected, satisfy the eligibility criteria. Also, on any day on which a new receivable is created in an Additional Account, the transferor that has conveyed the receivable to the trust will be deemed to represent and warrant to the trust that the receivable satisfies the eligibility criteria specified in the pooling and servicing agreement. See "Description of the Certificates--Covenants, Representations and Warranties."

   An Additional Account may include an Account, receivables of which have been written off, or for which the servicer believes the related Cardmember is bankrupt or insolvent as of the date on which the Additional Account was selected to become a Designated Account and/or its Additional Account Cut Off Date, but only if (a) the balance of all of the receivables included in the account is reflected in the records of its Account Originator, and is treated under the pooling and servicing agreement, as "zero" and (b) the charging privileges for the account have been cancelled in accordance with the Account Originator's usual guidelines.

   Sometimes the transferors will have the right (if certain conditions specified in the pooling and servicing agreement can be satisfied) to require the "removal" of some Designated Accounts so that the accounts no longer give rise to receivables that are the property of the trust and the transferors must accept the conveyance from the trust of all of the existing and future receivables in the accounts that are, or would otherwise be, the property of the trust. This means that the Designated Accounts that give rise to receivables that are property of the trust may change--both as a result of the designation of Additional Accounts and the removal of some Designated Accounts. See "Description of the Certificates--Conveyance of Receivables."

   The accompanying prospectus supplement includes information about the Portfolio as of certain specified dates. That information includes information regarding the variations in the balances of the Accounts, the payment status of the Accounts, the aging of the Accounts, and the geographic distribution of the obligors under of the Accounts.

   Further, pursuant to the pooling and servicing agreement, the transferor will have the right (subject to certain limitations and conditions discussed herein) to accept removal of certain Designated Accounts designated by such transferor from the trust and accept the conveyance of all the receivables in the removed accounts, whether such receivables are then existing or thereafter created. Throughout the term of the trust, the Designated Accounts from which the receivables conveyed to such trust arise will be the same Designated Accounts selected by the transferors on the Cut Off Date plus any Additional Accounts, but will not include any removed accounts. See "Description of the Certificates--Conveyance of Receivables."

   The prospectus supplement relating to each series of certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the range of balances of the Accounts, the range of payment status of the Accounts, the range of ages of the Accounts and the geographic distribution of the Accounts.


                       The Transferors and Related Parties

RFC

   American Express Receivables Financing Corporation, or RFC, was incorporated under the laws of the State of Delaware on July 30, 1991. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc., which is referred to as TRS. TRS is a wholly owned subsidiary of American Express Company, a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world. RFC was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC, nor RFC's board of directors, intends to change the business purpose of RFC. RFC's executive offices are located at 40 Wall Street, Mail Stop 10-19-06, New York, New York 10005.

Centurion

   American Express Centurion Bank, or Centurion, was incorporated under Utah laws as an industrial loan company in 1987. It received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank that was also named "American Express Centurion Bank."

TRS and Credco

   TRS is a wholly owned subsidiary of American Express Company. TRS, directly or through subsidiaries, provides a variety of products and services, including the Accounts, consumer lending, American Express(R) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance.

   Credco is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing certain Cardmember receivables generated by TRS and its subsidiaries.


                                    The Trust

   The trust was formed under the laws of the State of New York pursuant to the pooling and servicing agreement. Since it was formed, the trust has not engaged in any business activities other than the activities contemplated by the pooling and servicing agreement, the issuance of series of certificates and the Exchangeable Transferor Certificate and incidental activities. Therefore, the trust is not expected to need, or have any source of, additional capital other than the receivables and the other trust assets.


                         Description of the Certificates


   The certificates have been issued, and will continue to be issued, in series. Each series will represent an undivided interest in the trust, and the remaining undivided interest that is not represented by the various series will be the "Transferors Interest" and represented by the Exchangeable Transferor Certificate.

   The certificates of each series will be issued pursuant to the pooling and servicing agreement and a related series supplement among the transferors, the servicer, and the trustee, each of which will be substantially in the form filed as exhibits to the registration statement, of which this prospectus is a part, that has been filed with the U.S. Securities Exchange Commission. If you wish to see a copy of the pooling and servicing agreement, please contact the trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York 10001- 1803, Attention:
Corporate Trust ABS Unit. The trustee will provide a copy of the pooling and servicing agreement (without exhibits or schedules) and any series supplements to you upon your request.

   The prospectus supplement for your series will describe provisions of your certificates, the pooling and servicing agreement, and your series supplement that are unique to your series. The following summary of the certificates describes terms that are common to all series of certificates, including yours.

General

   The certificates of each series will represent an undivided interest in the trust, including the right to receive the series' Invested Percentage of Collections up to the amount that is required to pay interest on the certificates of the series when scheduled and to pay the series' Invested Amount on the Expected Final Payment Date or, in certain circumstances, earlier or later than that.

The property of the trust consists of--

   o the existing and future receivables that have arisen, and will arise, in the Designated Accounts and in any later-designated Additional Accounts,

   o all Collections and recoveries made on the receivables,

   o RFC's rights under the RFC receivable purchase agreement,

   o funds deposited to the Collection Account, any Principal Funding Accounts Interest Funding Accounts that are established for the benefit of any series, any other accounts established for the benefit of any series, and

   o the credit enhancement that may be provided for certain series.

   Each series may consist of one or more classes of certificates, some of which may be subordinated in right of payment others. Each class will evidence the right to receive a specified portion of each distribution of principal or interest . Also, each class may differ from the other classes of its series in a number of ways. For example, it may have different amounts allocated to principal payments, a different maturity date, a different interest rate, and the benefit of credit enhancement or different credit enhancement.

   All allocations and payments made for or to a specific series will be further allocated among the classes of the series as described in the series' prospectus supplement. The allocation provisions for your series are described in the accompanying prospectus supplement.

   The transferors or one or more of their affiliates, initially, will own the interest--known as the "Transferor Interest"--that is not represented by the series issued by the trust . The Transferor Interest will be evidenced by an "Exchangeable Transferor Certificate" that will represent an undivided interest in the trust, including the right to a percentage, called the "Transferor Percentage," that may vary from month to month, of all Collections. The Exchangeable Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions contained in the pooling and servicing agreement.

   A payment of interest on your certificates will be made on each Distribution Date to the person or entity in whose name your certificates are registered (or if definitive certificates are issued, to the holders of the definitive certificates) on the most recent "Record Date." For any Distribution Date, the amount of interest that will be payable is described in greater detail in the accompanying prospectus supplement.

   While a series is in its Revolving Period, the series' Invested Amount in the trust will remain constant, except under the circumstances described under "--Defaulted Receivables; Recoveries; Adjustments" and "--Investor Charge-Offs." However, from day to day, the amount of the receivables and Principal Collections in the trust will change as new receivables are created and others are paid, and the amount or "size" of the Transferor Interest will fluctuate to reflect these changes. While a series is amortizing, the series' Invested Amount will decline as Principal Collections are distributed to its certificateholders. As a result, the size of the Transferor Interest will generally increase as a series' Invested Amount is reduced. The size of the Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

   Except as described below, the certificates of each series will initially be represented by certificates registered in the name of the nominee of DTC. With respect to each series of certificates, beneficial interests in the certificates will available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The transferors have been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of certificates. Unless and until definitive certificates are issued for any series under the limited circumstances described herein, no Certificate Owner acquiring an interest in the certificates will be entitled to receive a certificate representing such person's interest in the certificates. All references herein to actions by certificateholders will refer to actions taken by DTC upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to certificateholders will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

   If specified in the prospectus supplement for a series, an application will be made to list the certificates of the series, or all or a portion of any class of the series, on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

   The certificates offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form. This means that, except in the limited circumstances described in "--Definitive Certificates" below, purchasers of certificates will not be entitled to have the certificates registered in their names. Furthermore, these purchasers will not be entitled to receive physical delivery of the certificates in definitive paper form. Instead, upon issuance, all the certificates of a class will be represented by one or more fully registered permanent global certificates, without interest coupons.

   Each global certificate will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global certificate representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for purposes of the pooling and servicing agreement.

   The registration of the global certificates in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their certificates in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

   Purchasers of certificates in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for its customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of certificates in Europe may hold interests in the global certificates through Clearstream, Luxembourg or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

   Because DTC will be the only registered owner of the global certificates, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

   As long as the certificates are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

   o the ownership interests of its participants, including the U.S. depositories; and

   o all transfers of ownership interests between its participants.

   The participants and indirect participants, in turn, will maintain records showing:

   o the ownership interests of their customers, including indirect participants, that hold the certificates through those participants; and

   o all transfers between these persons.

   Thus, each beneficial owner of a book-entry certificate will hold its certificate indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

   The trust, the trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining supervising or reviewing DTC's records or any participant's records relating to book-entry certificates. The trust, the trustee and their agents also will not be responsible or liable for payments made on account of the book-entry certificates.

   Until definitive certificates are issued to the beneficial owners as described under "--Definitive Certificates" in this prospectus, all references to "holders" of certificates means DTC. The trust, the trustee and any paying agent or transfer agent and registrar may treat DTC as the absolute owner of the certificates for all purposes.

   Beneficial owners of book-entry certificates should realize that the trust will make all distributions of principal and interest on the certificates to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the certificates. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

   Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of certificates under the pooling and servicing agreement, each person owning a beneficial interest in the certificates must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the trust that it will take actions under the pooling and servicing agreement only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

   Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

   Beneficial owners of book-entry certificates should also realize that book-entry certificates may be more difficult to pledge because of the lack of a physical certificate. Beneficial owners may also experience delays in receiving distributions on their certificates since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

   The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the SEC.

   Clearstream, Luxembourg. Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

   Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

   Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank, S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Distributions on Book-Entry Certificates. The trust will make distributions of principal of and interest on book-entry certificates to DTC. These payments will be made in immediately available funds by the trust's paying agent, The Bank of New York, at the office of the paying agent in New York City that the trust designates for that purpose.

   In the case of principal payments, the global certificates must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

   Upon receipt of any payment of principal of or interest on a global certificate, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global certificate as shown on the records of DTC. Payments by participants to beneficial owners of book-entry certificates will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

   Distributions on book-entry certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by its U.S. depository.

   Distribution on book-entry certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

   In the event definitive certificates are issued, distributions of principal of and interest on definitive certificates will be made directly to the holders of the definitive certificates in whose names the definitive certificates were registered at the close of business on the related Record Date.

   Global Clearance and Settlement Procedures. Initial settlement for the certificates will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Such secondary market trading will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to DTC.

   Because of time-zone differences, credits to certificates in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the certificates settled during processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg customers on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of certificates by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Certificates

   The certificates of a series offered by this prospectus will be issued as definitive certificates, rather than to DTC or its nominee, only if:

   o the transferors advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the trustee is, or the transferors are, unable to locate a qualified successor,

   o the transferors, at their option, elect to terminate the registration of the certificates on the book-entry system through DTC, or

   o after the occurrence of a servicer default, Certificate Owners representing in the aggregate more than 50% (or such other percentage specified in the related prospectus supplement) of the Invested Amount advise DTC through DTC participants in writing that the continuation of a book-entry system with respect to the certificates through any depositary is no longer in the best interest of the Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding three clauses, DTC is required to notify all DTC participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the certificates and instructions for re-registration, the trust will issue the certificates as definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as holders under the pooling and servicing agreement and the relevant series supplement.

   Distribution of principal of and interest on the certificates will be made by the paying agent directly to holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the pooling and servicing agreement and the relevant series supplement. Interest payments and any principal payments on each Distribution Date will be made to holders in whose names the definitive certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the certificate register. The final payment on any certificate (whether definitive certificates or the certificate registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide such notice to registered certificateholders not later than the fifth day of the month of such final distribution.

   Definitive certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

   Starting on the issuance date of your series of certificates, interest on your certificates will accrue on your series' Invested Amount at the per annum rate of interest that is specified in the accompanying prospectus supplement. Interest on the other series of certificates will accrue on their respective Invested Amounts from their respective issuance dates at various per annum rates, which may be fixed rates, floating rates or other types of rates.

   Interest on your series of certificates will be payable to you on the Distribution Dates that are specified in the accompanying prospectus supplement, and will be funded from--

   o Yield Collections made during the preceding Due Period or Due Periods and allocated to your series' Certificateholders' Interest,

   o investment earnings on funds held in trust accounts,

   o if necessary, the credit enhancement, if any, that is available for your certificates, and

   o other sources, if any, that are specified in the accompanying prospectus supplement.

   If the Distribution Dates for a series or class of certificates occurs less frequently than monthly, amounts available for the payment of interest on that series or that class may be deposited in one or more trust accounts, referred to as "Interest Funding Accounts," pending their distribution to the certificateholders of that series or class in the manner described in the related prospectus supplement. If a series has more than one class of certificates, each class may have its own Interest Funding Account.

   The accompanying prospectus supplement describes for your series of certificates--

   o the per annum rate of interest for each class of certificates,

   o for any class of certificates that bears interest at a floating rate, the initial per annum rate of interest for the class, as well as the interest reset dates and the interest-resetting method or formula for determining the subsequent per annum rates of interest for the class.

   The prospectus supplement for every other series of certificates describes, or will describe, similar information for those series.

Principal Payments

   For each series of certificates, during the series' "Revolving Period," no payments of principal will be made on the series' certificates. The Revolving Period begins on the series' issuance date. After the Revolving Period, payments of principal on the certificates of the series will be paid in full on an expected date, in periodic installments starting on a certain date or, to the extent available, on each Distribution Date. The accompanying prospectus supplement describes the manner and the timing in which the principal of your certificates will be paid, as well as the relative priority of principal payments that will be made on the various classes of your series. The prospectus supplement for every other series of certificates describes, or will describe, similar information for those series.

   Controlled Amortization Periods. If specified in the prospectus supplement for a series, unless and until a Pay Out Event occurs, the certificates of the series or any class of the series will have an amortization period, called the "Controlled Amortization Period," during which Principal Collections allocated to the series' Certificateholders' Interest (and, if specified in the series' prospectus supplement, other amounts) will be used on each Distribution Date to make payments of principal, in scheduled amounts, on the classes of the certificates of the series that are then entitled to the payment of principal. During the Controlled Amortization Period, the amount of principal that will be payable on the certificates of any class on any Distribution Date will be limited to an amount, called the "Controlled Distribution Amount," that will be specified in the related prospectus supplement. If, on any Distribution Date during the Controlled Amortization Period, the amount of the funds available to make principal payments on the certificates of the series is less than the Controlled Distribution Amount, then the amount of the deficit will be carried forward to, and be payable on, later Distribution Dates. For any Distribution Date, the sum of any unpaid deficits from previous Distribution Dates and the Controlled Distribution Amount for that Distribution Date is referred to as the "Controlled Amortization Amount."

   If a series has more than one class of certificates, each class may have a different Controlled Amortization Amount. Also, the payment of principal on some classes may be subordinated to the payment of principal on other classes. These things will be described in greater detail in the prospectus supplement for the series.

   A series' Controlled Amortization Period will begin at the close of business on a specified date and, as specified in the prospectus supplement for the series, continue until the earliest of--

   o the start of the Early Amortization Period,

   o the start of the Early Accumulation Period,

   o the payment in full of the series' Invested Amount, and

   o the series' Termination Date.

   Controlled Accumulation Periods. If specified in the prospectus supplement for a series, unless and until a Pay Out Event occurs, the certificates of the series or any class of the series will have an accumulation period, called the "Controlled Accumulation Period," during which Principal Collections allocated to the series' Certificateholders' Interest (and, if specified in the series' prospectus supplement, other amounts) will be deposited, up to a specified amount called the series' "Controlled Deposit Amount," to a trust account called the series' "Principal Funding Account." During the Controlled Accumulation Period, the amount of Principal Collections that will be deposited to the Principal Funding Account on each Distribution Date will be limited to an amount, called the "Controlled Distribution Amount," that will be specified in the related prospectus supplement. If, on any Distribution Date during the Controlled Accumulation Period, the amount of the funds that were available for deposit, and were deposited, to the Principal Funding Account was less than the Controlled Deposit Amount, then the amount of the deficit will be carried forward to, and be deposited to, the Principal Funding Account on later Distribution Dates. For any Distribution Date, the sum of any undeposited deficits from previous Distribution Dates and the Controlled Deposit Amount for that Distribution Date is referred to as the "Controlled Accumulation Amount."

   On any Distribution Date that occurs during the Controlled Accumulation Period, any Principal Collections allocated to the series' Certificateholders' Interest that exceed the amount that is required to be deposited in the Principal Funding Account on such date may be treated as Excess Principal Collections. If certain conditions contemplated by the pooling and servicing agreement and described in the series' related prospectus supplement are satisfied, the servicer may delay the start of the series' Controlled Accumulation Period and extend the length of the series' Revolving Period.

   If a series has more than one class of certificates, the different classes may have different Principal Funding Accounts and different Controlled Accumulation Amounts. Also, the deposit of funds to each class' Principal Funding Account may be subordinated to the deposit of funds to other classes' Principal Funding Accounts. These things will be described in greater detail in the prospectus supplement for the series.

   A series' Controlled Accumulation Period will begin at the close of business on a specified date and, as specified in the prospectus supplement for the series, continue until the earliest of -

   o the start of the Early Amortization Period,

   o the start of the Early Accumulation Period,

   o the payment in full of the series' Invested Amount, and

   o the series' Termination Date.

   If specified in the prospectus supplement for a series, the servicer may, based on the payment rate on the receivables and the amount of principal distributable to certificateholders of all outstanding series, postpone the commencement of the Controlled Accumulation Period for the series.

   Rapid Amortization Periods. If specified in the prospectus supplement for a series, the certificates of the series or any class of the series will have an amortization period, called the "Rapid Amortization Period," during which Principal Collections allocated to the series'

Certificateholders' Interest (and, if specified in the series' prospectus supplement, other amounts) will be used on each Distribution Date to make payments of principal on the classes of the certificates of the series that are then entitled to the payment of principal until the series' Invested Amount and the series' Enhancement Invested Amount are paid in full or the Series Termination Date occurs. Unlike the amount of the principal payments made during a Controlled Amortization Period, which are limited to specified amounts for each Distribution Date, the amount of principal payments made during a Rapid Amortization Period are not limited to any maximum amount. Instead, they are made in an amount equal to the amount of funds that are available under the pooling and servicing agreement.

   Early Amortization Periods. If specified in the prospectus supplement for a series, the certificates of the series or any class of the series may have an amortization period, called the "Early Amortization Period," during which Principal Collections allocable to the series' Certificateholders' Interest will no longer be reinvested in the trust, used to maintain the Certificateholders' Interest or held in the Principal Funding Account, but instead will be distributed as principal payments to the certificateholders on each Distribution Date beginning with the first Special Payment Date (which will be the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred). After the occurrence of a Pay Out Event, any funds on deposit in the series' Interest Funding Accounts and Principal Funding Accounts will be paid to the certificateholders of the series on the first Special Payment Date. For a discussion of the events which might lead to the commencement of an Early Amortization Period, see "--Pay Out Events."

   Early Accumulation Periods. If specified in the prospectus supplement for a series, the certificates of the series or any class of the series may be subject to a period called an "Early Accumulation Period," during which Principal Collections allocable to the series' Certificateholders' Interest will not be reinvested in the trust, used to maintain the Certificateholders' Interest, or held in the Principal Funding Account, but instead will be periodically deposited to a Principal Funding Account and then distributed as a principal payment to the certificateholders on the series' Expected Final Payment Date. The Early Accumulation Period for a series will not start unless a Pay Out Event occurs. Once it starts, it will not end until the earliest of--

   o the start of the Early Amortization Period,

   o the payment in full of the series' Invested Amount and, if any, the Enhancement Invested Amount, and

   o the series' Termination Date.

   During an Early Accumulation Period, the amount that will be deposited to a Principal Funding Account and then distributed as a principal payment on the certificates will not be limited to the Controlled Deposit Amount. For a discussion of the events which might lead to commencement of a Early Accumulation Period, see "--Pay Out Events"

   During the Early Accumulation Period, funds on deposit in a Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related series of certificates or to make other payments as specified in the related prospectus supplement. In order to enhance the likelihood of payment in full of principal at the end of the Early

Accumulation Period, such series may be subject to a principal guaranty or other similar arrangement.

Conveyance of Receivables

   The transferors have assigned to the trustee, all of their respective rights, title and interests in and to the existing and future receivables in the Designated Accounts, including the Additional Accounts that have been designated prior to the date of this prospectus, and their respective proceeds. Pursuant to a receivable purchase agreement between TRS and RFC, TRS sold to RFC all of TRS' right, title and interest in and to the existing and future receivables in the Designated Accounts, including the Additional Accounts that have been designated prior to the date of this prospectus, and their respective proceeds.

   In connection with all of the assignments of the receivables, TRS, for itself and as the servicer for Credco, has noted and will note in its records (including its computerized records) that--

   o the receivables assigned by TRS to RFC have been sold to RFC, and

   o then, in turn, sold by RFC to the trust.

Also, each of the transferors has noted and will note in its records (including their computerized records) that the receivables have been assigned by it to the trust. The transferors have given the trustee computer files or microfiche lists that identify for each Designated Account, as of the Cut Off Date and for each Additional Account, as of its Additional Account Cut Off Date, its account number and its receivables balance. As the initial servicer, TRS will not deliver any other records or agreements relating to the Designated Accounts or the receivables to the trustee.

   Except as described above, the records and all agreements relating to the Designated Accounts and their receivables have not been, and will not be, segregated from those relating to other charge card accounts and their receivables, and neither the computer files nor the documents relating to the Designated Accounts or their receivables have been, or will be, marked to indicate that the receivables have been transferred to the trust. However, Credco and TRS have filed one or more UCC-1 financing statements in accordance with applicable law to perfect TRS' and the transferors' respective interests in the receivables, and each transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable law to perfect the trust's interest in the receivables. See "Risk Factors" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."

Exchanges

   The pooling and servicing agreement will provide for the trustee to issue two types of certificates:

   o one or more series of certificates which are transferable and have the characteristics described below and

   o the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will initially be held by the transferors or a designated affiliate of the transferors and will be transferable only as provided in the pooling and servicing agreement.

   The pooling and servicing agreement will also provide that, pursuant to any one or more series supplements, the transferors may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any series of certificates, to the trustee in exchange for one or more newly issued series (which may include series offered pursuant to this prospectus) and a reissued Exchangeable Transferor Certificate. A tender of this kind is called an "Exchange." The holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued series, the following principal terms:

   o its name or designation,

   o its initial principal amount (or method for calculating such amount),

   o its certificate rate (or formula for the determination thereof),

   o the interest payment date or dates and the date or dates from which interest will accrue,

   o the method for allocating collections to certificateholders,

   o the names of any accounts to be used by such series and the terms governing the operation of any such accounts,

   o the percentage used to calculate monthly servicing fees,

   o the Minimum Transferor Percentage,

   o the minimum amount of Trust Principal Component required to be maintained through the designation by the transferors of Additional Accounts,

   o the issuer and terms of any credit enhancement with respect thereto,

   o the base rate for such series, if applicable,

   o the terms on which the certificates of such series may be repurchased at the transferors' option or remarketed to other investors,

   o the series termination date,

   o any deposit into any account maintained for the benefit of certificateholders,

   o the number of classes of such series, and if more than one class, the rights and priorities of each such class,

   o the extent to which the certificates of such series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid),

   o whether the certificates of such series may be issued in bearer form and any limitations imposed thereon,

   o the priority of any series with respect to any other series,

   o the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such series,

   o whether such series will be an Excess Allocation Series, and

   o any other relevant terms.

   Upon the issuance of an additional series of certificates, none of the transferors, the servicer, the trustee or the trust will be required or will intend to obtain the consent of any certificateholder of any other series previously issued by such trust. However, as a condition of an Exchange, the transferors will deliver to the trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding series previously issued by the trust. The transferors may offer any series to the public or other investors under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

   The transferors may perform Exchanges and define principal terms of a series such that each series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other series. Further, one or more series may be in their revolving periods while other series are not. Thus, certain series may not be amortizing, while other series are amortizing. A series may have the benefits of a form of credit enhancement issued by issuers different from the issuers of the form of credit enhancement with respect to any other series. Under the pooling and servicing agreement, the trustee will hold any such credit enhancement only on behalf of the series with respect to which such credit enhancement relates. Likewise, with respect to each such credit enhancement, the transferors may deliver a different form of credit enhancement agreement. The holder of the Exchangeable Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each series. Yield Collections not used to pay interest on the certificates, the monthly servicing fee, the Investor Default Amount or Investor Charge-Offs with respect to any series may be allocated as provided in the form of the credit enhancement agreement for such series, if applicable. The holder of the Exchangeable Transferor Certificate will also have the option under the pooling and servicing agreement to vary between series the terms upon which a series (or a particular class within such series) may be repurchased at the transferors' option or remarketed to other investors. Additionally, certain series may be subordinated to other series, or classes within a series may have different priorities. There will be no limit to the number of Exchanges that the transferor may perform under the pooling and servicing agreement. The trust will terminate only as provided in the pooling and servicing agreement.

   An Exchange may only occur upon the satisfaction of certain conditions provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the transferors may perform an Exchange by notifying the trustee, at least three business days in advance of the date upon which the Exchange is to occur. Under the pooling and servicing agreement, the notice will state the designation of any series to be issued on the date of the Exchange and, with respect to each such series:

   o its initial invested amount (or method for calculating such amount) and

   o its certificate rate (or the method for allocating interest payments or other cash flow to such series).

   The pooling and servicing agreement provides that, on the date of the Exchange, the trustee will issue any such series only upon delivery to it of the following:

   o a series supplement in form satisfactory to the trustee signed by the transferors and specifying the principal terms of such series,

   o the form of credit enhancement and the credit enhancement agreement, if any, with respect thereto executed by the transferors and the provider of the form of credit enhancement,

   o opinion of counsel to the effect that certificates of such series will be characterized either as indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such series will not affect the Federal income tax characterization of any outstanding series of the trust,

   o written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding series and

   o the existing Exchangeable Transferor Certificate and the applicable certificates of the series to be exchanged, if applicable. Upon satisfaction of such conditions, the trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged series, if applicable, and issue the new series and new Exchangeable Transferor Certificate.

Covenants, Representations and Warranties

   Each transferor has severally covenanted in the pooling and servicing agreement to the trustee for the benefit of all certificateholders of all series which from time to time may have an interest in the trust that, as to the receivables conveyed to the trust by it, the transferor will accept the transfer of any receivable which is charged-off as uncollectible or any receivable the proceeds of which are unavailable to the trust, if:

   o the receivable is not an Eligible Receivable,

   o the receivable was not conveyed to the trust free and clear of all liens (except such liens as may be permitted by the pooling and servicing agreement) or in compliance in all material respects with all requirements of law,

   o all material information with respect to the receivables, and the Designated Accounts related thereto, in the list provided to the trustee was not true and correct in all material respects,

   o such transferor did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the receivables to the trust, or

   o on the applicable date of issuance and on the applicable date on which Additional Accounts are conveyed to the trust, the computer file or list of Designated Accounts or Additional Accounts, as the case may be, provided by such transferor to the trustee was not an accurate and complete listing of all such Accounts in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable, or the information contained therein with respect to the identity of such Accounts and the receivables existing thereunder was not true and correct in all material respects as to the Cut Off Date or the Additional Account Cut Off Date, as applicable, unless cured within 60 days or any longer period agreed upon by the trustee (not to exceed an additional 60 days) or within any other period of time as specified in the related prospectus supplement, from the earlier to occur of the discovery of any such event by such transferor or the servicer, or receipt by such transferor or the servicer of written notice of any such event given by the trustee. Additionally, each transferor covenants

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
     and will covenant in each pooling and servicing agreement to accept, under certain conditions, the transfer of receivables which are subject to certain specified liens immediately upon the discovery of such liens.

   A transferor will accept the transfer of any receivable as described above, each of which is called an "Ineligible Receivable," by paying to the servicer within two business days for deposit in the Collection Account an amount equal to the balance of such Ineligible Receivable. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable will be deemed a payment in full of the Ineligible Receivable and will be treated under the pooling and servicing agreement in the same manner as are payments received by the servicer from Cardmembers under the Designated Accounts. Any amounts so paid by a transferor will be allocated in respect of Yield Collections and Principal Collections as provided in the pooling and servicing agreement. Notwithstanding the foregoing, no such reassignment will be considered to occur unless such deposit is made.

   The obligation of a transferor to accept reassignment of any Ineligible Receivable as described above will be the sole remedy with respect to such receivable available to certificateholders of all series outstanding or the trustee on behalf of certificateholders of all series outstanding. Pursuant to the RFC receivable purchase agreement, TRS has made covenants with respect to Ineligible receivables substantially similar to those described above with respect to the transferors. As a result, in the event that a receivable sold to RFC by TRS becomes an Ineligible Receivable, TRS will be required to repurchase such receivable from RFC so as to enable RFC to repurchase such receivable from the trust.

   Each transferor has represented and warranted in the pooling and servicing agreement to the trustee for the benefit of all holders of all series which from time to time may have an interest in the trust that:

     (i) such transferor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the pooling and servicing agreement and, with respect to RFC only, the RFC receivable purchase agreement and to execute and deliver to the trustee the certificates pursuant to the pooling and servicing agreement,

     (ii) the pooling and servicing agreement and, with respect to RFC only, the RFC receivable purchase agreement constitute legal, valid, binding and enforceable obligations of such transferor, and

     (iii) the pooling and servicing agreement constitutes a valid transfer to the trust of all right, title and interest of such transferor in and to the receivables transferred to the trust by such transferor, whether then existing or thereafter created in the Designated Accounts, and the proceeds thereof (which amount will include amounts in any of the accounts established for the benefit of the certificateholders) or the grant of a first priority perfected security interest in such receivables and with certain exceptions made for certain limited time periods the proceeds thereof (which amount will include amounts in any of the accounts established for the benefit of the certificateholders), which is effective as to each receivable upon the transfer thereof to the trust or upon its creation, as the case may be, and, with respect to RFC only, that the RFC receivable purchase agreement constitutes a valid transfer to RFC of all right, title and interest of TRS or the applicable seller in and to the receivables, whether then existing or thereafter created in the applicable Designated Accounts, and the proceeds thereof.

   In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above are not true and correct or (y) a material amount of receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interests of holders of the certificates of all series which have an interest in the trust, either the trustee or the holders of certificates evidencing undivided interests in such trust aggregating more than 50% of the outstanding invested amount of all such series, by written notice to the transferors (and to the trustee and the servicer, if given by the certificateholders), may direct the transferors to accept reassignment of all receivables within 60 days of such notice or any longer period agreed upon by the trustee (not to exceed an additional 60 days). The transferors will be obligated to accept reassignment of all such receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties will then be true and correct in all material respects or there will no longer be a material amount of such receivables which are not Eligible Receivables, as the case may be. The price for such transfer of receivables will be equal to the sum of the aggregate invested amounts of all such series on the Record Date related to the applicable payment date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all interest accrued but unpaid on all such series at the applicable certificate rates through the end of the interest accrual periods of such series. The payment of such amount into the Collection Account in immediately available funds will be considered a prepayment in full of all such receivables and will be paid in full to the certificateholders. The obligations described above will be the sole remedies respecting the foregoing representations, warranties and events available to the trustee or the certificateholders.

   Pursuant to the RFC receivable purchase agreement, TRS has made representations and warranties with respect to the receivables sold by it to RFC pursuant to the RFC receivable purchase agreement substantially similar to those described above with respect to the transferors. As a result, in the event that RFC breaches a representation and warranty described above with respect to a receivable sold to RFC by TRS or such seller, TRS or such seller will be required to repurchase from RFC the receivables retransferred to RFC for an amount of cash equal to the amount RFC is required to deposit under the pooling and servicing agreement in connection with such retransfer.

   It will not be required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the transferors' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling and servicing agreement for any other purpose. The servicer, however, will be required to deliver to the trustee on or before March 1 (or such other date specified in the related prospectus supplement) of each year an opinion of counsel with respect to the validity of the security interest of the trust in and to the receivables and certain other components of such trust.

Addition of Accounts

   Subject to the conditions described below, the transferors will have the right to designate new accounts--referred to as "Additional Accounts"--the existing and future receivables of which will be transferred to, and become the property of, the trust. Also, the transferors will be obligated to designate Additional Accounts (if they are available) if, as of the end of any two consecutive Due Periods, the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount for the immediately preceding Due Period), is less than 15%. This percentage is referred to as the "Minimum Transferor Percentage," and if specified in the related prospectus supplement it may vary.

   Any designation of Additional Accounts will be subject to certain conditions prescribed by the pooling and servicing agreement, including the following--

   o at the time that each Additional Account is selected for designation, it must be an Eligible Account,

   o the transferors' selection of the Additional Accounts must be made in a manner that the transferors reasonably believes will not materially adversely affect the certificateholders,

   o the transferors must deliver prior written notice of the addition to the Rating Agencies, the trustee and the servicer, and

   o the designation of Additional Accounts is occurring at the option of the transferors (that is, it is not required), the transferors must have been notified in writing by the Rating Agencies that the designation of the Additional Accounts will not result in a reduction or withdrawal of the then-current ratings assigned by them to the certificates of any outstanding series of certificates as described under "Risk Factors-- Addition of Accounts May Decrease the Credit Quality of the Assets Securing Repayment of Your Certificates."

   Although the pooling and servicing agreement requires Additional Accounts to satisfy certain criteria at the time that they are selected, it is possible that Additional Accounts will not be of the same credit quality as the Designated Accounts and the Additional Accounts that have been designated prior to the date of this prospectus.

Removal of Designated Accounts

   Subject to the conditions described below, if, on any Determination Date, the Transferor Amount, expressed as percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount for the most recently ended Due Period) as of the end of the most recently ended Due Period, exceeds 20%, without giving any notice to certificateholders, the transferors may "remove" some of the Designated Accounts and require the trust to transfer to them all existing and future receivables in those Designated Accounts. Once a Designated Account is removed, its existing receivables will not be the property of the trust, and its future receivables will not become the property of the trust. Under the pooling and servicing agreement, no removal will be permitted unless the following conditions are satisfied--

   o the transferors will have delivered to the trustee for its signature (A) an assignment agreement pursuant to which the receivables in the affected accounts will be transferred to them and (B) and a computer file or microfiche list that identifies the accounts,

   o the transferors will have represented and warranted that no account selection procedure used by them is adverse to the interests of the certificateholders or any credit-enhancement,

   o the transfer of the receivables in the affected accounts from the trust to the transferors will not, in the transferors' reasonable belief, cause a Pay Out Event to occur,

   o the transferors must deliver prior written notice of the removal to the Rating Agencies, the trustee and the servicer,

   o the transferors must have been notified in writing by the Rating Agencies that the removal of the affected accounts will not result in a reduction or withdrawal of the then-current ratings assigned by them to the certificates of any outstanding series of certificates, and

   o the transferors must deliver their written confirmation of the satisfaction of these conditions to the trustee.

Collection Account

   The trustee will establish and maintain or cause to be established and maintained, in the name of the trustee, on behalf of the trust, a segregated trust account called the "Collection Account" for the benefit of the certificateholders of all series with an Eligible Institution. Funds in the Collection Account may be invested Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid monthly to the transferors unless a Pay Out Event occurs, in which event such funds will remain on deposit in the Collection Account. The servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the servicer's or the trustee's duties under the pooling and servicing agreement. So long as no Servicer Default has occurred and the servicer maintains certain short-term credit ratings, or obtains a guaranty or written confirmation of the ratings on the certificates from each Rating Agency, the servicer does not need to deposit funds into the Collection Account until the business day preceding the following Distribution Date and may use such funds for its own purposes. See "--Allocation of Collections; Deposits in Collection Account."

Other Trust Accounts

   The pooling and servicing agreement provides that the trustee will have the power to establish series accounts in accordance with the terms of series supplements, including an Interest Funding Account, a Principal Funding Account or such other account specified in the related series supplement, each of which series account will be held for the benefit of the certificateholders of the related series and for the purposes set forth in the related prospectus supplement.

Allocation Percentages

   During each Due Period, the servicer will allocate the total Yield Collections, Principal Collections, and Defaulted Receivables for the Due Period among the Certificateholders' Interests for all of the outstanding series of certificates and the Transferor Interest. Within each outstanding series, a further allocation will be made among individual classes of the certificate of the series.

   Each of the allocations among the series and the Transferor Interest will be made ratably according to the respective Invested Percentages of the outstanding series and the Transferor Percentage. Your series' Invested Percentages of Yield Collections, Principal Collections, and Defaulted Receivables during each of the Revolving Period and the Amortization Periods and/or Accumulation Periods that may apply to your certificates are described in the accompanying prospectus supplement. The accompanying prospectus supplement also described how further allocations will be made among the individual classes of the certificates of your series. The prospectus supplement for every other series of certificates describes, or will describe, similar information for those series.

   At any time, the Transferor Percentage equal 100% minus the sum of the Invested Percentages for all series that are then outstanding.

Allocation of Collections; Deposits in Collection Account

   Except as described below, on the date of processing (generally the first business day after a record of a Collection or other transaction is first output in written form), the servicer will deposit the Collections and any payment made by a transferor in respect of an Ineligible Receivable that are allocable to the Certificateholders' Interest into the Collection Account.

   If TRS or an affiliate of TRS is the servicer, a Servicer Default has not occurred, and the servicer--

   o maintains a short-term credit rating (which may be an implied rating) of at least A-1 and P-1 from the Rating Agencies, or

   o if it doesn't maintain these ratings, obtains written confirmation from the Rating Agencies that they do not intend to downgrade or withdraw the then current ratings of any outstanding series of certificates despite the servicer's failure to maintain these ratings, or

   o obtains a guarantee of its deposit and payment obligations under the pooling and servicing agreement from a guarantor that maintains a short-term credit rating (which may be an implied rating) of at least A-1+ and P-1 from the Rating Agencies, and for the two business day period following any reduction of either such rating or failure to satisfy the conditions of either the second or third clause set forth immediately above, the servicer does not need to deposit Collections and payments made by the transferors in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account on the day indicated in the preceding sentence. Instead, it may use for its own benefit all such Collections and payments until the business day preceding the Distribution Date, at which time the servicer must deposit such amounts (net of the Monthly Servicing Fee and net of any amounts to be distributed to the transferors) into the Collection Account.

   Until the servicer deposits Collections and other payments to the Collection Account, these funds will not be segregated from the assets of the servicer, and the proceeds of any short-term investment of these funds will accrue to the servicer, not the trust. Although Standard and Poor's Ratings Services and Moody's Investors Service, Inc. have assigned short-term debt ratings to the servicer of A-1 and P-1, respectively, while the servicer holds Collections and payments other amounts, certificateholders will be subject the risk that these funds could be lost if the servicer goes bankrupt or becomes the subject of any insolvency proceeding. While the servicer holds these funds, it will not be obligated to pay a fee to the trust or the certificate-holders for their use. The servicer will remit to the transferors all Collections that are allocable to the Transferor Interest on a daily basis.

   Unless other arrangements satisfactory to Standard and Poor's Ratings Services are put into place, if the servicer's short-term credit rating is reduced below A-1 by Standard and Poor's Ratings Services, the trustee, within five business days, will be obligated to deliver to the banks to which that Cardmembers remit Collections "lockbox letters" signed by TRS relating to the control of funds in the accounts to which those remittances are made.

   If the servicer is required to deposit the Collections and any payment made by a transferor in respect of an Ineligible Receivable that are allocable to the Certificateholders' Interest Collections to the Collection Account on the date of processing, then--

   o During the Revolving Period, an amount equal to the Invested Percentage of Principal Collections received on that day will be first deposited into the Collection Account as Excess Principal Collections (to the extent required to be distributed to other series on the next Distribution Date) and then remitted by the servicer to the transferors unless--after giving effect to any new receivables transferred to the trust--doing so would reduce the Transferor Amount to an amount that is less than 3.0% of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount). If it would, that amount will be deposited to the Collection Account as Undistributed Principal Collections, and an amount equal to the Invested Percentage of Yield Collections received on that day will be deposited to the Collection Account.

   o During a Controlled Amortization Period or a Rapid Amortization Period, an amount equal to the Invested Percentage of Principal Collections received on that day will be deposited into the Collection Account, but only up to the amounts specified in the related prospectus supplement; and thereafter the Invested Percentage of Principal Collections received on that day will be first deposited into the Collection Account as Excess Principal Collections (to the extent required to be distributed to other series on the next Distribution Date) and then remitted by the servicer to the transferors unless--after giving effect to any new receivables transferred to the trust--doing so would reduce the Transferor Amount to an amount that is less than 3.0% of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount). If it would, that amount will be deposited to the Collection Account as Undistributed Principal Collections, and an amount equal to the Invested Percentage of Yield Collections received on that day will be deposited to the Collection Account.

   During an Early Amortization Period, all Principal Collections received on that day that are allocable to the Certificateholders' Interest will be deposited into the Collection Account until, but only until the aggregate amount deposited equal the amount of principal payments that are permitted to be made on the certificates the next Special Payment Date, and thereafter all remaining Principal Collections will be deposited into the Collection Account as Excess Principal Collections, and an amount equal to the Invested Percentage of Yield Collections received on that day will be deposited to the Collection Account.

Principal Collections for All Series

   Principal Collections will be deposited to the Collection Account until distributable to the holders of the Exchangeable Transferor Certificate, or, if the Controlled Accumulation Period, Early Accumulation Period or the Early Amortization Period has started, on each Distribution

Date, all or a portion of Principal Collections will be applied to make principal payments of the certificates of the outstanding series, in each case, as specified in the related prospectus supplements. The proceeds from any repurchase of the certificates occurring in connection with the appointment of new servicer, as wells the proceeds from the liquidation of the receivables following the occurrence of a Pay Out Event that is related to the bankruptcy or the insolvency of TRS or a transferor or the occurrence of the Termination Date, will also be deposited to the Collection Account and then allocated and applied as Principal Collections or Yield Collections in accordance with the pooling and servicing agreement.

Application of Collections

   Undistributed Principal Collections will be deposited to the Collection Account until distributable to the holders of the Exchangeable Transferor Certificate or, if the Controlled Accumulation Period, Early Accumulation Period or the Early Amortization Period has commenced, on each Distribution Date all or a portion thereof will be treated as specified in the related prospectus supplement. Any proceeds from any repurchase of the certificates occurring in connection with the appointment of new servicer and the proceeds of any sale, disposition or liquidation of receivables following the occurrence of a Pay Out Event as a result of the bankruptcy or insolvency of TRS or a Transferor or in connection with the series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Yield Collections, as applicable.

Distributions from the Collection Account

   On each Distribution Date, the servicer will apply, or will cause the trustee to apply, the funds on deposit in the Collection Account to make the following distributions and allocations:

   o For each series, an amount equal to the Invested Percentage of the Yield Collections deposited to the Collection Account during the most recently ended Due Period will be allocated and applied in the priority described in the prospectus supplement for the series.

   o For any series that is subject to an Accumulation Period or an Amortization Period, the remaining funds on deposit in the Collection Account will be allocated and applied in the priorities described in the prospectus supplement for the series.

Sharing of Excess Yield Collections Among Allocation Series

   Certain similarly designated series--called "Excess Allocation Series"--will share with each other Yield Collections and other amounts that have been allocated to them, but are not needed by them to make required payments. If your series is an Excess Allocation Series, the accompanying prospectus will say so.

   If, for any Distribution Date, the sum of the Yield Collections and other amounts that have been allocated to the Certificateholders' Interest of an Excess Allocation Series is greater than the amount that is needed to make all of its required payments that are payable from Yield Collections, then the excess--referred to as "Excess Yield Collections"--may be applied to cover shortfalls, if any, in the amounts that are available to the other Excess Allocation Series to make their required payments that are payable from Yield Collections. If there is a shortfall for more than one other Excess Allocation Series, the Excess Yield Collections will be applied ratably according to the size of each series' shortfall. If there is no shortfall, or if Excess Yield

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Collections remain after covering all shortfalls, the remaining Excess Yield
Collections will be paid to the holders of the Exchangeable Transferor Certificate.

   The sharing of Excess Yield Collections among Excess Allocation Series will stop if the transferors notify the trustee that, in their reasonable belief, the continued sharing of Excess Yield Collections among Excess Allocation Series would have adverse regulatory implications for one or both of them or the servicer.

   No one can provide you with any assurance that if your series is designated an Excess Allocation Series--

   o any other series will be designated an Excess Allocation Series,

   o on any Distribution Date, there will be any Excess Yield Collections for your series from other Excess Allocation Series,

   o the credit enhancement for other Excess Allocation Series will not be amended to increase payments to the credit-enhancement providers, thereby decreasing the amount of Excess Yield Collections that could otherwise be available for your series from those series, or

   o the sharing of Excess Yield Collections among Excess Allocation Series will not stop for the reason described above.

Special Funding Account

   If the Transferor Amount, expressed a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), is less than the Minimum Transferor Percentage, the servicer may choose not to distribute to the holders of the Transferor Interest any Excess Principal Collections allocable to a series or a group that otherwise would be distributed to them, and, instead, the servicer may those funds to a trust account called the "Special Funding Account."

   On any Distribution Date, the funds in the Special Funding Account may be used make payments to the holders of the Transferor Certificates or to other series if, after giving effect to the payments, the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), exceeds the Minimum Transferor Percentage. However, if one or more series are subject to an Accumulation Period or an Amortization Period, the funds in the Special Funding Account will be released and treated as Principal Collections, but only to the extent that--

   o they are needed to make principal payments or deposits for the certificates of those series, and

   o doing so would not cause the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), to be less than the Minimum Transferor Percentage.

   The trustee, at the direction of the servicer, will invest funds in the Special Funding Account, in Eligible Investments. Any related investment earnings (net of losses and investment expenses) received during a Due Period will be withdrawn from the Special Funding Account and treated as Yield Collections made during the Due Period.


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Defaulted Receivables; Recoveries; Adjustments

   The amount of Defaulted Receivables for any Due Period will be an amount (not less than zero) equal to the product of (A) one minus the Yield Factor and (B) an amount equal to (i) the aggregate amount of the receivables that were charged off during such Due Period less (ii) the aggregate amount of recoveries on charged-off receivables during such Due Period and less (iii) the aggregate amount of any Defaulted Receivables as to which the transferors or the servicer are obligated to accept reassignment for such Due Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one of the transferors or the servicer.

   If the servicer makes a downward adjustment of the amount of any receivable because of a rebate, refund, unauthorized charge, billing effort, nonpayment of a Privileged Assets Billed Amount or certain other noncash items, or if the servicer otherwise adjusts downward the amount of any receivable without receiving collections therefor or charging off such amount as uncollectible, or any receivable is discovered as having been created through a fraudulent or counterfeit action, the Trust Principal Component will be reduced by the product of (A) one minus the Yield Factor and (B) the amount of such adjustment. To the extent that such reduction in the Trust Principal Component would cause the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount), to be less than 3%, the transferors will deposit to the Collection Account an amount, called "Transfer Deposit Amount," sufficient to cause the Transferor Amount as a percentage of the Trust Principal Component (reduced as aforesaid) to be at least equal to 3%. Any such deposit into the Collection Account will be deemed a Principal Collection.

   Under a program called the "Privileged Assets Program," Cardmembers can make voluntary contributions to an annuity program with a TRS insurance affiliate. Enrollees can choose a monthly contribution amount not to exceed $5,000 per month. This monthly contribution is called the Privileged Assets Billed Amount and is billed to an enrollee's American Express Card, American Express Gold Card or Platinum Card account. Because payment of the Privileged Assets Billed Amount is voluntary, such billed amounts do not constitute receivables, although they are treated under the pooling and servicing agreement in the same manner as receivables when they are billed to Cardmembers, in the same manner as Collections when they are paid by Cardmembers and in the same manner as an adjustment made as described in the immediately preceding paragraph if they are not paid within 60 days of first being billed. Also, a portion of the Privileged Assets Billed Amount estimated to have occurred with respect to the Designated Accounts in a Due Period is excluded from the calculation of Trust Principal Component for the purposes of determining whether the transferor is required to add Accounts or to deposit any Transfer Deposit Amount, whether a Pay Out Event has occurred and whether the transferor is permitted to remove Accounts. This excluded portion is called the "Privileged Assets Calculated Amount" and is determined monthly as the product of:

   o one minus the Yield Factor,

   o the Privileged Assets billed amounts estimated to have occurred with respect to the Designated Accounts in the preceding Due Period and


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
   o a statistical formula applied to the lowest monthly payment experience of Privileged Assets billed amounts for the previous twelve months.

Pursuant to the pooling and servicing agreement, if the estimated Privileged Assets Billed Amounts in the trust increase beyond a specified level or if the payment rate of the Privileged Assets Billed Amount in the Portfolio falls below a specified level, the transferors are required to remove, within 120 days of such occurrence, a portion of the Accounts of Cardmembers who have enrolled in the Privileged Assets Program. Privileged Assets Billed Amounts are included in the receivable balances and charge volume information for the Portfolio and in the receivable balances for the Designated Accounts.

Investor Charge-Offs

   If, for any Distribution Date, a series' Investor Default Amount is greater than the amount of Yield Collections that are allocated and available to fund it, then the series' Invested Amount will be reduced by an amount equal to the lesser of (A) the amount by which the series' Investor Default Amount exceeds those Yield Collections and (B) the series' Investor Default Amount for the Distribution Date. These reductions of a series' Invested Amount are referred to as "Investor Charge-Offs." After a series experiences an Investor Charge- Off, its Invested Amount may thereafter be increased (to an amount not greater than the unpaid principal balance of its certificates) on later Distribution Dates by the amount of Yield Collections that are allocated and available for that purpose.

   The accompanying prospectus supplement describes how Investor Charge-Offs and the reimbursements of Investor Charge-Offs that are allocated to your series will be further allocated among your series' different classes of certificates. The prospectus supplement for every other series of certificates describes, or will describe, similar information for those series.

Final Payment of Principal; Termination of Trust

   Unless certain a transferor becomes bankrupt or subject to another type of insolvency proceeding, at the transferors' option, you will be obligated to sell your certificates to the transferors on any Distribution Date on or after which your series' Invested Amount is reduced to an amount that is less than or equal to--

   o 10% of your series' initial Invested Amount, or

   o another amount that is specified in the accompanying prospectus supplement.

If you are required to sell your certificates to the transferors, the purchase price payable by the transferors for your series will equal to the sum of--

   o your series' Invested Amount (if applicable, less the amount of any funds on deposit in your series' Principal Funding Accounts),

   o your series' Enhancement Invested Amount, if any, and

   o accrued and unpaid interest on the certificates of your series through the day immediately preceding the Distribution Date on which the sale will occur.

   The prospectus supplement for each series will specify a "Series Termination Date" for the series. If, for any series, the Invested Amount is greater than zero on the Series Termination Date, the trustee will be obligated to sell receivables (in an amount not exceeding the lesser of (A) 110% of the Invested Amount and (B) the total amount of receivables

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
allocable to the series) at the close of business on the Series Termination Date. The proceeds of the sale will be treated as Collections and applied--as provided above in "--Application of Collections"--to make the final payments on the certificates of the series.

   Unless the transferors instruct the trustee otherwise, the trust will terminate on the earlier to occur of--

   o the day immediately after the day on which the Invested Amounts of all series are equal to zero, or

   o the date specified in the prospectus supplements as the Final Termination Date.

When the trust terminates and the Exchangeable Transferor Certificate is surrendered to the trustee, the trustee will convey to the transferors all of the property of the trust, including the remaining receivables, that is not otherwise dedicated to the final payment of principal and interest on the certificates.

Pay Out Events

   The Revolving Period for a series will start on the series' issuance date and end on the date specified in the prospectus supplement for such series, unless a Pay Out Event occurs, in which case the Revolving Period will end on the day on which the Pay Out Event occurs or is deemed to occur. When the Revolving Period Ends, an Early Amortization Period or and Early Accumulation Period will begin immediately.

   For all series, Pay Out Events include--

   o certain events of bankruptcy or insolvency relating to either of the transferors or TRS,

   o the trust being considered an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

   o a failure (after the end of a grace period) by the transferors to designate Additional Accounts and to transfer their receivables to the trust when they are required to do so under the pooling and servicing agreement.

   For your series, additional Pay Out Events may apply, and, if they do, they are described in the accompanying prospectus supplement. Additional Pay Out Events for other series are described in their prospectus supplements.

   If, for any series, a Pay Out Event occurs or is deemed to occur, an Early Amortization or an Early Accumulation Period will start on the day on which an the Pay Out Event occurs or is deemed to occur, and, respectively, monthly principal payments to the certificateholder or monthly deposits of principal to the Principal Funding Account will begin (if they have not already begun) on the first Distribution Date to occur after the end of the Due Period in which the Pay Out Event occurred or is deemed to have occurred. Therefore, if an Early Amortization Period begins for your series, you may begin to receive principal payments for your certificates earlier than you expect, shortening the final maturity of your certificates.

   Pay Out Events also raise certain bankruptcy issues. For example, if a Pay Out Event occurs because of the occurrence of a bankruptcy or other insolvency event involving a transferor or TRS, the receiver or bankruptcy trustee for the transferor or TRS may have the power to delay or prevent the start of the Early Amortization Period and Early Accumulation Period. Also, if a transferor or TRS voluntarily files a bankruptcy petition or goes into

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
liquidation, or any person is appointed to be a receiver or a bankruptcy trustee for a transferor or TRS, on the day of the appointment--

   o TRS will immediately cease to sell receivables to RFC under the receivable purchase agreement between TRS and RFC, and will promptly give notice to the trustee of the appointment, and

   o the transferor will immediately cease to transfer receivables to the trust under the pooling and servicing agreement, and will promptly give notice to the trustee of the appointment.

   Within 15 days, the trustee will publish a notice of the liquidation or the appointment, stating that the it intends to sell, dispose of or otherwise liquidate the receivables of the trust in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the certificateholders (other than a transferor or TRS , as holder of the Class B certificates of any series, if the bankruptcy of such transferor or TRS, as applicable, resulted in such Pay Out Event) representing undivided interests aggregating more than 50% of the aggregate principal amount of each series issued by the trust (or, if such series has more than one class, of each class thereof) and, with respect to any series, any other person specified in the related prospectus supplement, the trustee will sell, dispose of or otherwise liquidate the receivables of the trust (other than the receivables allocable, in accordance with the pooling and servicing agreement, to any outstanding series that voted to continue the trust) in accordance with the pooling and servicing agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the receivables will be treated as Collections, and, if allocable to the certificateholders, will be distributed as specified above in "--Distributions from the Collection Account" and in the prospectus supplements for the outstanding series.

Indemnification

   The pooling and servicing agreement provides that the servicer indemnify the trust, for the benefit of certificateholders, and the trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the servicer pursuant to the pooling and servicing agreement and any series supplement; provided, however, that the servicer will not indemnify the trust, the trustee or the certificateholders for any liabilities, costs or expenses with respect to U.S. Federal, state or local income or franchise taxes required to be paid by the trust or the certificateholders.

   Under the pooling and servicing agreement, the transferors indemnify injured parties for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement or the actions of the servicer taken pursuant to the pooling and servicing agreement as though the pooling and servicing agreement created a partnership under the Uniform Partnership Act. The transferors will also indemnify each certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a certificateholder in the capacity of an investor in the certificates) except to the extent that they arise from any action by any certificateholder. In the event of the appointment of new servicer, the successor servicer will indemnify each transferor for any losses, claims, damages

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
and liabilities of such transferor as described in this paragraph arising from the actions or omissions of such successor servicer.

   The pooling and servicing agreement provides that none of the transferors, the servicer, TRS or any of their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, any credit-enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. However, none of the transferors, the servicer, TRS or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

Collection and Other Servicing Procedures

   Pursuant to the pooling and servicing agreement, the servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to charge card receivables owned by the servicer or any subservicer.

   TRS (or any other entity specified in the related prospectus supplement), as servicer, will be permitted under the pooling and servicing agreement to delegate its servicing obligations. Notwithstanding any such delegation, TRS, as servicer, will continue to be liable for all of its obligations as servicer under the pooling and servicing agreement.

   Servicing activities performed by the servicer with respect to the Designated Accounts include collecting and recording payments, communicating with Cardmembers, investigating payment delinquencies, providing billing records to Cardmembers and maintaining internal records. Managerial and custodial services performed by the servicer on behalf of the trust include providing assistance in any inspections of the documents and records relating to the Designated Accounts and receivables by the trustee pursuant to the pooling and servicing agreement, maintaining the agreements, documents and files relating to the Designated Accounts and receivables as custodian for the trust and providing related data processing and reporting services for certificateholders and on behalf of the trustee.

Servicer Covenants

   In the pooling and servicing agreement, the servicer covenants to the certificateholders and the trustee as to each receivable and related Designated Account that:

   o it will duly fulfill all obligations on its part to be fulfilled under or in connection with the receivable or Designated Account, and will maintain in effect all qualifications required in order to service the receivable or Designated Account and will comply with all requirements of law in connection with servicing the receivables and the Designated

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
     Accounts, the failure to comply with which would have a material adverse effect on certificateholders;

   o it will not permit any rescission or cancellation of the receivable, except as ordered by a court of competent jurisdiction or except in accordance with the servicer's usual and customary servicing practices; and

   o it will do nothing to impair the rights of the certificateholders in the receivables and will not reschedule, revise or defer payments due on the receivables, except in accordance with the servicer's usual and customary servicing practices.

   Under the terms of the pooling and servicing agreement, the servicer will be obligated to accept the transfer of any receivable if it discovers, or receives written notice from the trustee, that:

   o any covenant of the servicer set forth above has not been complied with respect to such receivable or

   o the servicer has not complied in all material respects with all requirements of law applicable to the receivables or Designated Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the receivable has been charged off as uncollectible or the proceeds of the receivables are not available to the trust.

   Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivable in the Collection Account on the business day preceding the Distribution Date following the Due Period during which such obligation arises, provided that, if the servicer is then required to make deposits to the Collection Account more frequently than monthly, the servicer will make such deposits not later than two business days after such obligation arises. The amount of such deposit will be deemed a payment in respect of the related receivable and will be treated under the pooling and servicing agreement in the same manner as are payments received by the servicer from Cardmembers under the Designated Accounts. Any amounts so paid by the servicer will be allocated in respect of Yield Collections and Principal Collections as provided in the pooling and servicing agreement. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the servicer is not satisfied and the trust's interest in any such reassigned receivables will be automatically assigned to the servicer.

Servicing Compensation and Payment of Expenses

   The servicer's compensation for its servicing activities is a Servicing Fee payable at the times and in the amounts specified in the related prospectus supplement. The Servicing Fee will be allocated among the Transferor Interest and the certificateholders of all series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date or such other specified periodic basis, called the "Monthly Servicing Fee," is equal to one-twelfth of the product of the applicable Servicing Fee and the Invested Amount as of the last day of the second preceding Due Period. The remainder of the Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the trust nor the certificateholders will have any obligations to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Due Period from

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
the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described in the related prospectus supplement.

   The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Designated Accounts and the receivables including, without limitation, expenses related to enforcement of the receivables, payment of fees and disbursements of the trustee and independent accountant and all other fees and expenses which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the certificateholders other than Federal, state and local income and franchise taxes, if any, of the trust.

Resignation and Certain Other Matters Regarding the Servicer

   With respect to each series of certificates, the servicer may not resign from its obligations and duties under the pooling and servicing agreement, except, among other reasons:

     (i) upon determination that such duties are impermissible under applicable law, regulation or order or

     (ii)  upon the satisfaction of the following conditions:

           (a) the assumption of the duties and obligations of the servicer under the pooling and servicing agreement by a proposed successor servicer,

           (b) the written confirmation by the applicable Rating Agency that the rating of any related series of certificates then outstanding will not, solely as a result of such assumption, be reduced or withdrawn,

           (c) the delivery to the trustee of an opinion of counsel to the effect that such assumption will not materially adversely affect the treatment of any related series of certificates then outstanding, after such assumption, as debt for Federal income tax purposes and that such assumption will not have any material adverse impact on the Federal income taxation of the trust or any related certificateholder or Certificate Owner, and

           (d) the proposed successor servicer has a net worth of not less than $50,000,000 and its regular business includes the servicing of charge card or revolving credit receivables.

   Resignation of the servicer described in clause (i) above will not become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

   Any person into which, in accordance with the pooling and servicing agreement, any of the transferor or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the transferor or the servicer is a party, or any person succeeding to the business of any of the transferor or the servicer will be the successor to the transferor or the servicer, as the case may be, under the pooling and servicing agreement.

Servicer Default

   In the event of any Servicer Default (as defined below), either the trustee or certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal amount of all series, by written notice to the servicer (and to the trustee, if given by the certificateholders), may terminate all of the rights and obligations of the

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servicer, in its capacity as servicer under the pooling and servicing agreement, with respect to all of the receivables held by the trust and the proceeds thereof, and the trustee will thereafter appoint a new servicer. The rights and interests of the transferors under the pooling and servicing agreement in the Transferor Interest will not be affected by the appointment of new servicer. The transferors will have the right, which will be exercisable at any time within 60 days of the giving of the notice of termination as described above, to nominate to the trustee the name of a potential successor servicer. The trustee will as promptly as possible appoint the entity nominated by the transferors if such entity meets certain eligibility criteria set forth in the pooling and servicing agreement. If the transferors do not nominate an entity to be successor servicer within such 60- day period, the trustee will as promptly as possible appoint a successor servicer, and if no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement will pass to, and be vested in, the trustee. Prior to the appointment of new servicer, the trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the Servicing Fee. If the trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the trustee will offer to the transferors the right to accept the retransfer of all of the receivables.

   Upon the occurrence of any such event, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement or any series supplement thereto and the servicer will provide the trustee, the issuer of any irrevocable letter of credit or provider of other form of credit enhancement, if any, applicable to any related series, the transferor and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer will immediately notify the trustee in writing of an Servicer Default.

Reports to Certificateholders

   Prior to each Distribution Date, the servicer will forward to the trustee a monthly report prepared by the servicer setting forth certain information with respect to the trust and the certificates, including:

      (a) the aggregate amount of Collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Due Period;

      (b) the applicable Invested Percentages for such Due Period;

      (c) the total amount to be deposited in the Principal Funding Account, if applicable;

      (d) the aggregate outstanding balance of the Designated Accounts which were delinquent by, respectively, 30 days, 60 days, 90 days and 120 days or more as of the cycle billing date for each such Designated Account occurring in the Due Period immediately preceding such Distribution Date;

      (e) the Investor Default Amount for such Distribution Date;


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      (f) the amount of Investor Charge-Offs and the amount of reimbursements thereof for such Distribution Date;

      (g) the amount of the Monthly Servicing Fee for such Distribution Date;

      (h) the existing Deficit Controlled Amortization Amount, if applicable;

      (i) the aggregate amount of receivables in the trust at the close of business on the last day of the Due Period preceding such Distribution Date;

      (j) the Invested Amount at the close of business on the last day of the Due Period immediately preceding such Distribution Date;

      (k) the amount available under any credit enhancement, if any, at the close of business on such Distribution Date; and

      (1) whether a Pay Out Event has occurred. The trustee will make such statement available to the certificateholders or Certificate Owners upon request. If a series of certificates has more than one class, the statements forwarded to certificateholders will provide information as to each class of certificates, as appropriate.

   On each Interest Payment Date (including the Expected Final Payment Date) or Special Payment Date, as the case may be, the paying agent, on behalf of the trustee, will forward to each certificateholder of record a statement prepared by the servicer setting forth the information with respect to the certificates set forth in the monthly report prepared by the servicer supplied to the trustee as described in the preceding paragraph since the immediately preceding Interest Payment Date or Special Payment Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per certificate):

      (a) the total amount distributed;

      (b) the amount of such distribution allocable to principal on the certificates;

      (c) the amount of such distribution allocable to interest on the certificates;

      (d) the amount, if any, by which the principal balance of the certificates exceeds the Invested Amount as of the Record Date with respect to such Interest Payment Date or Special Payment Date, as the case may be; and

      (e) the "series factor" as of the end of the Record Date with respect to such Interest Payment Date or Special Payment Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Initial Invested Amount).

   The fiscal year of the trust ends on December 31 in each year. On or before January 31 of each calendar year the paying agent, on behalf of the trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the servicer containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code for such calendar year or the applicable portion thereof during which such person was a certificateholder, together with such other customary information as the servicer deems

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
necessary or desirable to enable the certificateholders to prepare their tax returns. See "Federal Income Tax Consequences."

Evidence as to Compliance

   The agreement provides that on or before March 31 of each calendar year (or another date specified in the related prospectus supplement), the servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied procedures, as agreed upon between such firm and the servicer, to certain documents and records relating to the servicing of the receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the pooling and servicing agreement except for such exceptions or errors as will be set forth in such statement. In addition, on or before March 31 of each calendar year (or another date specified in the related prospectus supplement), such accountants will compare the mathematical calculations of the amounts contained in the monthly report prepared by the servicer and other certificates delivered during such year with the computer reports of the servicer and statements of any agents engaged by the servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the trustee stating that such amounts are in agreement except for such exceptions which will be set forth in such report.

   The agreement provides for delivery to the trustee on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

   Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

Amendments

   Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement and the related series supplement may be amended by the transferors, the servicer and the trustee, without certificateholder consent to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, modify or eliminate such provisions as the transferors may deem necessary or advisable in order to enable all or a portion of the trust:

      (i) to qualify as, and to permit an election to be made to cause the trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Internal Revenue Code and

      (ii) to avoid the imposition of state or local income or franchise taxes imposed on the trust's property or its income, and to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or the related series supplement which are not inconsistent with the provisions of the pooling and servicing agreement or such series supplement.

   The amendments which the transferors may make without the consent of certificateholders pursuant to the preceding sentence include, without limitation, the addition or deletion of a sale of receivables and termination of the trust upon the occurrence of an insolvency of either

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
of the transferors. In addition, the pooling and servicing agreement and the related series supplement may be amended from time to time by the transferors, the servicer and the trustee, without certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any series then issued and outstanding thereunder provided that:

      (i) the servicer must provide an opinion of counsel to the trustee to the effect that such amendment will not materially and adversely affect the interests of the certificateholders of any outstanding series thereunder (or 100% of the class of certificateholders so affected have consented),

      (ii) such amendment will not, as evidenced by an opinion of counsel, cause the trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding series of certificates thereunder or any Certificate Owner and

      (iii) the applicable Rating Agency will confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding series of certificates thereunder. Any series supplement and any amendments regarding the addition or removal of receivables from the trust will not require certificateholder consent under the provisions of the pooling and servicing agreement or any series supplement.

   The pooling and servicing agreement and the related series supplement may also be amended by the transferors, the servicer and the trustee (a) in the case of a change in the permitted activities of the trust which is not materially adverse to certificateholders, with the consent of certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of each outstanding series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the pooling and servicing agreement or any series supplement which may be defective or inconsistent with any provisions thereof and (b) in all other cases, with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/ 3% of the principal amount of all series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any series then issued thereunder and outstanding. No such amendment, however, may:

      (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such series,

      (ii) change the definition or the manner of calculating the invested amount, invested percentage, the applicable available amount under any credit enhancement or the Investor Default Amount of such series, or

      (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all series adversely affected.

   In addition to being subject to amendment pursuant to the provisions described above, the pooling and servicing agreement and the relevant series supplement may be amended by the transferors without the consent of the servicer, the trustee or any certificateholder to account

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
for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from Centurion to a bankruptcy-remote special purpose entity and from that entity to the trust. Promptly after the effectiveness of any such amendment, the transferors will deliver a copy of such amendment to each of the servicer, the trustee, each rating agency and any other party entitled to receive it pursuant to the relevant supplement. Furthermore, such amendment will be subject to the delivery by the transferors of a tax opinion.

   Promptly following the execution of any amendment to the pooling and servicing agreement or a series supplement, the trustee will furnish written notice of the substance of such amendment to each certificateholder of all series.

List of Certificateholders

   With respect to each series of certificates, upon written request of three or more certificateholders of record or any certificateholder or group of certificateholders of record representing undivided interests in the trust aggregating not less than 10% (or such other percentage specified in the related prospectus supplement) of the Invested Amount, the trustee will afford such certificateholders access during business hours to the current list of certificateholders of the trust for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement.

The Trustee

   The trustee is The Bank of New York. Any transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, the transferors, the servicer and any of their respective affiliates may hold certificates in their own names; however, any certificates so held will not be entitled to participate in any decisions made or instructions given to the trustee by the certificateholders as a group.

   For purposes of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon and exercised or performed by the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

   The trustee may resign at any time, in which event a successor trustee will be appointed as provided in the pooling and servicing agreement. The servicer may also remove the trustee, if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In such circumstances, a successor trustee will be appointed as provided in the pooling and servicing agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.


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                               Credit Enhancement

General

   One or more classes of the certificates of your series or any other series may be credit enhanced in some way. The credit enhancement for any class may take be in the form of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, a collateral interest, a tax protection agreement, an interest rate swap, an interest rate cap, a surety bond, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, a subordinated interest in the receivables or certain related cash flows, or another contract or agreement for the benefit of the certificateholders of a series or class. Credit enhancement may also be in the form of the subordination of one or more classes of a series to another class or classes of the series or a "cross-support" feature that requires Collections allocable to one series to be paid as principal and/or interest for the certificates of another series. The credit enhancement for a series will be described in the series' prospectus supplement. The credit enhancement for your series is described in the accompanying prospectus supplement.

   Unless specified in the accompanying prospectus supplement, the credit enhancement for your series will not protect you against all risks of loss and will not guarantee the repayment of all of the principal of, or the payment of all interest on, your series' certificates. If losses occur that exceed the coverage provided by the credit enhancement or that are not covered by the credit enhancement, you and the other certificateholders will bear the loss that is to be allocated to you and the other certificateholders according to the pooling and servicing agreement.

   For any series, the related prospectus supplement will describe the credit enhancement, if any, that exists for the series, as well as--

   o the amount payable under the credit enhancement,

   o the conditions to payment under the credit enhancement,

   o the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced, and

   o any other material provision of the agreement relating to the credit enhancement.

   The related prospectus supplement may also provide information about the credit-enhancement provider, including--

   o a brief description of its principal business activities,

   o its principal place of business, place of incorporation, and the jurisdiction under which it is chartered or licensed to do business,

   o if applicable, the identity of regulatory agencies that regulate the conduct of its business, and

   o its total assets, and its stockholders' or policy holders' surplus, if applicable and appropriate, other financial information as of the date specified in the prospectus supplement.

   If specified in the prospectus supplement for a series, the series' credit enhancement may be available to pay the principal of the series' certificates after the occurrence of certain Pay

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
Out Events. If that is the case, the credit-enhancement provider will have an interest in certain Collections and other property of the trust to the extent described in the prospectus supplement. This interest is referred to as the "Enhancement Invested Amount."

   If so specified in the prospectus supplement for a series, the following types of credit enhancement may be available for the series or certain classes of the series. The accompanying prospectus supplement describes the type of credit enhancement, if any, that is available for your series and the classes of your series.

Subordination

   One or more classes of the certificates of a series may be subordinated to one or more other classes of the certificates of the same series, and the rights of the holders of subordinated certificates to receive distributions of principal and/or interest on any Distribution Date will be subordinate in right and priority to the rights of the holders of senior certificates, but only to the extent set forth in the prospectus supplement for the series. Subordination may apply only if certain types of losses occur. The prospectus supplement for a series that contemplates subordination will include information concerning the amount of subordination of the class or classes of subordinated certificates in the series, the circumstances in which the subordination will apply, the manner, if any, in which the amount of the subordination will decrease over time, and the conditions under which the amounts available from payments that would otherwise be made to the holders of the subordinated certificates will be distributed to the holders of the senior certificates. If Collections that are otherwise distributable to the holders of a subordinated class of a series can be used as support for a class of another series, the prospectus supplement for the series will specify the manner and conditions for applying the cross-support feature.

Letter of Credit

   A series or one or more classes of a series may be supported by a letter of credit. A letter of credit may provide limited protection against certain losses in addition to, or in lieu of, other credit enhancement. The issuer of the letter of credit will be obligated to honor demands under the letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions that are specified in the related prospectus supplement.

   The maximum liability of the issuer of a letter of credit under the letter of credit will generally be an amount equal to a percentage (which will be specified in the related prospectus supplement) of the initial Invested Amount of the series or the supported class or classes of the series. The maximum amount of support available under a letter of credit will be determined in the manner specified therein and in the related prospectus supplement.

Cash Collateral Guaranty or Account

   A "Cash Collateral Guaranty" is a guaranty that is secured by a deposit of cash or certain permitted investments in an account--called a "Cash Collateral Account"--that is reserved for the beneficiaries of the Cash Collateral Guaranty. Sometimes credit enhancement may be provided by the creation of a Cash Collateral Account alone. The amount of support available for any series that is supported by a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the prospectus supplement for the series. The prospectus supplement will set forth

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
the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

   A "Collateral Interest" is an undivided interest in the trust which, for a series supported by it, initially will be in an amount equal to a percentage of the initial aggregate principal balance of the series' certificates that is specified in the related prospectus supplement. The series may also have the benefit of a Cash Collateral Guaranty or a Cash Collateral Account in an initial amount (which will be specified in the related prospectus supplement) that will be increased if and to the extent that--

   o the transferors elect (subject to certain conditions specified in the related prospectus supplement) to apply Principal Collections allocable to the Collateral Interest to decrease the size Collateral Interest,

   o Principal Collections allocable to the Collateral Interest are required to be deposited to the Cash Collateral Account (as specified in the related prospectus supplement), and

   o Excess Yield Collections are required to be deposited into the Cash Collateral Account (as specified in the related prospectus supplement).

   For a series, the total amount of credit enhancement provided by a Collateral Interest and, if applicable, a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of (A) the sum of the amount of the Collateral Interest and the amount of funds on deposit in the Cash Collateral Account and
(B) another amount that will be specified in the related prospectus supplement. The prospectus supplement will also describe the circumstances under which payments that otherwise would be made to holders of the Collateral Interest will be distributed to certificateholders and, if applicable, the circumstances under which payments to the certificateholders will be made under the Cash Collateral Guaranty or from the Cash Collateral Account.

Surety Bond or Insurance Policy

   One or more insurance companies may guarantee or insure, for one or more classes of a series, the payment of interest on, and the principal of, the certificates.

   If specified in the prospectus supplement for the series, a surety bond will be purchased for the benefit of the holders of any class of certificates of the series to assure distributions of interest and/or principal with respect to the class, in the manner and in the amount specified in the prospectus supplement.

Spread Account

   If specified in the prospectus supplement for a series, support for the series or one or more classes of the series will be provided by the periodic deposit of certain excess cash flows from the receivables into an account-- called a "Spread Account"--that is intended to assure the subsequent distribution of interest and principal on the certificates of the series or the specified classes, in the manner and in the amount specified in the prospectus supplement.

Reserve Account

   If specified in the prospectus supplement for a series, support for the series or one or more classes of the series will be provided by the establishment of an account called a "Reserve

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
Account." A Reserve Account may be funded, to the extent provided in the prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates, including subordinated certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. A Reserve Account will be established to assure the subsequent distribution of principal or interest on the certificates of the series or the specified classes, in the manner and in the amount provided in the prospectus supplement.


              Description of the RFC Receivable Purchase Agreement

   The receivables in the Designated Accounts that are owned by TRS, and which are transferred to the trust by RFC, were purchased by RFC from TRS pursuant to an agreement, dated as of June 30, 1992, as amended and supplemented, between RFC, as purchaser, and TRS, as seller, which together with any supplements thereto or assignments of receivables in Additional Accounts entered into pursuant thereto is referred to as the RFC receivable purchase agreement. A copy of the RFC receivable purchase agreement is incorporated by reference to the Registration Statement of which this prospectus is a part.) The following summary describes certain terms of the RFC receivable purchase agreement.

Sale of Receivables

   Under the RFC receivable purchase agreement, TRS has sold or will sell, as applicable, to RFC all of TRS right, title and interest in and to the receivables existing and arising in the Designated Accounts owned by TRS. Under the pooling and servicing agreement, all of such receivables are, in turn, assigned by RFC to the trust, and RFC has assigned all of its rights in, to and under the RFC receivable purchase agreement to the trust. In addition, under the RFC receivable purchase agreement, TRS may sell to RFC all of its right, title and interest in and to the receivables existing and arising in Additional Accounts owned by TRS. Unless otherwise specified in the related prospectus supplement, the purchase price for the receivables sold by TRS to RFC was paid and will be payable by RFC in cash or, at the election of RFC, as a capital contribution by TRS, RFC's parent, or a combination thereof.

   In connection with the sale of the receivables contemplated by the RFC receivable purchase agreement, TRS has indicated and will indicate in its records, including any computer files, that the receivables in the Designated Accounts owned by TRS have been sold to RFC by TRS and that such receivables, in turn, have been transferred by RFC to the trust. In addition, TRS provided and will provide to RFC a computer file or a microfiche list containing a true and complete list identifying the Designated Accounts by account number and total outstanding balance on the Cut Off Date or Additional Account Cut Off Date, as the case may be, as of which the receivables in such Designated Account were sold to RFC. The records and agreements relating to such Designated Accounts and receivables have not been and will not be segregated by TRS from other documents and agreements relating to other charge accounts and receivables and have not been and will not be stamped or marked to reflect the sale thereof to RFC. TRS has filed UCC financing statements naming itself as debtor and RFC as secured party and meeting the requirements of state law in New York with respect to the receivables arising under the Designated Accounts, the receivables of which have been sold by it to RFC, and will similarly file UCC financing statements with respect to such receivables in any Additional Accounts. See "Certain Legal Aspects of Receivables."


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
   Pursuant to the RFC receivable purchase agreement, TRS may, if RFC is required to designate Additional Accounts under the pooling and servicing agreement, upon request of RFC designate Additional Accounts to be included as Designated Accounts under the RFC receivable purchase agreement. TRS and RFC may also agree from time to time to designate Additional Accounts under the RFC receivable purchase agreement. RFC may require TRS to repurchase receivables existing or to be created in Designated Accounts designated as removed accounts pursuant to the pooling and servicing agreement. See "Description of the Certificates--Removal of Designated Accounts."

Representations and Warranties

   TRS has represented and warranted to RFC in the RFC receivable purchase agreement, that:

      (a) TRS is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the RFC receivable purchase agreement,

      (b) the RFC receivable purchase agreement constitutes a legal, valid and binding obligation of TRS,

      (c) the RFC receivable purchase agreement constitutes a valid sale to RFC of all right, title and interest of TRS in and to the receivables, whether then existing or thereafter created in the Designated Accounts owned by TRS and the proceeds thereof which is effective as to each such receivable upon the creation thereof and

      (d) as of the applicable Selection Date and, in the case of certain selection criteria, also as of the Cut Off Date (or as of the date as of which Additional Accounts are selected pursuant to the pooling and servicing agreement and, in the case of certain selection criteria, also as of the Additional Account Cut Off Date), each Account subject to the RFC receivable purchase agreement was an Eligible Account.

Upon the breach of certain of the representations and warranties described in the preceding clauses or if a material amount of the receivables are determined not to be Eligible Receivables, TRS will repurchase from RFC for an amount of cash equal to the amount of cash which RFC is required to deposit under the pooling and servicing agreement connection with such breach.

   TRS has covenanted and will covenant to RFC for the benefit of all certificateholders of all series which from time to time may have an interest in the trust that, as to the receivables and the Designated Accounts subject to the RFC receivable purchase agreement, unless cured within 60 days from receipt of notice from RFC or the trustee, it will accept the transfer of any receivable sold by TRS to RFC that is charged off as uncollectible or any such receivable the proceeds of which are unavailable to the trust if:

      (i) such receivable is not an Eligible Receivable,

      (ii) such receivable was not conveyed by TRS to RFC free and clear of all liens (except such liens as may be permitted by the pooling and servicing agreement) or in compliance in all material respects with all requirements of law,


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
      (iii) all material information with respect to the receivables and the Designated Accounts related thereto in the list provided by TRS to RFC was not true and correct in all material respects,

      (iv) TRS did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the receivables to RFC and, in turn, to the trust, or

      (v) on the closing date with respect to the initial Designated Accounts owned by TRS, and on the applicable date on which Additional Accounts owned by TRS are conveyed to the trust, the computer file or list of Designated Accounts or Additional Accounts, as the case may be, provided by TRS to RFC was not an accurate and complete listing of all such Accounts in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable, or the information contained therein with respect to the identity of such Accounts and the receivables existing thereunder was not true and correct in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable.

   Additionally, TRS covenants in the RFC receivable purchase agreement to repurchase, under certain conditions, each receivable sold by it to RFC which is subject to certain specified liens immediately upon the discovery of such liens. TRS will repurchase any such receivable, if RFC is required to accept the retransfer of such receivable under the pooling and servicing agreement, on the date of such retransfer. The purchase price for such Ineligible Receivable will be the balance of such receivable.

   TRS has also agreed to indemnify RFC and to hold RFC harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by RFC if the foregoing representations and warranties are materially false.

Certain Covenants

   In the RFC receivable purchase agreement, TRS covenants to perform its obligations under the account agreements relating to the Designated Accounts owned by it and TRS' policies and procedures relating to the Designated Accounts owned by it unless the failure to do so would not have a material adverse effect on the rights of the trust, as assignee of the receivables existing or arising thereunder, or the certificateholders. In that regard, TRS may change the terms and provisions of such account agreements or policies and procedures in any respect (including, without limitation, the calculation of the amount, or the timing, of charge-offs), so long as any such changes are made applicable to comparable segments of the charge accounts owned and serviced by TRS which have characteristics the same as, or substantially similar to, the Designated Accounts.

   In addition, TRS expressly acknowledges and consents to RFC's assignment of its rights relating to receivables and under the RFC receivable purchase agreement to the trustee for the benefit of the certificateholders. TRS also agrees, for the benefit of the trustee and any provider of any credit enhancement, that any amounts payable by TRS to RFC pursuant to the RFC receivable purchase agreement that are to be paid by RFC to the trustee for the benefit of the certificateholders will be paid by TRS on behalf of RFC directly to the trustee.

Termination

   The RFC receivable purchase agreement will terminate immediately after the trust terminates. In addition, if pursuant to certain provisions of Federal law, TRS becomes party to

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
any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and it is not dismissed within 90 days of its institution, or if a bankruptcy trustee is appointed for TRS, TRS will immediately cease to sell receivables to RFC and promptly give notice of such event to the transferor and to the trustee.


                    Certain Legal Aspects of the Receivables

   The following is a description of certain legal aspects of the transfer from TRS to RFC of receivables under the RFC receivable purchase agreement and of the assignment of receivables by RFC and Centurion, the transferors, to the trust under the pooling and servicing agreement.

Transfer of Receivables

   TRS represents and warrants that its transfer of receivables to RFC is an absolute sale of those receivables. RFC and Centurion each represents and warrants that its transfer of receivables to the trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Certificates--Covenants, Representations and Warranties" in this prospectus.

   Each of Centurion, TRS, and RFC takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

   Each of Centurion, TRS, and RFC represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

   o a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

   o a tax, governmental, or other nonconsensual lien that attaches to the property of Centurion, TRS, or RFC could have priority over the interest of the trustee in the receivables;

   o the administrative expenses of a conservator, receiver, or bankruptcy trustee for Centurion or TRS could be paid from collections on the receivables before certificateholders receive any payments; and

   o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by TRS and commingled with other funds.

Certain Matters Relating to Bankruptcy

   Centurion is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Centurion if certain events occur relating to Centurion's financial condition or the propriety of its actions. In

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addition, the FDIC, as Centurion's Banks primary federal regulator, could appoint itself as conservator or receiver for Centurion.

   The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, provides that certain agreements and transfers of property by a financial institution cannot be enforced against the FDIC. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the transfer of receivables by Centurion. Nevertheless, if the FDIC were to assert a contrary position, or were to require the trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the trustee to enforce the pooling and servicing agreement or the certificates against Centurion, delays in payments on the certificates and possible reductions in the amounts of those payments could occur.

   In addition, the FDIC as conservator or receiver for Centurion could repudiate the pooling and servicing agreement. The FDIA would limit the damages for this repudiation to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver. The FDIC, moreover, could delay its decision whether to repudiate the pooling and servicing agreement for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC as conservator or receiver for Centurion were to repudiate the pooling and servicing agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

   If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that--

   o TRS did not sell the receivables to RFC but instead borrowed money from RFC and granted a security interest in the receivables;

   o RFC and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

   o the receivables are necessary for TRS or any of its affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

   If TRS or any of its affiliates were to enter bankruptcy, moreover, the trustee and the certificateholders could be prohibited from taking any action to enforce the RFC receivable purchase agreement or the pooling and servicing agreement against TRS or those affiliates without the permission of the bankruptcy court. certificateholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

   Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the certificates.

   In addition, regardless of the terms of the pooling and servicing agreement or any other transaction document, and regardless of the instructions of those authorized to direct the

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trustee's actions, the FDIC as conservator or receiver for Centurion or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power:

      (i) to prevent or require the commencement of an Early Amortization
   Period,

      (ii) to prevent, limit, or require the early liquidation of receivables and termination of the trust, or

      (iii) to require, prohibit, or limit the continued transfer of receivables.

   Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, a bankruptcy court:

      (i) could prevent the appointment of a successor servicer or

      (ii) could authorize TRS to stop servicing the receivables or providing administrative services for RFC.

If any of these events were to occur, payments to you could be delayed or reduced.

Consumer Protection Laws

   The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to card accounts issued by Centurion and TRS, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. The statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to credit and charge accounts promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer credit industry. The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferors with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an Account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' interest therein) will be reassigned to the transferors. The servicer has also agreed in the pooling and servicing agreement to indemnify the trust, among other things, for any liability arising from such violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates--Covenants, Representations and Warranties."

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of the certificateholders if such laws result in any receivables being charged-off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."


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                         Federal Income Tax Consequences

General

   The following is a discussion of material federal income tax consequences relating to the investment in a certificate offered hereunder. Additional federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

   For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any Certificate Owner that is a U.S. Person.

Treatment of the Certificates as Debt

   The transferors express in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferors, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferors will treat the pooling and servicing agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

   A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

   The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the transferors have relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the

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related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the transferors , is of the opinion that, under current law as in effect on the date of issuance of the certificates, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

Treatment of the Trust

   General. The agreement permits the issuance of certificates and certain other interests (including any collateral interest) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests (other than the Exchangeable Transferor Certificate) in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferors (or other holders of the Exchangeable Transferor Certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the certificates or other interests (other than the Exchangeable Transferor Certificate) in the trust were characterized as equity, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferors (or other holders of the Exchangeable Transferor Certificate) and the other holders of equity interests in the trust.

   Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, special counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes, such opinion does not bind the Internal Revenue Service and thus no assurance can be given that such treatment will prevail. If the Internal Revenue Service were to contend successfully that some or all of the Exchangeable Transferor Certificate, the certificates or any other interest in the trust (including certain collateral interests) were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because special counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest generally will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

   If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department under the publicly traded partnership provisions of the Internal Revenue Code could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of pre-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an

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
activity before December 4, 1995, it is not clear whether the trust would qualify for this grandfather period. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the trust would be so classified is unclear.

   Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferors have taken and intend to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. Although the transferors expect such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable on a secondary market" (or substantial equivalent thereof) are not fully within the control of the transferors. As a result, there can be no assurance that the measures the transferors have taken and intend to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

   If the trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferors (or the holders of the Exchangeable Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the transferors may cause that trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

   If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend

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
income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

   FASIT Election. Upon satisfying certain conditions set forth in the pooling and servicing agreement, the transferors will be permitted to amend the pooling and servicing agreement and any series supplement in order to enable all or a portion of a trust to qualify under the Internal Revenue Code as a "Financial Asset Securitization Investment Trust," known as a "FASIT," and to permit a FASIT election to be made with respect thereto. See "Description of the Certificates--Amendments." Under the FASIT provisions of the Internal Revenue Code, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the certificates, and those securities would be treated as debt for federal income tax purposes. However, there can be no assurance that the transferors will or will not cause any permissible FASIT election to be made with respect to the trust, or amend the pooling and servicing agreement or any series supplement in connection with any election. If such an election is made, it may cause a Certificate Owner to recognize gain with respect to its certificate, even though special counsel is of the opinion that a certificate will be treated as debt for federal income tax purposes without regard to the election and the certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the pooling and servicing agreement and any series supplement may have other tax and non-tax consequences to Certificate Owners. Accordingly, prospective Certificate Owners should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

Taxation of Interest Income of U.S. Certificate Owners

   General. Stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

   Original Issue Discount. If the certificates are issued with original issue discount, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to the certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income somewhat in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds
0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a certificate is "unconditionally payable" and hence that all of such interest should be included in the certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S.

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Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

   Market Discount. A U.S. Certificate Owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

   Market Premium. A U.S. Certificate Owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of section 171 of the Internal Revenue Code.

Sale or Exchange of Certificates

   Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the certificate. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Foreign Certificate Owners

   Under United States federal income tax law now in effect, payments of interest by the trust to Certificate Owner who, as to the United States, is a nonresident alien individual or a foreign corporation, each of which is referred to as a foreign person, generally will be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, unless:

    (i) the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either of the transferors entitled to vote (or of a profits or capital interest of the trust if characterized as a partnership, or of stock in the trust if treated as a corporation),

    (ii) the foreign person is a controlled foreign corporation that is related to either of the transferors (or the trust if treated as a partnership) through stock ownership,

    (iii) the foreign person is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A),

    (iv) such interest is contingent interest described in Internal Revenue Code Section 871(h)(4), or

    (v) the foreign person bears certain relationships to any holder of either of (a) the Exchangeable Transferor Certificate other than either of the transferors or (b) any other interest in the trust not properly characterized as debt.


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   To qualify for the exemption from taxation, the withholding agent, who is generally the last U.S. Person in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

    (i) is signed by the foreign person under penalties of perjury,

    (ii) certifies that the foreign person is not a U.S. Person and

    (iii) provides the name and address of, and certain additional information concerning, the foreign person.

   The statement may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under applicable tax treaty or interest is effectively connected with the conduct of trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

   Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that:

    (i) if a Certificate Owner is an individual, the Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs,

    (ii) if gain represents accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied and

    (iii) such gain is not effectively connected with the conduct of a trade or business within the United States by the foreign person.

   The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificates Owners should consult their tax advisers regarding the procedures whereby they may establish an exemption from withholding.

   If the certificates were treated as an interest in a partnership, the recharacterization could cause a non U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the highest applicable marginal rate. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a

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non U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Backup Withholding and Information Reporting

   Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to "backup withholding" tax under the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided that appropriate proof is provided under the rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Certificate Owners should consult their tax advisers regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

State and Local Taxation

   The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.


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                              ERISA Considerations

   The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on those pension, profit sharing and other employee benefit plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing certificates a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its investment portfolio.

   Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in certain transactions involving "plan assets" with certain persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, collectively, "parties in interest," with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for such persons. For example, a prohibited transaction would arise, unless an exemption is applicable, if a certificate were viewed as debt of either transferor and such transferor were a "party in interest" with respect to a Plan that acquired the certificate.

   Moreover, additional prohibited transactions could arise if the trust assets were deemed to constitute "plan assets" of any Plan that owned certificates. The Department of Labor has issued a regulation concerning the definition of what constitutes "plan assets" of a Plan subject to ERISA or Section 4975 of the Internal Revenue Code. Under the plan asset regulation concerning "plan assets," the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an "equity interest" could be deemed to be "plan assets" of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include "plan assets") purchase certificates, the trust could be deemed to hold "plan assets" unless one of the exceptions under the plan asset regulation (or another statutory or administrative exemption) is applicable to the trust. The operations of the trust could result in prohibited transactions if Plans that purchase the certificates are deemed to own an interest in the underlying assets of the trust. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the certificates are deemed to own an interest in the underlying assets of the trust.

   The plan asset regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Assuming that a certificate is an equity interest, the plan asset regulation contains an exception which provides that if a Plan (or an entity whose assets include "plan assets") acquires a "publicly-offered security," the issuer of the security is not deemed to hold "plan assets."

   A "publicly-offered security" is a security which is:

    (i) freely transferable,

    (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and

    (iii) either is

          (a) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or


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          (b) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Each class of certificates of any series must be tested separately for this purpose.

   There are no restrictions imposed on the transfer of the certificates offered hereby, and the certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended. Based on information provided by any underwriter, agent or dealer involved in the distribution of the certificates offered hereby, the transferors will notify the trustee as to whether or not the certificates of any series (or, if there is more than one class in a series, each class of certificates) will be expected to be held by at least 100 separately named persons at the conclusion of the offering. The transferor will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100 independent investor criterion of the exception for publicly-offered securities is satisfied as to the certificates of such series (or class). Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the trustee at its Corporate Trust Department.

   If the certificates fail to meet the criteria of publicly-offered securities and the trust's assets are deemed to include "plan assets" of certificateholders that are Plans, transactions involving the trust and Parties in Interest with respect to such Plans holding such certificates might be prohibited under
Section 406 of ERISA and Section 4975 of the Internal Revenue Code unless an exemption is applicable. Thus, for example, if a participant in any Plan is a Cardmember under one of the Designated Accounts, under Department of Labor interpretations the purchase of such certificates by such Plan could constitute a prohibited transaction. The following five class exemptions issued by the Department of Labor could apply in such event: Department of Labor Prohibited Transaction Class Exemptions 96-23 (relating to Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the trust's assets.

   Moreover, as discussed above, although (unless provided otherwise in the applicable prospectus supplement) special counsel has given its opinion that the certificates will properly be treated as debt for federal income tax purposes, if any certificates are treated as equity interests in a partnership for such purposes in which other certificates are debt, all or part of a tax- exempt investor's share of income from the certificates that are treated as equity could be treated as unrelated debt-financed income under the Internal Revenue Code and taxable to the investor.

   In addition, the transferors or their affiliates may be considered to be parties in interest or fiduciaries with respect to some Plans. Accordingly, an investment by such a Plan in certificates may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code unless such investment is subject to a statutory or administrative exemption.

   In light of the foregoing, fiduciaries of Plans (or other entities whose assets include "plan assets") considering the purchase of certificates should consult their own counsel as to whether the acquisition of such certificates would constitute or result in a prohibited transaction, whether the trust assets which are represented by such certificates would be considered "plan assets," the consequences that would apply if the trust assets were considered "plan assets," the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt-financed income.

   Unless otherwise provided in the applicable series supplement, if the transferors do not notify the trustee, as described above, that the certificates of any particular series (or class) will be expected to be held by at least 100 separately named persons, the certificates of such series (or class) may not be acquired by any Plan or by any entity investing assets that are treated as "plan assets" of a Plan. Furthermore, in that case, the pooling and servicing agreement and the applicable prospectus supplement will provide that each holder of such certificate will be deemed to have represented and warranted that it is not a Plan and is not purchasing such certificate on behalf of a Plan or with assets that are treated as "plan assets" of a Plan.

                                  Legal Matters

   Unless other legal counsel is specified in the related prospectus supplement, certain legal matters relating to the certificates will be passed upon for RFC by Carol V. Schwartz, Group Counsel to American Express Company and, for Centurion, by Kevin J. Cooper, Group Counsel to American Express Company. Ms. Schwartz and Mr. Cooper each own or have the right to acquire a number of shares of the common stock of American Express Company, which, in the aggregate, is less than 0.05% of the outstanding common stock of American Express Company. Certain other legal matters will be passed upon for the transferors, the trust and the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Federal tax consequences of the issuance of the certificates will be passed upon for the transferors by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP has from time to time represented Centurion, RFC, the servicer and Credco and certain of their affiliates.

                              Plan of Distribution

   The transferors may sell the certificates offered hereby either directly or through one or more underwriters or underwriting syndicate. The prospectus supplement for each series will set forth the terms of the offering of such series and of each class within such series, including the name or names of the underwriters, the proceeds to and their use by the transferors, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

   The certificates of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the certificates of a class described in the related prospectus supplement, if any are purchased. If certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the transferors and purchasers of certificates of such series.

   The place and time of delivery for any series of certificates in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.


                          Reports to Certificateholders

   The servicer will prepare monthly reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co., as the nominee of DTC and the registered holder of the certificates. No financial reports will be sent to you.

                       Where You Can Find More Information

   We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   The servicer will file with the SEC all required annual, monthly and special reports and other information about the trust.

   You may read and copy any reports, statement or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filing are also available to the public on the SEC Internet site (http://www.sec.gov).

   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special reports for the SEC and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

   As a recipient of this prospectus, you may also request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specially incorporated by reference), at no cost, by writing to us at: American Express Travel Related Services Company, Inc., 40 Wall Street, Mail Stop 10-19-06, New York, New York 10005, Attention: Secretary. Telephone requests for such copies should be directed to (201) 209-5692.

                            Glossary of Defined Terms

   "Account" means any account associated with an American Express Card, an American Express Gold Card or a Platinum Card that is owned by an Account Originator.

   "Account Originator" means TRS and Centurion, the owners of the Designated Accounts.

   "Accumulation Period" means either a Controlled Accumulation Period or an Early Accumulation Period.

   "Additional Account" means any Eligible Account that is not one of the original Designated Accounts and that was or will be designated by the transferors as a Designated Account, the receivables of which have or will become the property of the Trust. The manner in which Additional Accounts are designated is described under "Description of the Certificates--Addition of Accounts" in this prospectus.

   "Additional Account Cut Off Date" means, for any Additional Accounts, the last day of the most recently ended Due Period to precede the date on which the Additional Accounts become Designated Accounts.

   "Cardmember" means, for any Account, the obligor or obligors that have the Account and that are obligated to make payments of the amounts owing under the Account.

   "Cash Collateral Account" has the meaning described in "Credit Enhancement-- Cash Collateral Guaranty of Account" in this prospectus.

   "Cash Collateral Guaranty" has the meaning described in "Credit Enhancement--Cash Collateral Guaranty of Account" in this prospectus.

   "Certificate Owner" means an owner of a beneficial interest in a certificate.

   "Certificateholders' Interest" means, for any series, the undivided interest in the trust consisting of the rights of the series' certificateholders to receive payments on their certificates in the amounts specified in the pooling and servicing agreement and the related series supplement to the pooling and servicing agreement. This term may have a meaning that is specific to your series in the accompanying prospectus supplement.

   "Collateral Interest" has the meaning described in "Credit Enhancement-- Collateral Interest" in this prospectus.

   "Collection Account" means the trust account that is described in "Description of the Certificates--Collection Account" in this prospectus.

   "Collections" means all payments of the trust's receivables that are received by the servicer other than payments recovered on Defaulted Receivables. Collections may be in any form, including cash, check, wire transfer, or other transfer.

   "Controlled Accumulation Amount" has the meaning described in "Description of the Certificates--Principal Payments" in this prospectus.

   "Controlled Accumulation Period" has the meaning described in "Description of the Certificates--Principal Payments" in this prospectus.

   "Controlled Amortization Amount" has the meaning described in "Description of the Certificates--Principal Payments" in this prospectus.

   "Controlled Amortization Period" has the meaning described in "Description of the Certificates--Principal Payments" in this prospectus.

   "Controlled Deposit Amount" has the meaning described in "Description of the Certificates--Principal Payments" in this prospectus.

   "Controlled Distribution Amount" has the meaning described in "Description of the Certificates--Principal Payments" in this prospectus.

   "Cut Off Date" means, for each Account, other than Additional Accounts, the close of business on June 30, 1992.

   "Defaulted Receivables" means, for any Due Period, the receivables that were charged off as uncollectible during that Due Period. Under the pooling and servicing agreement, a receivable in a Designated Account will be considered "charged off" and "uncollectible" on (i) the Designated Account's first billing date to occur after the date on which it becomes 360 days past due from the date of the initial billing statement or (ii) the Designated Account's billing date on which it is charged off in accordance with the customary and usual servicing procedures of the servicer, whichever occurs first.

   "Depositary" means, with respect to Clearstream and Euroclear, the respective depositaries with whom Clearstream and Euroclear hold omnibus positions on behalf of Clearstream customers and Euroclear participants, respectively.

   "Designated Account" means any Eligible Account, the receivables of which have been selected to be or become property of the trust.

   "Distribution Date" means the date on which payments of interest on the certificates will be made to certificateholders in whose names the certificates are registered (or if definitive certificates are issued, to holders of such definitive certificates) on the related Record Date. The Distribution Date for your series is specified in the accompanying prospectus supplement

   "Due Period" means, when used with respect to any Distribution Date, the period of time that begins on the day after the last day of the Accounts' eighth billing cycle ending during the second calendar month that precedes the month of that Distribution Date, and that ends on the last day of the Accounts' eighth billing cycle ending in the calendar month that immediately precedes the month of that Distribution Date, except that the Due Period for the first Distribution Date for any series will begin on the issuance date for that series.

   "Eligible Account" means any Account that as of its Selection Date--

   o is an Account that is in existence and owned by an Account Originator, and the billed balance of which is payable in full each month,

   o is payable in United States dollars,

   o is not classified by its Account Originator as fraudulent,

   o is not an Account, the card or cards of which have been reported as lost or stolen,

   o was created or purchased by its Account Originator according to underwriting and credit standards that were as stringent as those generally applied by its Account Originator,

   o has not been identified by its Account Originator in its computer files as having a deceased obligor or having been cancelled due to its obligor's bankruptcy or insolvency

   o is not classified by its Account Originator as having been "charged off," and

   o has an obligor that is a natural person.

   "Eligible Institution" means a depositary institution, which may include the trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branches of foreign banks), which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ and P-1 by the applicable Rating Agency; provided, however, that no such rating will be required of an institution which will have corporate trust powers and which maintains the Collection Account, any principal funding account, any interest funding account or any other account maintained for the benefit of certificateholders as a fully segregated trust account with the trust department of such institution.

   "Eligible Investments" means:

   o obligations fully guaranteed by the United States of America or its agencies,

   o time deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency,

   o commercial paper having, at the time of the trust's investment, a rating in the highest rating category from the applicable Rating Agency,

   o money market funds which have a rating in the highest rating category from the applicable Rating Agency,

   o Eurodollar time deposits having, at the time of the trust's investment or contractual commitment to invest therein, a rating in the highest rating category from the applicable Rating Agency,

   o repurchase agreements involving certain of the above-listed investments so long as the other party thereto has at the time of the trust's investment therein, a rating in the highest rating category from the applicable Rating Agency, and

   o any other investments as may be approved in writing by the applicable Rating Agency prior to the trust's investment therein.

   "Eligible Receivable" means any receivable--

   o that has arisen in an Eligible Account,

   o that was created in compliance those requirements of the law, the failure to comply with which would have a material adverse effect upon certificateholders,

   o the creation of which occurred when all material and required governmental consents, licenses, approvals, authorizations, and registrations had been obtained or made and were in full force and effect,

   o to which the trust will have good and marketable title, free and clear of all liens (other than liens permitted by the pooling and servicing agreement) when it is transferred to the Trust,

   o that has been the subject of either (i) a valid transfer and assignment from a transferor to the trust of all of the transferor's right, title and interest therein or (ii) the grant of a first priority perfected security interest therein, effective until the termination of the trust,

   o that, at all times, will be the legal, valid and binding payment obligation of its obligor, enforceable against its obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity),

   o that constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the relevant jurisdiction UCC;

   o that, at the time of its transfer to the trust, has not been waived or modified except as permitted in the pooling and servicing agreement,

   o that is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general,

   o the Account Originator and transferor of which have satisfied all of the obligations to be fulfilled by them at the time that it is transferred to the trust, and

   o the Account Originator and the transferor of which have done nothing, at the time of its transfer to the trust, to impair the rights of the trust or the certificateholders therein.

   "Enhancement Invested Amount" has the meaning described in "Credit Enhancement--General."

   "Excess Allocation Series" has the meaning described in "Description of the Certificates--Sharing of Excess Yield Collections Among Allocation Series."

   "Excess Principal Collections" means Principal Collections that, under the pooling and servicing agreement, are allocated to the Certificateholders' Interest of a series, but are not needed to make payments or deposits with respect to the certificates or other interests of such series.

   "Exchange" has the meaning described in "Description of the Certificates-- Exchanges."

   "Exchangeable Transferor Certificate" means the certificate that represents the Transferor Interest.

   "Expected Final Payment Date" means, for any series, the date on which it is expected that principal for that series will be paid in full. For your series, this date is specified in the accompanying prospectus supplement.

   "Final Termination Date" has the meaning described in "Description of the Certificates--Final Payment of Principal; Termination of Trust" and is specified in the accompanying prospectus supplement and described.

   "Fixed Allocation Percentage" has the meaning set forth in the related prospectus supplement.

   "Floating Allocation Percentage" has the meaning set forth in the related prospectus supplement.

   "Ineligible Receivable" means any receivable that will be reassigned by the trust to a transferor--as a result of the transferor's breach of certain representations, warranties, or covenants--as described in "Description of the Certificates--Covenants, Representations and Warranties."

   "Interest Funding Account" has the meaning described in "Description of the Certificates--Interest Payments."

   "Invested Amount" means, for any series, the aggregate outstanding principal amount of the interest of the certificateholders of that series.

   "Invested Percentage" means, unless otherwise specified in the relevant prospectus supplement, on any date of determination with respect to any Distribution Date, (a) when used with respect to Principal Collections during the Revolving Period, the Floating Allocation Percentage; (b) when used with respect to Principal Collections during the Controlled Accumulation Period or an Early Amortization Period, the Fixed Allocation Percentage; and (c) when used with respect to Yield Collections and Defaulted Receivables at any time, the Floating Allocation Percentage.

   "Investor Charge-Off" has the meaning described in "Description of the Certificates--Investor Charge-Off."

   "Investor Default Amount" means the portion of all Defaulted Receivables allocated to the Certificateholders' Interest for each Distribution Date in an amount equal to the product of (A) the applicable Invested Percentage as specified in the related prospectus supplement, during the immediately preceding Due Period and (B) the amount of Defaulted Receivables for such Due Period.

   "Minimum Transferor Percentage" has the meaning under "Description of the Certificates--Addition of Accounts" in this prospectus.

   "Monthly Servicing Fee" has the meaning described in "Description of the Certificates--Servicing Compensation and Payment of Expenses."

   "Pay Out Event" has the meaning described in "Description of the Certificates--Pay Out Event."

   "Plans" means certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

   "Portfolio" means the portfolio of all of the Accounts owned by the Account Originators. It includes both Designated Accounts, the receivables of which are the property of the trust, and other Accounts, the receivables of which are not the property of the trust.

   "Principal Collections" means all Collections that, under the pooling and servicing agreement, are not considered to be Yield Collections.

   "Principal Funding Account" means the trust account that is described in "Description of the Certificates--Principal Payments."

   "Privileged Assets Billed Amount" means the amount described in "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."

   "Privileged Assets Calculated Amount" means the amount described in "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."

   "Privileged Assets Program" means the program described in "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."

   "Rating Agency" means a nationally recognized statistical rating organization that is selected to rate a series. The Rating Agencies that will rate your series are named in the accompanying prospectus supplement.

   "Record Date" means, for any Distribution Date and any series, the last business day of the most recently ended calendar month (unless it is defined differently in the prospectus supplement for that series).

   "Recovery Arrangement" has the meaning described in "Domestic Consumer Charge Card Business--Collection Efforts."

   "Reserve Account" is the account described in "Credit Enhancement--Reserve Account."

   "Revolving Period" means, for any series, the period that begins on that series' certificate issuance date and ends on the day before an Amortization Period or Accumulation Period begins.

   "Selection Date" means, for any Designated Account and any Additional Account, the date on which it was selected to provide receivables that would become property of the Trust. For the original Designated Accounts, the Selection Date for each account was the close of business on the cycle billing date for the account that occurred during the monthly period that started at the close of business on March 1, 1992, and ended at the close of business on March 31, 1992.

   "Series Termination Date" means, for any series, the final date on which principal and interest on the certificates is scheduled to be distributed. For your series, the Series Termination Date is specified in the accompanying prospectus supplement.

   "Servicer Default" means any of the following events--

   o a failure by the servicer to make a payment, a transfer or a deposit, or to give instructions or notice to the trustee to make a payment, a transfer or a deposit, or to give notice to the trustee regarding a required drawing or payment under any credit enhancement, on or before the date occurring five business days after the required date (unless the failure resulted from a nonwillful act of the servicer and the servicer promptly remedies the failure within five business days after it becomes aware of it);

   o a failure by the servicer to duly observe or perform any other covenant or agreement made in the pooling and servicing agreement or any related supplement that has a material adverse effect on the certificateholders of any outstanding series, that continues unremedied for a period of 60 days after the servicer has been notified of the failure and, in the notice, required to remedy the failure, and that continues to materially adversely affect the rights of the certificateholders of any series;

   o the delegation of the servicer's duties under the pooling and servicing agreement that is not permitted by the pooling and servicing agreement;

   o any representation, warranty or certification made by the servicer in the pooling and servicing agreement, in any related supplement or in any related certificate proves to have been incorrect when made, has a material adverse effect on the rights of the certificateholders of any outstanding series and continues to be incorrect in any material respect and to affect materially and adversely the rights of the certificateholders of any series for a period of 60 days after written notice of the same, requiring the same to be remedied, has been given to the servicer by the trustee, or to the servicer and the trustee by the certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount of any series adversely affected thereby; or

   o the occurrence of certain bankruptcy or insolvency events that affect the servicer.

Notwithstanding the foregoing, some of the events will not be a Servicer Default if they could not have been prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

   "Servicing Fee" has the meaning described in "Description of the Certificates--Servicing Compensation and Payment of Expenses."

   "Special Funding Account" has the meaning described in "Description of the Certificates--Special Funding Account."

   "Special Payment Date" has meaning described in the related prospectus supplement.

   "Spread Account" is the account described in "Credit Enhancement--Spread Account."

   "Transferor Amount" means, as of any date of determination, the amount calculated by subtracting the Aggregate Invested Amount from the sum of (i) Trust Principal Component and (ii) the principal amount on deposit in the Special Funding Account and in any Principal Funding Account, in each case, as of the end of the day immediately preceding the date of determination.

   "Transfer Deposit Amount" has the meaning described in "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."

   "Transferor Interest" means, at any time, the undivided beneficial interest in the trust, including the right Collections and other property of the trust, that, according to the pooling and servicing agreement, is not allocated to the certificateholders and credit enhancers of the series of certificates that are outstanding at that time.

   "Transferor Percentage" has the meaning described in "Description of the Certificates--General."

   "Trust Portfolio" means the portfolio of the Designated Accounts, the receivables of which are the property of the trust.

   "Trust Principal Component" means, for any Due Period, the product of (i) the total amount of receivables in the trust as of the last day of the prior Due Period and (ii) one minus the Yield Factor.

   "Undistributed Principal Collections" means any Principal Collections that, according to the pooling and servicing agreement, were not distributed to the transferors, because, had they been distributed to the transferors, the Transferor Amount would have been reduced to less than 3.0% of the Trust Principal Component (reduced, for the purpose of making this calculation, by the Privileged Assets Calculated Amount) after giving effect to any new receivables that were transferred to the trust during the most recently ended Due Period.

   "Yield Collections" means, for any Due Period, an amount equal to product of
(i) Collections and (ii) the Yield Factor.

   "Yield Factor" means 3.0%. However, the transferors may change the Yield Factor to an amount that is greater than 3.0% but less than or equal to 5.0% if certain conditions specified in the pooling and servicing agreement are satisfied.

                          American Express Master Trust
                                     Issuer

               American Express Receivables Financing Corporation
                                   Transferor

                         American Express Centurion Bank
                                   Transferor


             American Express Travel Related Services Company, Inc.
                                    Servicer

                 Class A Accounts Receivable Trust Certificates
                                  SERIES 2002 -



                           [AMERICAN EXPRESS(R) LOGO]


                                ----------------

                              PROSPECTUS SUPPLEMENT

                                ----------------

                                  Underwriters


                                      A Co.
                                      B Co.
                                      C Co.




You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are offering the Class A certificates only in states where the offer is permitted.

We claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of the dates stated on their respective covers only.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates will deliver a prospectus supplement and prospectus.

                                     PART II

Item 14. Other Expenses of Issuance and Distribution.

   The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


   Registration Fee..................................................    $  460,000**
   Printing and Engraving............................................       233,000*
   Trustee's Fees....................................................        50,000*
   Legal Fees and Expenses...........................................       500,000*
   Blue Sky Fees and Expenses........................................        50,000*
   Accountants' Fees and Expenses....................................       500,000*
   Rating Agency Fees................................................     1,500,000*
   Miscellaneous Fees................................................        50,000*
                                                                         ----------
      Total..........................................................    $3,343,000
                                                                         ==========

---------------
*   Estimated
**  Actual

Item 15. Indemnification of Directors and Officers.

   American Express Centurion Bank

   American Express Centurion Bank may indemnify, in accordance with and to the full extent permitted by the laws of the State of Utah and regulations promulgated by the Federal Deposit Insurance Corporation as in effect at the time of the adoption of Article VIII of American Express Centurion Bank's Bylaws or as such laws and regulations may be amended from time to time, and shall so indemnify to the full extent permitted by such laws and regulations, any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of Centurion or of any constituent corporation absorbed in any consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust, employee benefit plan, or other enterprise at the request of American Express Centurion Bank or any such constituent corporation provided, however, such indemnification shall not cover any such indemnified party for actions undertaken by such party in bad faith or involving their deliberate dishonesty or personal gain.

   American Express Receivables Financing Corporation

   The American Express Receivables Financing Corporation's Certificate of Incorporation provides for indemnification of directors and officers of American Express Receivables Financing Corporation to the fullest extent permitted by Delaware law.

   Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that American Express Receivables Financing Corporation may purchase insurance on behalf of any such director, officer, employee or agent.

   Article XII of American Express Receivables Financing Corporation's Certificate of Incorporation provides that, to the extent that a director, officer, employee or agent of American Express Receivables Financing Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by American Express Receivables Financing Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of any action being taken by American Express Receivables Financing Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by Article XII, unless ordered by a court, indemnification shall be made by RFC only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct specified in Article XII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of American Express Receivables Financing Corporation entitled to vote thereon.

   The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of American Express Receivables Financing Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

   Expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by American Express Receivables Financing Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by American Express Receivables Financing Corporation. Expenses incurred by other employees or agents of American Express Receivables Financing Corporation in defending any civil or criminal action, suit or proceeding may be paid by American Express Receivables Financing Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

   No director shall be personally liable to American Express Receivables Financing Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for breach of the director's duty of loyalty to American Express Receivables Financing Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
 (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of subparagraph (e) to Article XII of the Certificate of Incorporation shall apply to or have any effect on the liability or alleged liability of any director of American Express Receivables Financing Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. The indemnification provided by Article XII of the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By- law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Item 16. Exhibits.

         1.1 - Form of Underwriting Agreement (incorporated herein by reference to Registration Statement No. 33-84840).

         4.1 - Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-51045).

         4.2 - First Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2001.*

         4.3 - Form of Series [o] Supplement, including form of Asset Backed Certificate (incorporated herein by reference to Registration Statement No. 33-84840).

         4.4 - Form of Receivable Purchase Agreement (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-51045).

         5.1 - Opinion of American Express Centurion Bank with respect to legality.

         5.2 - Opinion of American Express Receivables Financing Corporation with respect to legality.


         8.1 - Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.*


        23.1 - Consent of American Express Centurion Bank (included in its opinion filed as Exhibit 5.1).

        23.2 - Consent of American Express Receivables Financing Corporation (included in its opinion filed as Exhibit 5.2).


        23.3 - Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).*


        24.1   -  Powers of Attorney of American Express Centurion Bank.*

        24.2 - Powers of Attorney of American Express Receivables Financing Corporation.*
---------------
*   Previously filed

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

   (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and
(a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 22, 2002.


                                AMERICAN EXPRESS CENTURION BANK, as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co- Registrant


                                By:  /s/ Maureen A. Ryan
                                    -------------------------------------------
                                    Name: Maureen A. Ryan
                                    Title: Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed on May 22, 2002 by the following persons in the capacities indicated.



                        Signature                           Title
                        ---------                           -----
                     /s/ Ash Gupta*                         Director and Chairman
--------------------------------------------------------
                        Ash Gupta


                  /s/ David E. Poulsen*                     President and Chief Executive Officer
--------------------------------------------------------    (Principal Executive Officer)
                    David E. Poulsen


                   /s/ Rhonda Halpern*                      Chief Financial Officer, Treasurer and
--------------------------------------------------------    Chief Compliance Officer
                     Rhonda Halpern                         (Principal Accounting Officer)


                  /s/ Maria J. Garciaz*                     Director
--------------------------------------------------------
                    Maria J. Garciaz


                 /s/ Peter A. Lefferts*                     Director
--------------------------------------------------------
                    Peter A. Lefferts


                 /s/ Raymond F. Pettit*                     Director
--------------------------------------------------------
                    Raymond F. Pettit


                 /s/ Frank L. Skillern*                     Director
--------------------------------------------------------
                    Frank L. Skillern

                        Signature                           Title
                        ---------                           -----

                  /s/ Jay B. Stevelman*                     Director
--------------------------------------------------------
                    Jay B. Stevelman


                  /s/ Roslyn M. Watson*                     Director
--------------------------------------------------------
                    Roslyn M. Watson


                  /s/ William M. Isaac*                     Director
--------------------------------------------------------
                    William M. Isaac


*By: /s/ Maureen A. Ryan
    -----------------------------
    Name: Maureen A. Ryan
    Title: Assistant Treasurer


---------------
Note: Powers of Attorney appointing Rhonda Halpern, Maureen A. Ryan and Kevin J. Cooper, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional Asset Backed Certificates that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 22, 2002.


                                AMERICAN EXPRESS RECEIVABLES
                                  FINANCING CORPORATION,
                                as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant


                                By:  /s/ John D. Koslow
                                    -------------------------------------------
                                    Name: John D. Koslow
                                    Title: Vice President and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed on May 22, 2002 by the following persons in the capacities indicated.




                        Signature                           Title
                        ---------                           -----

               /s/ Leslie R. Scharfstein*                   President
--------------------------------------------------------    (Principal Executive Officer)
                  Leslie R. Scharfstein


                  /s/ John D. Koslow                        Vice President and Treasurer
--------------------------------------------------------    (Principal Financial Officer and
                     John D. Koslow                         Principal Accounting Officer)


                                                            Director
--------------------------------------------------------
                    Stephen P. Norman


                  /s/ Jay B. Stevelman*                     Director
--------------------------------------------------------
                    Jay B. Stevelman


              /s/ Walker C. Tompkins, Jr.*                  Director
--------------------------------------------------------
                 Walker C. Tompkins, Jr.




*By: /s/ John D. Koslow

    ------------------------------------------
    Name: John D. Koslow
    Title: Vice President and Treasurer
           and Director (Principal Financial
           Officer and Principal Accounting
           Officer)
---------------


Note: Powers of Attorney appointing Leslie R. Scharfstein or John D. Koslow, or either of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional Asset Backed Certificates that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                  EXHIBIT INDEX



Exhibit
Number                             Description
------                             -----------

1.1  -         Form of Underwriting Agreement (incorporated herein by
               reference to Registration Statement No. 33-84840).

4.1 -          Amended and Restated Pooling and Servicing Agreement
               (incorporated herein by reference to Registration Statement No.
               333- 51045).

4.2 -          First Amendment to Amended and Restated Pooling and Servicing
               Agreement, dated as of October 1, 2001.*

4.3 -          Form of Series [o] Supplement, including form of Asset Backed
               Certificate (incorporated herein by reference to Registration
               Statement No. 33-84840).

4.4 - Form of Receivable Purchase Agreement (incorporated by reference to Exhibit 10.1 to Registration Statement No.
               333-51045).

5.1 - Opinion of American Express Centurion Bank with respect to legality.

5.2 - Opinion of American Express Receivables Financing Corporation with respect to legality.

8.1 - Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.*

23.1 - Consent of American Express Centurion Bank (included in its opinion filed as Exhibit 5.1).

23.2 -         Consent of American Express Receivables Financing Corporation
               (included in its opinion filed as Exhibit 5.2).

23.3 - Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).*

24.1 -         Powers of Attorney of American Express Centurion Bank.*

24.2 -         Powers of Attorney of American Express Receivables Financing
               Corporation.*


---------------
*   Previously filed